UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

COCA-COLA BOTTLING CO. CONSOLIDATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COCA-COLA BOTTLING CO. CONSOLIDATED

Notice of Annual Meeting

and

Proxy Statement

2017 Annual Meeting of Stockholders

May 9, 2017

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

March 20, 2017

Dear Stockholder:

On behalf of the Board of Directors and the management of Coca-Cola Bottling Co. Consolidated (the “Company”), I invite you to the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Tuesday, May 9, 2017 at the Company’s Corporate Center in Charlotte, North Carolina. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of 2017 Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting in person, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The Proxy Statement explains more about voting. Please read it carefully.

Thank you for your continued support.

Sincerely,

J. Frank Harrison, III

Chairman and Chief Executive Officer

COCA-COLA BOTTLING CO. CONSOLIDATED

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

(704) 557-4400

Notice of 2017 Annual Meeting of Stockholders

March 20, 2017

To Stockholders of Coca-Cola Bottling Co. Consolidated:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Coca-Cola Bottling Co. Consolidated (the “Company”) will be held at 9:00 a.m., Eastern Time, on Tuesday, May 9, 2017 at the Company’s Corporate Center located at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211, for the purpose of voting on the following matters:

1.	To elect the 12 directors nominated by the Board of Directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017;

3.	To approve the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors and eliminate the maximum number of directors on the Board of Directors;

4.	To approve, on an advisory basis, the Company’s named executive officer compensation in fiscal 2016;

5.	To vote, on an advisory basis, on the frequency of future advisory votes to approve the Company’s named executive officer compensation;

6.	To approve the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan;

7.	To approve the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan; and

8.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote “FOR” items 1, 2, 3, 4, 6 and 7, and vote in favor of a frequency of “EVERY THREE YEARS” for item 5. The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjustment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you received a hard copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

Only stockholders of record at the close of business on March 13, 2017 will be entitled to vote at the Annual Meeting. The Proxy Statement and the 2016 Annual Report to Stockholders are available at www.proxyvote.com and at www.cokeconsolidated.com. On or about March 20, 2017, the Company will begin mailing to its stockholders the Proxy Statement, the accompanying proxy card or voting instruction form and the 2016 Annual Report to Stockholders, or a Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Umesh M. Kasbekar

Vice Chairman and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 9, 2017.

The Proxy Statement and the 2016 Annual Report to Stockholders

are available at www.proxyvote.com.

i

ii

PROXY STATEMENT

The Board of Directors (the “Board”) of Coca-Cola Bottling Co. Consolidated (“Coke Consolidated” or the “Company”) is providing these materials to you in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Tuesday, May 9, 2017 at Coke Consolidated’s Corporate Center located at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211.

General Information

Why am I receiving these materials?

You have received these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that Coke Consolidated is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Why did I receive a one-page notice regarding Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 20, 2017, and the proxy materials were posted on the investor relations portion of the Company’s website, www.cokeconsolidated.com, and on the website referenced in the Notice of Internet Availability on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting copies.

What is included in these materials?

These materials include:

●	the Notice of Annual Meeting and Proxy Statement; and

●	the 2016 Annual Report to Stockholders, which contains the Company’s audited consolidated financial statements.

If you received printed copies of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are seven proposals scheduled to be voted on at the Annual Meeting:

●	the election of the 12 directors nominated by the Board;

●	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017;

●	the approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors and eliminate the maximum number of directors on the Board;

●	the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2016;

●	the vote, on an advisory basis, on the frequency of future advisory votes to approve the Company’s named executive officer compensation;

●	the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan; and

●	the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

●	“FOR” the election of each of the director nominees named in this Proxy Statement to the Board;

●	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017;

●

“FOR” the approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors and eliminate the maximum number of directors on the Board;

●	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2016;

●	“EVERY THREE YEARS” for the proposal regarding the frequency of the advisory vote on named executive officer compensation;

●	“FOR” the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan; and

●	“FOR” the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

●	stockholders of record as of the close of business on March 13, 2017;

●	holders of valid proxies for the Annual Meeting; and

●	invited guests.

Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board set March 13, 2017 as the record date. As of the record date, there were 7,141,447 shares of common stock outstanding and 2,192,722 shares of class B common stock outstanding. Each share of Coke Consolidated common stock outstanding on the record date is entitled to one vote and each share of Coke Consolidated class B common stock outstanding on the record date is entitled to 20 votes on all matters presented at the Annual Meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Coke Consolidated stock is reflected directly on the books and records of the Company’s transfer agent, American Stock Transfer & Trust Company, LLC. If you hold Coke Consolidated stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in street name and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. Coke Consolidated only has access to ownership records for the registered shares. If you are not a stockholder of record and you wish to attend the Annual Meeting, the Company will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your bank, broker or other nominee or a copy of your voting instruction form or Notice of Internet Availability.

How do I vote?

You may vote by any of the following methods:

●

In person.  Stockholders of record and beneficial owners of shares held in street name may vote in person at the Annual Meeting. If you hold shares in street name, you must also obtain a legal proxy from the stockholder of record to vote in person at the meeting.

●

By phone or via the Internet.  Stockholders of record may vote by proxy, by phone or via the Internet, by following the instructions included in the proxy card or Notice of Internet Availability provided or the instructions you receive by email. If you are a beneficial owner of shares held in street name, your ability to vote by phone or via the Internet depends on the voting procedures of the stockholder of record (e.g., your bank, broker or other nominee).

Please follow the directions included in the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record.

●	By mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote as follows:

●

Stockholders of record.  You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Secretary at Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including by phone or via the Internet, and until the applicable deadline for each method; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

●

Beneficial owners of shares held in “street name.”  You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

What happens if I do not give specific voting instructions?

Stockholders of record.  If you are a stockholder of record and you vote by proxy, by phone, via the Internet or by signing, dating and returning a proxy card, without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in “street name.”  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

The election of directors, the approval of the amendment to the Company’s Restated Certificate of Incorporation, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2016, the advisory vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation, the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan and the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan are non-routine matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on these proposals. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017 is considered a routine matter.

What is the voting requirement to approve each of the proposals?

●

Proposal 1, Election of Directors.  Directors shall be elected by a plurality of the votes cast (meaning that the 12 director nominees who receive the highest number of votes “for” their election are elected). There is no cumulative voting with respect to the election of directors.

●

Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017 requires the affirmative vote of a majority of the total votes of all shares of Coke Consolidated common stock and class B common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all shares of Coke Consolidated common stock and class B common stock represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

●

Proposal 3, Approval of the Amendment to the Company’s Restated Certificate of Incorporation.  Approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors and eliminate the maximum number of directors on the Board requires the affirmative vote of a majority of the outstanding shares of Coke Consolidated common stock and class B common stock entitled to vote on the proposal at the Annual Meeting (meaning that of the outstanding shares of Coke Consolidated common stock and class B common stock, a majority of them must be voted “for” the proposal for it to be approved).

●

Proposal 4, Advisory Vote to Approve Named Executive Officer Compensation.  Advisory approval of the Company’s named executive officer compensation in fiscal 2016 requires the affirmative vote of a majority of the total votes of all shares of Coke Consolidated common stock and class B common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all shares of Coke Consolidated common stock and class B common stock represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

●

Proposal 5, Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation.  Although the vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation is advisory, the Board will consider the frequency receiving the most votes when deciding how often to have advisory “say on pay” votes in the future. Stockholders can choose one of four choices for this proposal: 1 year, 2 years, 3 years or abstain.

●

Proposal 6, Approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan.  Approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan requires the affirmative vote of a majority of the total votes of all shares of Coke Consolidated common stock and class B common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all shares of Coke Consolidated common stock and class B common stock represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

●

Proposal 7, Approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan.  Approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan requires the affirmative vote of a majority of the total votes of all shares of Coke Consolidated common stock and class B common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all shares of Coke Consolidated common stock and class B common stock represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

●

Other Items.  Approval of any other matters requires the affirmative vote of a majority of the total votes of all shares of Coke Consolidated common stock and class B common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all shares of Coke Consolidated common stock and class B common stock represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

What is the quorum for the Annual Meeting? How are withhold votes, abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of Coke Consolidated common stock and class B common stock voting together as a class is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, by telephone, via the Internet, or by submitting a properly executed proxy card or voting instruction form by mail. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum for the Annual Meeting; however, broker non-votes are not counted as present for the purpose of determining a quorum for Proposal 1, the election of directors.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the proposal.

With respect to Proposals 2, 4, 5, 6 and 7, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2016, the advisory vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation, the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan and the approval of the Coca-Cola Bottling

Co. Consolidated Amended and Restated Long-Term Performance Plan, respectively, an abstention will be counted as a vote present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposals and will have the same effect as a vote “against” the proposals, and a broker non-vote will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome. As discussed above, brokers are entitled to vote for the ratification of the appointment of the independent registered public accounting firm.

With respect to Proposal 3, the approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors and eliminate the maximum number of directors on the Board, abstentions and broker non-votes will have the same effect as votes “against” the proposal.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse its transfer agent, brokerage firms, financial institutions and other custodians, nominees, fiduciaries and holders of record for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email. The Company has retained Broadridge Financial Solutions to aid in the solicitation of proxies with respect to shares of stock held by brokers, financial institutions, and other custodians, fiduciaries and holders of record for a fee of approximately $1,000, plus expenses.

What are the expected voting results?

The Company expects each of the proposals of the Board to be approved by the stockholders. The Board has been informed that J. Frank Harrison, III intends to vote an aggregate of 2,192,420 shares of Coke

Consolidated’s class B common stock (representing 43,848,400 votes and an aggregate of 86.0% of the total voting power of Coke Consolidated common stock and class B common stock together as of the record date):

●	“FOR” the election of each of the Board’s nominees for director;

●	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017;

●	“FOR” the approval of the amendment to the Company’s Restated Certificate of Incorporation;

●	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2016;

●	“EVERY THREE YEARS” for the advisory vote regarding the frequency of future advisory votes on named executive officer compensation;

●	“FOR” the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan; and

●	“FOR” the approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the meeting.

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of Coke Consolidated common stock and class B common stock beneficially owned on March 9, 2017 by each director, nominee for director, named executive officer and all directors and executive officers as a group. As of March 9, 2017, a total of 7,141,447 shares of common stock and 2,192,722 shares of class B common stock were outstanding. Information about the beneficial ownership of the common stock and class B common stock owned by Mr. Harrison is shown on page 8.

Name	Class	Amount and Nature of Beneficial Ownership		Percentage of Class
Alexander B. Cummings, Jr.	Common Stock	0		—
Clifford M. Deal, III	Common Stock	0		—
Sharon A. Decker	Common Stock	0		—
Morgan H. Everett	Common Stock	0	(1)	—
Henry W. Flint	Common Stock	0		—
James E. Harris	Common Stock	0		—
James R. Helvey, III	Common Stock	0		—
William H. Jones	Common Stock	100	(2)	*
Umesh M. Kasbekar	Common Stock	0		—
Jennifer K. Mann	Common Stock	0		—
James H. Morgan	Common Stock	0		—
John W. Murrey, III	Common Stock	1,000		*
Sue Anne H. Wells	Common Stock	0	(3)	—
Dennis A. Wicker	Common Stock	0		—
Directors and executive officers as a group (excluding Mr. Harrison) (18 persons)	Common Stock	1,100		*

*	Less than 1% of the outstanding shares of such class.

(1)	Excludes 535,178 shares of class B common stock held by the JFH Family Limited Partnership—FH1 and 78,596 shares of class B common stock held by a trust of which Ms. Everett is one of the beneficiaries. Ms. Everett has a pecuniary interest in these shares, but does not have voting or investment power with respect to these shares.

(2)	Held jointly with his spouse.

(3)	Excludes 535,178 shares of class B common stock held by the JFH Family Limited Partnership—SW1 and 78,595 shares of class B common stock held by a trust for the benefit of Dr. Wells. Dr. Wells has a pecuniary interest in these shares, but does not have voting or investment power with respect to these shares.

Principal Stockholders

The following table provides information about the beneficial ownership of Coke Consolidated common stock and class B common stock as of March 9, 2017 by each person that owned more than 5% of Coke Consolidated common stock or class B common stock as of such date:

Name and Address of Beneficial Owner	Class	Number of Shares and Nature of Beneficial Ownership		Percentage of Class(1)	Total Votes	Percentage of Total Votes(1)
J. Frank Harrison, III, J. Frank Harrison Family, LLC and three Harrison Family Limited Partnerships, as a group 4100 Coca-Cola Plaza Charlotte, NC 28211	Common Stock Class B Common Stock	2,192,420(2) 2,192,420(3)	(4)	23.5% 99.99%	43,848,400	86.0%
The Coca-Cola Company One Coca-Cola Plaza Atlanta, GA 30313	Common Stock	2,482,165(5)		34.8%	2,482,165	4.9%
FMR LLC 245 Summer Street Boston, MA 02210	Common Stock	976,421(6)		13.7%	976,421	1.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Common Stock	368,083(7)		5.2%	368,083	0.7%

(1)	A total of 7,141,447 shares of common stock and 2,192,722 shares of class B common stock were outstanding on March 9, 2017. The percentage of Coke Consolidated common stock owned by J. Frank Harrison, III shown in the “Percentage of Class” column assumes conversion of all 2,192,420 shares of class B common stock beneficially owned as described in note (3) that are convertible into shares of common stock. The percentages of Coke Consolidated common stock owned by The Coca-Cola Company and the other persons identified in the table that owned more than 5% of Coke Consolidated common stock as of March 9, 2017 do not assume such conversion has occurred.

(2)	Consists of 2,192,420 shares of class B common stock beneficially owned as described in note (3) that are convertible into shares of common stock.

(3)	Consists of (a) a total of 1,605,534 shares of class B common stock held by the JFH Family Limited Partnership—FH1, the JFH Family Limited Partnership—SW1 and the JFH Family Limited Partnership—DH1 (collectively, the “Harrison Family Limited Partnerships”), as to which Mr. Harrison in his capacity as the Consolidated Stock Manager of the J. Frank Harrison Family, LLC (the general partner of each of the Harrison Family Limited Partnerships) has sole voting and investment power; (b) 235,786 shares of class B common stock held by certain trusts established for the benefit of certain relatives of the late J. Frank Harrison, Jr. as to which Mr. Harrison has sole voting and investment power; and (c) 351,100 shares of class B common stock held directly by Mr. Harrison as to which he has sole voting and investment power.

(4)	The trusts described in note (3)(b) have the right to acquire 292,386 shares of class B common stock from Coke Consolidated in exchange for an equal number of shares of common stock. In the event of such an exchange, Mr. Harrison would have sole voting and investment power over the shares of class B common stock. The trusts do not own any shares of common stock with which to make the exchange, and any purchase of common stock would require approval by the trustees of the trusts. Accordingly, the table does not include shares related to this exchange right.

(5)	This information is based upon a Schedule 13D/A filed jointly with the SEC by The Coca-Cola Company, The Coca-Cola Trading Company LLC, Coca-Cola Oasis LLC and Carolina Coca-Cola Bottling Investments, Inc. on February 7, 2017. The Schedule 13D/A reports that such entities have shared voting and investment power over all of such shares.

(6)	This information is based upon a Schedule 13G/A filed jointly with the SEC by FMR LLC (“FMR”) and Abigail P. Johnson on February 14, 2017. The Schedule 13G/A reports that FMR has sole voting power over 443,716 shares, shared voting power over no shares and sole investment power over all of such shares. Members of the Johnson family, including Abigail P. Johnson (a director, the Chairman and the Chief Executive Officer of FMR), are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 (the “Investment Company Act”), to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(7)	This information is based upon a Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2017. The Schedule 13G reports that Vanguard has sole voting power over 9,326 shares, shared voting power over 1,154 shares, sole investment power over 357,856 shares and shared investment power over 10,227 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 9,073 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., also a wholly-owned subsidiary of Vanguard, is the beneficial owner of 1,407 shares as a result of its serving as investment manager of Australian investment offerings.

Proposal 1: Election of Directors

The Board has nominated 12 directors for election at the Annual Meeting to hold office until the next annual meeting of stockholders and the election of their successors. With the exception of Jennifer K. Mann, all of the nominees are currently serving as directors and were elected to the Board at last year’s annual meeting of stockholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Coke Consolidated is party to an Amended and Restated Stock Rights and Restrictions Agreement, dated February 19, 2009, with The Coca-Cola Company and J. Frank Harrison, III. Under the agreement, The Coca-Cola Company has the right to designate one person for nomination to the Company’s Board, and Mr. Harrison and trustees of certain trusts established for the benefit of certain relatives of the late J. Frank Harrison, Jr. have agreed to vote shares of Coke Consolidated’s stock that they control for the election of such designee. Alexander B. Cummings, Jr. has been The Coca-Cola Company’s designee on the Board since March 2010, but following his retirement from The Coca-Cola Company in March 2016, he will not stand for reelection at the Annual Meeting. The Coca-Cola Company has designated Jennifer K. Mann for nomination to the Board at the Annual Meeting.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the 12 nominees named in this Proxy Statement.

The Board unanimously recommends that you vote “FOR” the election of each of the 12 nominees listed below.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the election of each of the nominees listed below.

Nominees for Director

Listed below are the 12 persons nominated for election to the Board. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board.

Name	Age	Principal Occupation	Director Since
J. Frank Harrison, III	62	Chairman of the Board and Chief Executive Officer of Coke Consolidated	1986
Sharon A. Decker	60	Chief Operating Officer, Tryon Equestrian Partners, Carolina Operations	2001
Morgan H. Everett	35	Vice President of Coke Consolidated	2011
Henry W. Flint	62	President and Chief Operating Officer of Coke Consolidated	2007
James R. Helvey, III	58	Managing Partner, Cassia Capital Partners, LLC	2016
William H. Jones	61	President, Columbia International University	2011
Umesh M. Kasbekar	59	Vice Chairman of the Board and Secretary of Coke Consolidated	2016
Jennifer K. Mann	44	Vice President and Executive Assistant to the President and Chief Operating Officer, The Coca-Cola Company	—
James H. Morgan	69	Chairman, Covenant Capital LLC	2008
John W. Murrey, III	74	Assistant Professor, Appalachian School of Law (Retired)	1993
Sue Anne H. Wells	63	Educator and Founder, Chattanooga Girls Leadership Academy	2016
Dennis A. Wicker	64	Partner, Nelson Mullins Riley & Scarborough LLP	2001

J. Frank Harrison, III

Mr. Harrison is the Chairman of the Board and Chief Executive Officer of Coke Consolidated. Mr. Harrison served as Vice Chairman of the Board from November 1987 through his election as Chairman in December 1996 and was appointed as Chief Executive Officer in May 1994. He was first employed by the Company in 1977 and has previously served as a Division Sales Manager and as a Vice President.

Mr. Harrison brings extensive business, managerial and leadership experience to the Company’s Board. With 40 years of experience with Coke Consolidated, Mr. Harrison provides the Board with a vital understanding and appreciation of the Company’s business. His strong leadership skills have been demonstrated through his service as Chief Executive Officer since 1994 and as the Chairman of the Board since 1996. He is also the controlling stockholder of Coke Consolidated and, as a member of the founding family of Coke Consolidated, maintains a unique position within the Coca-Cola system.

Sharon A. Decker

Ms. Decker is Chief Operating Officer of Tryon Equestrian Partners, Carolina Operations, an investment group responsible for the development and operation of a premiere sports complex and resort in western North Carolina. Prior to holding this position, she served as the President of NURAY Media, a multi-media conservation, preservation and restoration company, from January 2015 until August 2015. Ms. Decker served as Secretary of Commerce for the State of North Carolina from January 2013 until December 2014. Prior to that, she had been the Chief Executive Officer of The Tapestry Group, a faith based non-profit organization, since September 2004, and the Chief Executive Officer of North Washington Street Properties, a community redevelopment company, since October 2004. Ms. Decker served as the President of The Tanner Companies, a direct seller of women’s apparel, from August 2002 to September 2004. From August 1999 to July 2002, she was President of Doncaster, a division of The Tanner Companies. Ms. Decker was President and Chief Executive Officer of the Lynnwood Foundation, which created and manages a conference facility and leadership institute, from 1997 until 1999. From 1980 until 1997, she served Duke Energy Corporation in a number of capacities, including as Corporate Vice President and Executive Director of the Duke Power Foundation. Ms. Decker currently serves on the board of directors of SCANA Corporation, a diversified utility company, and was a director of Family Dollar Stores, Inc., a discount retailer, until 2015.

Ms. Decker brings to the Board a unique and valuable perspective from the numerous executive and leadership positions she has held across a broad range of fields, including non-profit organizations and large public companies. Ms. Decker’s diverse executive experience and extensive experience serving on multiple boards qualify her to serve as a member of the Company’s Board.

Morgan H. Everett

Ms. Everett is Vice President of Coke Consolidated, a position she has held since January 2016. Prior to that, she was the Community Relations Director of Coke Consolidated, a position she held from January 2009 to December 2015. She has been an employee of Coke Consolidated since October 2004. Ms. Everett graduated from Southern Methodist University with a B.A. in Communications in 2003, and she is a member of the founding family of Coke Consolidated.

Ms. Everett’s past service to Coke Consolidated, including experience in the operations of Coke Consolidated, and her education qualify her to serve as a member of the Company’s Board. Ms. Everett’s service on the Board also adds to the diversity of the Board in both demographics and perspective.

Henry W. Flint

Mr. Flint is President and Chief Operating Officer of Coke Consolidated, positions he has held since August 2012. Mr. Flint served as the Vice Chairman of the Board of Coke Consolidated from April 2007 to August 2012. Prior to that, he was Executive Vice President and Assistant to the Chairman from July 2004 to April 2007. Mr. Flint also served as Secretary of Coke Consolidated from March 2000 to August 2012. Mr. Flint was Co-Managing Partner of the law firm of Kennedy Covington Lobdell & Hickman, L.L.P. from January 2000 to July 2004, a firm with which he was associated since 1980. Mr. Flint received his J.D. degree from the University of Virginia School of Law and his M.B.A. from the University of Virginia Darden School of Business.

Mr. Flint’s long-standing service to Coke Consolidated and his managerial expertise make him a valuable member of the Company’s Board and qualify him for service on the Board. Mr. Flint’s graduate business degree and legal background provide the Board a valuable perspective on many of the issues the Company faces and make him a valuable addition to a well-rounded Board.

James R. Helvey, III

Mr. Helvey co-founded Cassia Capital Partners, LLC, a registered investment advisor, in 2011 and has served as a managing partner since its formation. From 2005 to 2011, Mr. Helvey was a partner and the Risk Management Officer for CMT Asset Management Limited, a private investment firm. From 2003 to 2004, Mr. Helvey was a candidate for the United States Congress in the 5th District of North Carolina. Mr. Helvey served as Chairman and Chief Executive Officer of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. From 1985 to 2000, Mr. Helvey was employed by J.P. Morgan & Co., serving in a variety of capacities, including as Chair of J.P. Morgan’s Liquidity Committee, Vice Chairman of J.P. Morgan’s Risk Management Committee, Global Head of Derivative Counterparty Risk Management, head of the swap derivative trading business in Asia and head of short-term interest rate derivatives and foreign exchange forward trading in Europe. Mr. Helvey graduated magna cum laude with honors from Wake Forest University. Mr. Helvey was also a Fulbright Scholar at the University of Cologne in Germany and received a Master’s degree in international finance and banking from Columbia University, School of International and Public Affairs, where he was an International Fellow. Mr. Helvey is a director of Computer Task Group, Inc., a publicly traded information technology solutions and services company, Verger Capital Management, LLC, and Piedmont Federal Savings Bank, and also serves on the boards of Wake Forest University and the Wake Forest Baptist Medical Center. Mr. Helvey was a director of Pike Corporation, an energy solutions provider, from 2005 to 2014, where he served as Lead Independent Director, Chairman of the Audit Committee and Chairman of the Compensation Committee.

Mr. Helvey’s experience in international business and finance, executive management, and as a director of other organizations brings a valuable and necessary perspective to the Company’s Board and qualifies him to serve as a member of the Board.

William H. Jones

Dr. Jones has served as President of Columbia International University since 2007. Prior to accepting the role of President, Dr. Jones served in senior roles as Provost and Senior Vice President of Columbia International University, where he has also taught since 1990. Since 2007, Dr. Jones has served as a member of the Board of Trustees and Finance Committee of the South Carolina Independent Colleges and Universities. Dr. Jones also serves as Chair of the International Leadership Team of Crossover Communications International.

Dr. Jones’ demonstrated leadership skills, board experience, academic credentials and success in managing an academic institution qualify him for service on the Company’s Board. Dr. Jones’ strong character and experience in matters of ethics also qualify him for service on the Board.

Umesh M. Kasbekar

Mr. Kasbekar is Vice Chairman of the Board and Secretary of Coke Consolidated, positions he has held since January 2016 and August 2012, respectively. Mr. Kasbekar previously served as Senior Vice President, Planning and Administration from June 2005 to December 2015. Prior to that, he was Vice President, Planning, a position he was appointed to in December 1988.

Mr. Kasbekar has served Coke Consolidated for over 30 years in various positions in the Company’s accounting, finance, distribution, manufacturing, corporate planning and administrative functions, providing him with an essential understanding of the Company’s business and history as well as significant knowledge of the beverage industry. Mr. Kasbekar’s industry expertise and his years of experience with Coke Consolidated make him a valuable member of the Company’s Board.

Jennifer K. Mann

Ms. Mann is Vice President and Executive Assistant to the President and Chief Operating Officer of The Coca-Cola Company, a position she has held since September 2015. Prior to holding this position, she served as Global General Manager of the Global Coca-Cola Freestyle platform from July 2012 until September 2015. In this role, she accelerated global expansion and led development across the Coca-Cola system for the innovative Freestyle fountain dispensers. Ms. Mann joined The Coca-Cola Company in 1997 as a Manager in the National Customer Support division of Coca-Cola North America, and has held numerous roles in strategy, marketing and operations over the course of her career at The Coca-Cola Company, including Director of McDonald’s Customer & Consumer Operations, Director of Good Answer, and Vice President of Foodservice & On-Premise Strategy and Marketing for Coca-Cola Refreshments USA, Inc.

Ms. Mann’s diverse experience in strategy, marketing, operations and innovation as well as her position with The Coca-Cola Company and knowledge of the Coca-Cola system and the beverage industry qualify her to serve as a member of the Company’s Board.

James H. Morgan

Mr. Morgan has served as Chairman of Covenant Capital LLC, an investment management firm, since February 2015, after previously serving in that capacity from 2001 to 2008. Mr. Morgan also served as Chairman of Krispy Kreme Doughnuts, Inc., a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, from January 2005 to August 2016. He served as Executive Chairman of Krispy Kreme from June 2014 to January 2015, as Chief Executive Officer from January 2008 to June 2014 and as President from April 2012 to June 2014. Mr. Morgan also previously served as President of Krispy Kreme from January 2008 to November 2011. Mr. Morgan served as Vice Chairman of Krispy Kreme from March 2004 to January 2005. Previously, Mr. Morgan served as a consultant for Wachovia Securities, Inc., a securities and investment banking firm, from January 2000 to May 2001. From April 1999 to December 1999, Mr. Morgan was Chairman and Chief Executive Officer of Wachovia Securities, Inc. Mr. Morgan was employed by Interstate/Johnson Lane, an investment banking and brokerage firm, from 1990 to 1999 in various capacities, including as Chairman and Chief Executive Officer. Mr. Morgan is a director of Lowe’s Companies, Inc., a home improvement retailer, and Krispy Kreme Doughnuts, Inc.

As the current Chairman of Covenant Capital LLC and a former executive at several major public and private companies, Mr. Morgan provides the Board with significant leadership and executive experience. Mr. Morgan’s proven leadership capability and his extensive knowledge of the complex financial and operational issues facing large companies qualify him to serve as a member of the Company’s Board.

John W. Murrey, III

Mr. Murrey was an Assistant Professor at Appalachian School of Law in Grundy, Virginia from August 2003 until May 2013. Mr. Murrey was of counsel to the law firm of Shumacker Witt Gaither & Whitaker, P.C., in Chattanooga, Tennessee until December 2002, a firm with which he was associated since 1970. Mr. Murrey is a director of The Dixie Group, Inc., a carpet manufacturer, and previously was a director of U.S. Xpress Enterprises, Inc. from 2003 until 2007.

Mr. Murrey’s longstanding quality service as a member of the Company’s Board as well as his significant experience serving on the boards of directors of other companies give him an understanding of the role of a board of directors and qualify him to serve on the Company’s Board. Mr. Murrey’s legal background also adds to the diversity of the Board.

Sue Anne H. Wells

Dr. Wells co-founded the Chattanooga Girls Leadership Academy (“CGLA”), a single gender public charter school providing young women with a rigorous college preparatory education focused on science, technology, engineering, the arts, and mathematics, in 2009 and has served as an educator with CGLA since its formation. She is also the owner of Mustang Leadership Partners, LLC, an organization she founded in 2009 dedicated to the protection, preservation and sustainment of the wild American mustang.

Dr. Wells currently serves on the boards of the University of Tennessee at Chattanooga, CGLA, the Young Women’s Leadership Academy Foundation, ArtsBuild, The National Mentoring Partnership, Inc. and the Public Education Foundation of Chattanooga, and previously served as a board member of Girls Inc. of Chattanooga and the Siskin Children’s Institute. Dr. Wells graduated from Middlebury College with a M.A. in French and received a Ph.D. in French from the University of North Carolina at Chapel Hill.

Dr. Wells’ extensive service as a director of other organizations and leadership experience qualify her for service on the Company’s Board. Dr. Wells is also a member of the founding family of Coke Consolidated and holds a significant pecuniary interest in the stock of Coke Consolidated.

Dennis A. Wicker

Mr. Wicker has been a partner in the law firm of Nelson Mullins Riley & Scarborough LLP in its Raleigh, North Carolina office since November 2009. He served as Lt. Governor of the State of North Carolina from 1993 to 2001. Mr. Wicker also previously served as Chairman of the State Board of Community Colleges and as Chairman of North Carolina’s Technology Council. Mr. Wicker currently serves on the board of directors of First Bancorp, a bank holding company, and was a director of Air T, Inc., an air transportation services company, until 2013.

Mr. Wicker’s leadership skills, years of high quality service on Coke Consolidated’s Board, service on the boards of directors of First Bancorp and Air T, Inc. and experience in public service qualify him for service on the Company’s Board.

J. Frank Harrison, III and Sue Anne H. Wells are siblings. J. Frank Harrison, III and Morgan H. Everett are father and daughter. Morgan H. Everett is the niece of Sue Anne H. Wells. In accordance with the operating agreement of the J. Frank Harrison Family, LLC and certain trusts established for the benefit of certain relatives of the late J. Frank Harrison, Jr., Mr. Harrison intends to vote the shares of Coke Consolidated’s stock owned or controlled by such entities for the election of Dr. Wells to the Board. Mr. Harrison also intends to vote these shares for the election of Ms. Everett to the Board.

Corporate Governance

The Board of Directors

Coke Consolidated is governed by the Board and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders.

Director Independence

The Board determines the independence of its members based on the standards specified by The NASDAQ Stock Market (“NASDAQ”). The Board has reviewed the relationships between Coke Consolidated and each director to determine compliance with the NASDAQ independence standards. Based on its review, the Board has determined that the following six directors and director nominees, comprising one-half of the Board, are independent: Sharon A. Decker, James R. Helvey, III, William H. Jones, James H. Morgan, John W. Murrey, III and Dennis A. Wicker.

The Board is not required to be comprised of a majority of independent directors because Coke Consolidated qualifies as a “controlled company” under the NASDAQ listing standards. Coke Consolidated qualifies as a controlled company because more than 50% of its voting power is controlled by the Chairman and Chief Executive Officer (the “Controlling Stockholder”). NASDAQ adopted its “controlled company” rule in recognition of the fact that a majority stockholder may control the selection of directors and certain key decisions of a company through his or her ownership rights.

The Board has determined that each member of the Audit Committee and the Compensation Committee (see membership information below under “Board Committees”) is independent.

In conducting its review of director independence, the Board considered the following transactions, relationships or arrangements. All matters described below are within the NASDAQ independence standards.

Name	Matter Considered
Sharon A. Decker	De minimis payment by Coke Consolidated to The Tapestry Group, of which Ms. Decker was the Chief Executive Officer until January 2013, and de minimis charitable contribution by Coke Consolidated to Tryon International Equestrian Center, an affiliate of Tryon Equestrian Partners. Ms. Decker is Chief Operating Officer of Tryon Equestrian Partners’ Carolina Operations.
William H. Jones	De minimis charitable contributions by Coke Consolidated to Columbia International University and an affiliate of Columbia International University. Dr. Jones is the President of Columbia International University.
James H. Morgan	Ordinary course beverage sales, the lease of excess warehouse space at Coke Consolidated’s Roanoke, Virginia facility and the provision of transportation and transportation related services to Krispy Kreme Doughnuts, Inc., of which Mr. Morgan is currently a director and was the Chairman until August 2016 and an executive officer until January 2015.
Dennis A. Wicker	Ordinary course beverage sales to Nelson Mullins Riley & Scarborough LLP, of which Mr. Wicker is a law partner.

The Board did not consider transactions with entities in which a director or immediate family member served only as a trustee or director because the Board believes that the nature of the separate relationships the Company and the director or an immediate family member each have with these organizations would not interfere with the exercise of independent judgment in carrying out the responsibilities of an independent director. The Board also did not consider de minimis amounts of entertainment of directors paid for by employee-directors or executive officers.

The independent members of the Board meet at least twice each year in executive session without the other directors.

Board Leadership Structure

The Board does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer, or CEO. The Company’s Amended and Restated Bylaws (the “Bylaws”) permit these positions to be held by the same person, and the Board believes that it is in the best interests of Coke Consolidated to retain flexibility in determining whether to separate or combine the roles of Chairman and CEO based on the Company’s circumstances at a particular time.

Mr. Harrison currently serves as both the Chairman of the Board and the CEO of Coke Consolidated. The Board has determined that it is appropriate for Mr. Harrison to serve as both Chairman and CEO (i) in recognition of Mr. Harrison’s ownership of a controlling equity interest in Coke Consolidated and unique position within the Company and the Coca-Cola system and (ii) because it provides an efficient structure that permits the Company to present a unified vision to its constituencies.

The Board has appointed Mr. Wicker to serve as its Lead Independent Director. The Lead Independent Director (i) presides over all meetings of the independent directors in executive session, (ii) serves as a liaison between the Chairman of the Board and the independent directors, (iii) has authority to call meetings of the independent directors and (iv) serves as a contact person to facilitate communications between employees, stockholders and others with the independent directors.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Executive Committee. The Board may also establish other committees from time to time as it deems necessary. Committee members and committee chairs are appointed by the Board. The members of the three standing committees are identified in the following table:

Director	Audit Committee	Compensation Committee	Executive Committee
J. Frank Harrison, III			Chairman
Alexander B. Cummings, Jr.
Sharon A. Decker	X	X
Morgan H. Everett
Henry W. Flint			X
James R. Helvey, III	X
William H. Jones	X
Umesh M. Kasbekar
James H. Morgan	Chairman	X	X
John W. Murrey, III
Sue Anne H. Wells
Dennis A. Wicker	X	Chairman	X

Each committee of the Board functions pursuant to a written charter adopted by the Board. A copy of each committee charter is available on the investor relations portion of the Company’s website, www.cokeconsolidated.com.

The following table provides information about the operation and key functions of each of the standing Board committees:

Committee	Key Functions and Additional Information	Number of Meetings in Fiscal 2016
Audit Committee

•        Assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes, (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s independent registered public accounting firm and (v) the performance of the Company’s independent registered public accounting firm and internal audit function.

•        Appoints, compensates, retains, and oversees the Company’s independent registered public accounting firm.

•        Reviews and discusses with the independent registered public accounting firm the annual and quarterly financial statements and earnings releases.

•        Considers and approves all auditing services, internal control-related services and permitted non-auditing services proposed to be provided by the independent registered public accounting firm.

•        Assists the Board in its oversight of enterprise risk management.

•        Reviews and approves or ratifies related person transactions.

•        Monitors the adequacy of the Company’s reporting and internal controls.

•        Reports regularly to the Board.

•        The Board has determined that Messrs. Helvey and Morgan are “audit committee financial experts” within the meaning of the SEC rules and that Messrs. Helvey and Morgan are each “independent” as that term is defined under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ independence standards.

8

Committee	Key Functions and Additional Information	Number of Meetings in Fiscal 2016
Compensation Committee

•        Administers the executive compensation plans.

•        Reviews and establishes the compensation of the executive officers and makes recommendations to the Board concerning executive compensation.

•        Reviews and approves the compensation of the members of the Board.

•        Reviews and approves employment offers and arrangements, change of control arrangements and other benefits for each executive officer.

•        Oversees regulatory compliance and risk regarding compensation matters.

•        Appoints individuals to serve as members of the Corporate Benefits Committee for the broad-based employee health and welfare and retirement benefit plans sponsored by the Company and receives periodic reports from such committee regarding its significant actions.

•        Reports regularly to the Board.

		2
Executive Committee	• Assists the Board in handling matters that need to be addressed before the next scheduled Board meeting. • Identifies, evaluates and recommends director candidates to the Board. • Reports regularly to the Board.	1

Director Meeting Attendance

The Board held five meetings during fiscal 2016. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2016. Absent extenuating circumstances, each director is required to attend the Company’s annual meeting of stockholders. Eleven of the Company’s twelve directors in office at the time, including all of the Company’s current directors who were then directors, attended last year’s annual meeting.

Director Nomination Process

The Board does not have a standing Nominating Committee comprised solely of independent directors. The Board is not required to have such a committee because Coke Consolidated qualifies as a “controlled company” under the NASDAQ listing standards as further described under “Director Independence” beginning on page 14.

The Board has delegated to the Executive Committee the responsibility for identifying, evaluating and recommending director candidates to the Board, subject to the final approval of the Controlling Stockholder who is also a member of the Executive Committee. Because Coke Consolidated is a controlled company and all director candidates must be acceptable to the Controlling Stockholder, the Board has approved the following nomination and appointment process to provide the Company’s constituencies with a voice in the identification of candidates for nomination and appointment.

In identifying potential director candidates, the Executive Committee may seek input from other directors, executive officers, employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Executive Committee. The Executive Committee will also consider director candidates appropriately recommended by stockholders. Ms. Mann, a first-time nominee for election to the Board at the Annual Meeting, was recommended to the Executive Committee by The Coca-Cola Company.

In evaluating director candidates, the Executive Committee does not set specific minimum qualifications that must be met by a director candidate. Rather, the Executive Committee considers the following factors in addition to any other factors deemed appropriate by the Executive Committee:

●	whether the candidate is of the highest ethical character and shares the values of the Company;

●	whether the candidate’s reputation, both personal and professional, is consistent with the Company’s image and reputation;

●	whether the candidate possesses expertise or experience that will benefit the Company and is desirable given the current make-up of the Board;

●	whether the candidate represents a diversity of viewpoints, backgrounds, experiences or other demographics;

●	whether the candidate is “independent” as defined by the applicable NASDAQ listing standards and other applicable laws, rules or regulations regarding independence;

●	whether the candidate is eligible to serve on the Audit Committee or other Board committees under the applicable NASDAQ listing standards and other applicable laws, rules or regulations;

●	whether the candidate is eligible by reason of any legal or contractual requirements affecting the Company or its stockholders;

●

whether the candidate is free from conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or that would violate any applicable listing standard or other applicable law, rule or regulation;

●

whether the candidate’s service as an executive officer of another company or on the boards of directors of other companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

●

if the candidate is an incumbent director, the director’s overall service to the Company during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.

Diversity is one of the various factors the Executive Committee may consider in identifying director nominees, but the Executive Committee does not have a formal policy regarding board diversity. All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above. The Executive Committee will not recommend any potential director candidate that is not acceptable to the Controlling Stockholder.

Stockholder Recommendations of Director Candidates

Stockholders may recommend director candidates to be considered for the 2018 Annual Meeting of Stockholders by submitting the candidate’s name in accordance with provisions of the Company’s Bylaws, which require advance notice to the Company and certain other information. Written notice must be received by the Company’s Secretary at Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211 not earlier than January 9, 2018 and not later than February 8, 2018; provided, however, that if the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 9, 2018, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th day prior to the date of the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

The notice must contain certain information about the nominee and the stockholder submitting the nomination, as set forth in the Company’s Bylaws, including, (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, such nominee’s name, age, business address and, if known, residence address, principal occupation or employment, the class and number of shares of any capital stock of the Company which are beneficially owned by such person, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act, and (ii) as to the stockholder giving the notice and any Stockholder Associated Person (as defined in the Company’s Bylaws), the name and address of such stockholder and any Stockholder Associated Person, as they appear on the Company’s books, the class or series and number of shares of the Company which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person and any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company, any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Company, any short interest of such stockholder or Stockholder Associated Person in any security of the Company (for purposes of the Company’s Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Company or Derivative Instruments. A stockholder who is interested in recommending a director candidate should request a copy of the Company’s Bylaws by writing to the Company’s Secretary at Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211.

Policy for Review of Related Person Transactions

Coke Consolidated’s Code of Business Conduct includes the Company’s policy regarding the review and approval of certain related person transactions. In accordance with the Code of Business Conduct, all material transactions or conflicts of interest involving members of the Board or the Company’s executive officers must be reported to and approved by the Audit Committee. Under the Code of Business Conduct, a material conflict of interest does not include any employment relationship involving a director, executive officer or immediate family member of a director or executive officer and any related compensation solely resulting from that employment relationship if the relationship and the related compensation have been approved by the Compensation Committee of the Board and all of such Committee’s members are independent based on the standards specified by NASDAQ.

For purposes of the Code of Business Conduct, any related person transaction that is required to be reported in the Company’s proxy statements under the SEC rules is deemed to be a “material” transaction and must be reported to and approved by the Audit Committee. Management determines whether a transaction is a material transaction that requires approval by the Audit Committee. The Audit Committee has approved each of the related person transactions described below under “Related Person Transactions.”

The Board also forms special committees from time to time for the purpose of approving certain related person transactions.

Related Person Transactions

Transactions with The Coca-Cola Company

The Company’s business consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company, which is the sole owner of the secret formulas under which the primary components (either concentrate or syrup) of its soft drink products are manufactured. Accordingly, the

Company engages routinely in various transactions with The Coca-Cola Company and its affiliates. As of March 9, 2017, The Coca-Cola Company owned approximately 34.8% of Coke Consolidated’s outstanding common stock, which represented approximately 4.9% of the total voting power of Coke Consolidated’s common stock and class B common stock voting together. The Coca-Cola Company owned approximately 26.6% of Coke Consolidated’s total outstanding common stock and class B common stock on a combined basis as of March 9, 2017.

Distribution Territory Expansion and Manufacturing Facility Acquisitions

Since April 2013, as part of The Coca-Cola Company’s plans to refranchise its North American bottling territories, the Company has engaged in a series of transactions with The Coca-Cola Company and Coca-Cola Refreshments, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, to significantly expand the Company’s distribution operations through the acquisition from CCR of additional distribution territories (the “Expansion Territories”) and related distribution assets (the “Distribution Territory Expansion Transactions”). Each of the principal asset purchase agreements the Company has entered into for Distribution Territory Expansion Transactions (the “Distribution Asset Purchase Agreements”) has provided for Coke Consolidated to (a) purchase from CCR (i) certain rights relating to the distribution, promotion, marketing and sale of certain beverage brands not owned or licensed by The Coca-Cola Company (“cross-licensed brands”) but then distributed by CCR in the applicable portion of the Expansion Territories and (ii) certain assets related to the distribution, promotion, marketing and sale of both The Coca-Cola Company brands and cross-licensed brands then distributed by CCR in the applicable portion of the Expansion Territories, and (b) assume certain liabilities and obligations of CCR relating to the business being acquired. At each of the closings under the Distribution Asset Purchase Agreements, the Company, CCR and The Coca-Cola Company have entered into a comprehensive beverage agreement (“Initial CBA”) pursuant to which CCR granted the Company certain exclusive rights (“CBA Rights”) to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks (as those terms are defined in the Initial CBAs) in the applicable portion of the Expansion Territories in exchange for the Company agreeing to make a quarterly sub-bottling payment to CCR on a continuing basis. Each Initial CBA has a term of 10 years and is automatically renewed for successive 10-year terms thereafter unless earlier terminated pursuant to the terms therein.

In addition, since September 2015, the Company has engaged in a series of transactions with The Coca-Cola Company and CCR to significantly expand the Company’s manufacturing operations through the acquisition from CCR of additional manufacturing facilities (the “Expansion Manufacturing Facilities”) and related manufacturing assets (the “Manufacturing Facility Expansion Transactions” and, together with the Distribution Territory Expansion Transactions, the “Expansion Transactions”). Each of the principal asset purchase agreements the Company has entered into for Manufacturing Facility Expansion Transactions has provided for Coke Consolidated to (i) purchase from CCR certain Expansion Manufacturing Facilities and (ii) assume certain liabilities and obligations of CCR relating to the business being acquired. The Company has entered into an initial regional manufacturing agreement (the “Initial RMAs”) with The Coca-Cola Company at the closing of each Manufacturing Facility Expansion Transaction pursuant to which The Coca-Cola Company granted the Company the rights to manufacture, produce and package certain beverages distinguished by trademarks of The Coca-Cola Company that are produced using cold-fill technology and referred to therein as “Authorized Covered Beverages” at the applicable Expansion Manufacturing Facility for distribution by the Company for its own account in accordance with Comprehensive Beverage Agreements (as defined below) between the Company, The Coca-Cola Company and CCR and for sale by the Company to certain other U.S. Coca-Cola bottlers and to Coca-Cola North America in accordance with the Initial RMA.

As part of these Expansion Transactions, the Company has agreed, subject to certain limited exceptions, to refrain until January 1, 2020 from acquiring or developing any line of business inside or outside of its territories governed by a Comprehensive Beverage Agreement or similar agreement without the consent of The Coca-Cola Company, which consent may not be unreasonably withheld.

April 2013 LOI for Distribution Territory Expansion Transactions. In April 2013, the Company and The Coca-Cola Company entered into a non-binding letter of intent (the “April 2013 LOI”) for the first series of

Distribution Territory Expansion Transactions, which contemplated the Company acquiring CBA Rights and distribution assets relating to Expansion Territories previously served by CCR in eastern Tennessee, central Kentucky and portions of Indiana (the “April 2013 LOI Territories”). From May 2014 to May 2015, the Company completed the acquisition of these April 2013 LOI Territories from CCR in a series of five asset purchase transactions and one asset exchange transaction (the “Asset Exchange Transaction”). In the Asset Exchange Transaction, the Company exchanged certain of its assets relating to the marketing, promotion, distribution and sale of Coca-Cola and other beverage products in the territory previously served by the Company’s facilities and equipment in Jackson, Tennessee, including the rights to produce such beverages in the Jackson, Tennessee territory, for certain assets of CCR relating to the marketing, promotion, distribution and sale of Coca-Cola and other beverage products in the portion of the April 2013 LOI Territories previously served by CCR’s facilities and equipment in Lexington, Kentucky, including the rights to produce such beverages in the Lexington, Kentucky territory.

May 2015 LOI for Distribution Territory Expansion Transactions. In May 2015, the Company and The Coca-Cola Company entered into a non-binding letter of intent (the “May 2015 LOI”) which contemplated the Company acquiring in two phases additional CBA Rights and distribution assets relating to Expansion Territories that include the major markets of Baltimore, Maryland; Alexandria, Norfolk and Richmond, Virginia; the District of Columbia; Cincinnati, Columbus and Dayton, Ohio; and Indianapolis, Indiana.

In September 2015, the Company and CCR entered into an asset purchase agreement (the “September 2015 APA”) for the first phase of additional Distribution Territory Expansion Transactions contemplated by the May 2015 LOI for CBA Rights and distribution assets relating to Expansion Territories previously served by CCR in eastern and northern Virginia, most of Delaware, the entire state of Maryland, the District of Columbia, and parts of North Carolina, Pennsylvania and West Virginia. Between October 2015 and April 2016, the Company completed the acquisitions under the September 2015 APA from CCR in a series of four closings, providing the Company with CBA Rights and distribution assets relating to Expansion Territories previously served by CCR in Norfolk, Fredericksburg, Staunton, Richmond, Yorktown and Alexandria, Virginia; Elizabeth City, North Carolina; and Easton, Salisbury, Capitol Heights, La Plata, Baltimore, Hagerstown and Cumberland, Maryland.

In September 2016, the Company and CCR entered into an asset purchase agreement (as amended, the “September 2016 Distribution APA”) for the second phase of additional Distribution Territory Expansion Transactions contemplated by the May 2015 LOI for CBA Rights and distribution assets relating to Expansion Territories previously served by CCR in central and southern Ohio, northern Kentucky, large portions of Indiana and parts of Illinois and West Virginia. The Company has now closed two Distribution Territory Expansion Transactions under the September 2016 Distribution APA which provide the Company with CBA Rights and distribution assets relating to Expansion Territories previously served by CCR in Cincinnati, Dayton, Lima and Portsmouth, Ohio; Louisa, Kentucky; and Anderson, Fort Wayne, Lafayette, South Bend and Terre Haute, Indiana. The Company is continuing to work towards closing the remainder of the distribution territory expansion transactions contemplated by the September 2016 Distribution APA.

September 2015 LOI for Manufacturing Facility Expansion Transactions. In September 2015, the Company entered into a non-binding letter of intent with The Coca-Cola Company (the “September 2015 LOI”) which contemplated the Company’s acquisition of six regional manufacturing facilities and related manufacturing assets from CCR in two phases (the “September 2015 LOI Manufacturing Facilities”).

In October 2015, the Company and CCR entered into an asset purchase agreement (the “October 2015 APA”) for the first phase of Manufacturing Facility Expansion Transactions contemplated by the September 2015 LOI to provide for the Company’s acquisition of three regional manufacturing facilities located in Sandston, Virginia; and Silver Springs and Baltimore, Maryland. The Company completed the acquisitions under the October 2015 APA in a series of two closings, acquiring the Sandston, Virginia facility in January 2016 and acquiring the Silver Spring and Baltimore, Maryland facilities in April 2016.

In September 2016, the Company and CCR entered into an asset purchase agreement (the “September 2016 Manufacturing APA”) for the second phase of Manufacturing Facility Expansion Transactions contemplated by the September 2015 LOI to provide for the Company’s acquisition of three regional manufacturing facilities located in Cincinnati, Ohio, Indianapolis, Indiana and Portland, Indiana. The Company completed the acquisition of the Cincinnati, Ohio facility in October 2016 and expects to complete the acquisition of the Indianapolis and Portland, Indiana facilities in 2017.

February 2016 LOI for Distribution Territory Expansion Transactions and Manufacturing Facility Expansion Transactions. In February 2016, the Company entered into a non-binding letter of intent with The Coca-Cola Company (as amended, the “February 2016 LOI”) for an additional series of Expansion Transactions where the Company would (i) acquire CBA Rights and distribution assets relating to Expansion Territories currently served by CCR in northern Ohio (the “February 2016 LOI Territories”), and (ii) purchase an Expansion Manufacturing Facility and related manufacturing assets in Twinsburg, Ohio. The February 2016 LOI Territories include the major markets of Akron, Elyria, Toledo, Willoughby and Youngstown County, Ohio. These transactions are subject to the Company and CCR reaching mutually agreed upon terms of a definitive purchase and sale agreement with respect to the February 2016 LOI Territories and a definitive purchase and sale agreement with respect to the Twinsburg, Ohio Expansion Manufacturing Facility. The Company anticipates that these definitive agreements will be executed, and that the closings of these transactions will be completed, in 2017.

June 2016 LOI for Exchange of Distribution Territories and Manufacturing Facilities with CCR. In June 2016, the Company entered into a non-binding letter of intent with The Coca-Cola Company (the “CCR June 2016 LOI”) pursuant to which the Company would (i) acquire CBA Rights and distribution assets relating to Expansion Territories in northeastern Kentucky and southwestern West Virginia served by CCR’s distribution center in Louisa, Kentucky (the “Louisa Territory”), and (ii) exchange its bottling rights and assets relating to distribution territories in southern Alabama, southern Mississippi and southern Georgia currently served by the Company and a regional manufacturing facility and related manufacturing assets currently owned by the Company in Mobile, Alabama for bottling rights and assets of CCR relating to Expansion Territories in parts of Arkansas, southwestern Tennessee and northwestern Mississippi served by CCR and two additional Expansion Manufacturing Facilities and related manufacturing assets currently owned by CCR located in Memphis, Tennessee and West Memphis, Arkansas (collectively, the “CCR Exchange Transactions”). Pursuant to the September 2016 Distribution APA described above, the Company completed the acquisition of CBA Rights and distribution assets relating to the Louisa Territory in October 2016. The CCR Exchange Transactions are subject to the Company and CCR reaching mutually agreed upon terms of a definitive asset exchange agreement. The Company anticipates that this definitive agreement will be executed, and that the closings of the CCR Exchange Transactions will be completed, in 2017.

The letters of intent related to the Expansion Transactions address several other matters related to the ongoing expansion of the Company’s distribution territories and purchase of manufacturing facilities, as well as the implementation of the national product supply system, including the current intentions of the Company and The Coca-Cola Company with respect to (i) the Coke One North America an information technology platform they plan to implement throughout the Expansion Territories (as discussed below under “CONA Services LLC”), (ii) the governance of the national product supply group for the Coca-Cola product supply system (as discussed below under “National Product Supply Governance Agreement”), and (iii) the process pursuant to which the Company will be provided opportunities to participate economically in the existing business of The Coca-Cola Company in the United States involving non-direct store delivery of products and future non-direct store delivery of products and/or business models developed by The Coca-Cola Company.

February 2017 LOI for Distribution Territory Expansion Transaction. In February 2017, the Company entered into a non-binding letter of intent with The Coca-Cola Company (the “February 2017 LOI”) for an additional Expansion Transaction where the Company would acquire CBA Rights and distribution assets relating to Expansion Territories in and around Cleveland, Ohio currently served by another unaffiliated Coca-Cola bottler (the “February 2017 LOI Territories”). This transaction is subject to the Company and CCR reaching mutually agreed upon terms of a definitive purchase and sale agreement with respect to the February 2017 LOI Territories. The Company anticipates that this definitive agreement will be executed, and that the closing of this transaction will be completed, in 2017.

As of March 13, 2017, the Expansion Territories and Expansion Manufacturing Facilities acquired and their respective closing dates and purchase prices are as follows:

Completed Expansion Transactions	Closing Date	Cash Purchase Price(1) (in millions)	Aggregate Purchase Price(2) (in millions)
Johnson City and Morristown, Tennessee	May 23, 2014	$12.2	$13.7
Knoxville, Tennessee	October 24, 2014	30.9	32.9
Cleveland and Cookeville, Tennessee	January 30, 2015	13.2	17.5
Louisville, Kentucky and Evansville, Indiana	February 27, 2015	18.0	21.7
Paducah and Pikeville, Kentucky(3)	May 1, 2015	7.5	9.4
Lexington, Kentucky for Jackson, Tennessee Exchange	May 1, 2015	15.3	16.1
Norfolk, Fredericksburg and Staunton, Virginia and Elizabeth City, North Carolina	October 30, 2015	26.7	29.8
Annapolis, Maryland Make-Ready Center	October 30, 2015	5.3	5.4
Easton and Salisbury, Maryland and Richmond and Yorktown, Virginia and Sandston, Virginia Regional Manufacturing Facility(3)	January 29, 2016	65.7	76.8
Alexandria, Virginia and Capitol Heights and La Plata, Maryland(3)	April 1, 2016	35.6	46.6
Baltimore, Hagerstown and Cumberland, Maryland and Baltimore, Maryland and Silver Spring, Maryland Regional Manufacturing Facilities(3)	April 29, 2016	69.0	65.2
Cincinnati, Dayton, Lima and Portsmouth, Ohio and Louisa, Kentucky and Cincinnati, Ohio Regional Manufacturing Facility(3)	October 28, 2016	98.2	95.4
Anderson, Fort Wayne, Lafayette, South Bend and Terre Haute, Indiana(3)	January 27, 2017	34.8	41.1

(1)	Excludes transaction fees and taxes that are not capitalized for accounting purposes.
(2)	Before deduction of net retained assets and other purchase price adjustments in accordance with the terms of the applicable purchase agreement.
(3)	Purchase prices remain subject to a post-closing adjustment in accordance with the terms of the applicable purchase agreement and, as a result, may increase or decrease.

If the Company completes all of the remaining Expansion Transactions contemplated by the previously announced letters of intent, it will serve distribution territories in 15 states across the eastern United States, as well as the District of Columbia, and will operate a total of 13 manufacturing facilities.

Comprehensive Beverage Agreements. Pursuant to the Initial CBAs entered into among the Company, CCR and The Coca-Cola Company at each of the closings under the Distribution Asset Purchase Agreements, the Company is obligated to make quarterly sub-bottling payments to CCR based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a Covered Beverage, Related Product or certain cross-licensed brands. During fiscal 2016, the Company made sub-bottling payments of $13.5 million to CCR pursuant to the Initial CBAs entered into in connection with completed Expansion Territory closings. The Company accounts for the quarterly sub-bottling payments as contingent consideration. For more information about the accounting treatment of the quarterly sub-bottling payments, see Note 3 and Note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017, as filed with the SEC on March 14, 2017.

Pursuant to a territory conversion agreement entered into with CCR and The Coca-Cola Company in September 2015 (as amended, the “Territory Conversion Agreement”), the Company has agreed to amend, restate and convert all of its master bottle contracts, allied bottle contracts, Initial CBAs and other bottling agreements with The Coca-Cola Company or CCR that authorize the Company to produce and/or distribute certain covered beverages defined in the Initial CBAs (excluding any bottling agreements with respect to the greater Lexington, Kentucky territory received by the Company pursuant to the Asset Exchange Transaction) to a new and final form comprehensive beverage agreement (the “Final CBA” and, together with the Initial CBAs, referred to as the

“CBAs” or the “Comprehensive Beverage Agreements”) in the future as described in the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2015. The Final CBA is similar to the Initial CBA in many respects, but also includes certain modifications and several new business, operational, governance and sale process provisions, including the need to obtain The Coca-Cola Company’s prior approval of a potential purchaser of the Company or its aggregate businesses directly and primarily related to the marketing, promotion, distribution and sale of certain beverages of The Coca-Cola Company. The Coca-Cola Company will also have the right to terminate the Final CBA in the event of an uncured default by the Company.

At the time of the conversion of the bottling agreements for the Legacy Territories (as defined below) to the Final CBA, CCR will pay a fee to the Company in an amount equivalent to 0.5 times the EBITDA (earnings before interest, taxes, depreciation and amortization) the Company generates from sales in the Legacy Territories of Beverages (as defined in the Final CBA) either (i) owned by The Coca-Cola Company or licensed to The Coca-Cola Company and sublicensed to the Company, or (ii) owned by or licensed to Monster Energy Company on which the Company pays, and The Coca-Cola Company receives, a facilitation fee.

Product Supply Arrangements. Coke Consolidated has historically had a production arrangement with CCR to buy and sell finished products at cost. In many of the Distribution Territory Expansion Transactions, the Company has, with certain exceptions, agreed to purchase finished beverage products from CCR to service customers in certain of the Expansion Territories. Purchases from CCR under the existing production arrangement and under the new finished goods supply agreements for certain of the Expansion Territories were $269.6 million in fiscal 2016. Sales to CCR under the existing production arrangement were $72.6 million in fiscal 2016. The Company also transports products for CCR to the Company’s and other Coca-Cola bottlers’ sales and distribution locations. Total sales to CCR for transporting CCR’s products were $21.9 million in fiscal 2016.

Regional Manufacturing Agreements. The Company has entered into Initial RMAs with The Coca-Cola Company with respect to each of the Sandston, Virginia, Silver Spring, Maryland, Baltimore, Maryland and Cincinnati, Ohio regional manufacturing facilities. Subject to the right of The Coca-Cola Company to terminate the Initial RMA in the event of an uncured default by the Company, the Initial RMA has a term that continues for the duration of the term of the Company’s CBAs with The Coca-Cola Company and CCR. Other than Authorized Covered Beverages, certain cross-licensed brands that the Company is permitted to distribute under its CBAs, and certain other expressly permitted existing cross-licensed brands, the Initial RMA provides that the Company will not manufacture at the Expansion Manufacturing Facilities any Beverages, Beverage Components (as such terms are defined in the form of the Initial RMA) or other beverage products unless otherwise consented to by The Coca-Cola Company.

Pursuant to its terms, each Initial RMA will be amended, restated and converted into a final form of regional manufacturing agreement (the “Final RMA” and, together with the Initial RMAs, the “RMAs”) concurrent with the conversion of the Company’s bottling agreements to the Final CBA under the Territory Conversion Agreement. Under the Final RMA, the Company’s aggregate business directly and primarily related to the manufacture of Authorized Covered Beverages, permitted third party beverage products and other beverages and beverage products for The Coca-Cola Company will be subject to the same agreed upon sale process provisions included in the Final CBA, including the need to obtain The Coca-Cola Company’s prior approval of a potential purchaser of such manufacturing business. The Coca-Cola Company will have the right to terminate the Final RMA in the event of an uncured default by the Company. The Final RMA also will be subject to termination by The Coca-Cola Company in the event of an uncured default by the Company under the Final CBA or under the NPSG Governance Agreement (as defined below).

CCNA Exchange Letter Agreement. In April 2016, the Company and The Coca-Cola Company also entered into a letter agreement (the “CCNA Exchange Letter”), pursuant to which the Coca-Cola North America division of The Coca-Cola Company (“CCNA”) established and operates an exchange process (the “CCNA Exchange”) under which CCNA unilaterally establishes the prices (or certain elements of the formula used to determine the prices) that the Company charges for sales of Authorized Covered Beverages to CCNA or to certain U.S. Coca-Cola bottlers under the RMAs. Under the CCNA Exchange Letter, the revenue the Company receives from sales of Authorized Covered Beverages to CCNA and to certain U.S. Coca-Cola bottlers pursuant to the RMAs will be subject to adjustment as part of the CCNA Exchange. Any adjustment owed by the Company will be paid to The Coca-Cola Company through the CCNA Exchange, while any adjustment owed to the Company will be paid by The Coca-Cola Company through the CCNA Exchange.

National Product Supply Governance Agreement. In connection with Coke Consolidated’s expanded manufacturing operations and role in the national Coca-Cola product supply system, the Company entered into an agreement with The Coca-Cola Company and three other regional producing bottlers in October 2015 to form a national product supply group (“NPSG Governance Agreement”). The NPSG Governance Agreement establishes the framework for Coca-Cola system strategic infrastructure investment and divestment planning, network optimization of all plant to distribution center sourcing and new product/packaging infrastructure planning. Under the NPSG Governance Agreement, each of the other regional producing bottlers and the Company have agreed to make investments in their respective manufacturing assets and implement Coca-Cola system strategic investment opportunities that are approved by the governing board of the national product supply group and consistent with the terms of the NPSG Governance Agreement.

CONA Services LLC. In January 2016, the Company, The Coca-Cola Company and certain Coca-Cola bottlers formed CONA Services LLC (“CONA”) to provide business process and information technology services to its members. Under the CONA limited liability agreement executed January 27, 2016 (as amended or restated from time to time, the “CONA LLC Agreement”), the Company and other members of CONA are required to make capital contributions to CONA if and when approved by CONA’s board of directors, which is comprised of representatives of the members. The Company currently has the right to designate one of the members of CONA’s board of directors and has a percentage interest in CONA of approximately 19%. During fiscal 2016, the Company made $7.9 million of capital contributions to CONA.

The Company is a party to a Master Services Agreement (the “Master Services Agreement”) with CONA, pursuant to which the Company is authorized to use the Coke One North America system (the “CONA System”), a uniform information technology system developed to promote operational efficiency and uniformity among North American Coca-Cola bottlers. As part of making the CONA System available to the Company, CONA provides certain business process and information technology services to the Company, including the planning, development, management and operation of the CONA System in connection with the Company’s direct store delivery of products (collectively, the “CONA Services”). In exchange for the Company’s right to use the CONA System and right to receive the CONA Services under the Master Services Agreement, the Company is charged quarterly service fees by CONA based on the sales of certain beverages in the Company’s territories where the CONA Services have been implemented (the “Service Fees”), which will be changed to be an amount per physical case of beverages distributed in any portion of the territories equal to the aggregate costs incurred by CONA to maintain and operate the CONA System and provide the CONA Services divided by the total number of cases distributed by all of the members of CONA, subject to certain exceptions. The Company is obligated to pay the Service Fees under the Master Services Agreement even if it is not using the CONA System for all or any portion of its operations in the territories. During fiscal 2016, the Company incurred CONA Service Fees of $7.5 million.

Glacéau. In June 2016, the Company entered into an agreement with The Coca-Cola Company and CCR (the “Glacéau Agreement”) pursuant to which the Company commenced the distribution, promotion, marketing and sale of Glacéau brand beverage products as of January 1, 2017 in certain territories located in portions of Delaware, Maryland, Virginia and the District of Columbia in which the Company is currently authorized to distribute products of The Coca-Cola Company (the “Glacéau Territory”). In consideration for the Company’s opportunity to commence the distribution, promotion, marketing and sale of the products in the Glacéau Territory on January 1, 2017, the Glacéau Agreement provided for the Company to make a payment to The Coca-Cola Company equal to a portion of the total payment made by The Coca-Cola Company to terminate a distribution arrangement with a prior distributor in the Glacéau Territory. On February 16, 2017, the Company made this payment, in the amount of $15.6 million, to The Coca-Cola Company.

Concentrates and Syrups; Marketing Programs

Coke Consolidated is party to various agreements with The Coca-Cola Company that existed prior to the commencement of the Expansion Transactions that entitle the Company to produce, market and distribute exclusively in various markets located in North Carolina, South Carolina, south Alabama, south Georgia, central Tennessee, western Virginia and West Virginia (collectively, the “Legacy Territories”) nonalcoholic beverages of The Coca-Cola Company in bottles, cans and five gallon pressurized pre-mix containers. These agreements with The Coca-Cola Company generally entitle the Company to purchase concentrates and syrups at prices, on terms of payment, and on other terms and conditions of supply as determined from time to time by The Coca-Cola Company in its sole discretion. Coke Consolidated has also entered into supplemental agreements with The Coca-Cola Company generally providing that The Coca-Cola Company will sell syrups and concentrates to the Company at prices no greater than those charged to other bottlers party to agreements substantially similar to those between the Company and The Coca-Cola Company.

The Company purchases concentrate from The Coca-Cola Company for all sparkling beverages for which the Company purchases concentrate from The Coca-Cola Company under an incidence-based pricing arrangement. Under the incidence-based pricing model, the concentrate price The Coca-Cola Company charges is impacted by a number of factors, including the incidence rate in effect, the Company’s pricing and sales of finished products, the channels in which the finished products are sold and package mix.

The agreements with The Coca-Cola Company for the Legacy Territories as well as the Comprehensive Beverage Agreements for the Expansion Territories generally require the Company to use all approved means and spend such funds on advertising and other forms of marketing as may be reasonably required to satisfy demand for The Coca-Cola Company’s beverage products in the Company’s territories. Coke Consolidated is required to meet annually with The Coca-Cola Company to present its marketing, management and advertising plans for the upcoming year, including financial plans showing that Coke Consolidated has the financial capacity to perform its duties and obligations to The Coca-Cola Company.

Coke Consolidated relies extensively on advertising and sales promotion in the marketing of its products. The Coca-Cola Company and other beverage companies that supply concentrates, syrups and finished products to the Company have historically made substantial marketing and advertising expenditures to promote sales in the local territories served by the Company. Coke Consolidated also benefits from national advertising programs conducted by The Coca-Cola Company and other beverage companies. Certain of the marketing expenditures by The Coca-Cola Company and other beverage companies are made pursuant to annual arrangements.

While The Coca-Cola Company has provided Coke Consolidated with marketing funding support in the past, the Company’s bottling agreements generally do not obligate The Coca-Cola Company to do so. Coke Consolidated has however entered into agreements with The Coca-Cola Company generally providing that The Coca-Cola Company will offer marketing funding to the Company in a manner consistent with its dealing with comparable bottlers.

The following table summarizes the significant transactions between Coke Consolidated and The Coca-Cola Company during fiscal 2016:

Transactions	$ Amount (in millions)
Payments made by the Company to The Coca-Cola Company for:
Concentrate, syrup, sweetener and other purchases	$699.8
Customer marketing programs	116.5
Cold drink equipment parts	21.6

Payments made by The Coca-Cola Company to the Company for:
Marketing funding support payments	$73.5
Fountain delivery and equipment repair fees	27.6
Presence marketing funding support on the Company’s behalf	2.1
Facilitating the distribution of certain brands and packages to other Coca-Cola bottlers	7.2

Other Transactions with The Coca-Cola Company

Piedmont Coca-Cola Bottling Partnership

In 1993, Piedmont Coca-Cola Bottling Partnership (“Piedmont”) was formed by one of Coke Consolidated’s wholly-owned subsidiaries and a wholly-owned subsidiary of The Coca-Cola Company to distribute and market finished bottle, can and fountain beverage products under trademarks of The Coca-Cola Company and other third-party licensors in portions of North Carolina, South Carolina, Virginia and Georgia. Coke Consolidated owns a 77.3% interest in Piedmont and The Coca-Cola Company owns the remaining 22.7% interest thereof. The initial term of the Piedmont partnership agreement is through 2018, but can be terminated earlier under certain circumstances. Each partner’s interest is subject to limitations on transfer, rights of first refusal and other purchase rights in the case of specified events.

Coke Consolidated manufactures and packages products for and manages Piedmont pursuant to a management agreement. Coke Consolidated receives a management fee based on total case sales, reimbursement for out-of-pocket expenses and reimbursement for sales branch, divisional and other expenses. The term of the management agreement is through 2018, but can be terminated earlier in the event of certain change of control events, a termination of Piedmont or a material default by either party. During fiscal 2016, Coke Consolidated received management fees of $36.1 million from Piedmont. Coke Consolidated sells product at cost to Piedmont. These sales amounted to $134.2 million in fiscal 2016. Coke Consolidated also subleases various fleet and vending equipment to Piedmont at cost. These sublease rentals amounted to $4.3 million in fiscal 2016.

Coke Consolidated has agreed to provide up to $100.0 million in revolving credit loans to Piedmont under an agreement that expires December 31, 2017. Piedmont pays Coke Consolidated interest on any amounts outstanding under the loans at a rate equal to the Company’s average cost of funds plus 0.50% (4.23% at January 1, 2017). There were no amounts outstanding under this agreement as of January 1, 2017.

Piedmont has agreed to provide up to $100.0 million in revolving credit loans to Coke Consolidated under an agreement that expires in December 2017. Coke Consolidated pays Piedmont interest on the loans based on monthly average rates for A1/P1-rated commercial paper, which was 0.68% at January 1, 2017. There was $76.4 million outstanding under this agreement as of January 1, 2017.

Amended and Restated Stock Rights and Restrictions Agreement

On January 27, 1989, Coke Consolidated entered into a Stock Rights and Restrictions Agreement (the “Rights and Restrictions Agreement”) with The Coca-Cola Company, under which The Coca-Cola Company agreed (i) not to acquire additional shares of Coke Consolidated common stock or class B common stock except in certain circumstances and (ii) not to sell or otherwise dispose of shares of Coke Consolidated class B common stock without first converting them into Coke Consolidated common stock except in certain circumstances.

On February 19, 2009, Coke Consolidated entered into an Amended and Restated Stock Rights and Restrictions Agreement (the “Amended Rights and Restrictions Agreement”) with The Coca-Cola Company and J. Frank Harrison, III, the Company’s Chairman and Chief Executive Officer. In connection with entering into the Amended Rights and Restrictions Agreement, The Coca-Cola Company converted all of its 497,670 shares of Coke Consolidated class B common stock into an equivalent number of shares of Coke Consolidated common stock. The material terms of the Amended Rights and Restrictions Agreement include the following:

●

so long as no person or group controls more of Coke Consolidated’s voting power than is collectively controlled by J. Frank Harrison, III, trustees under the will of J. Frank Harrison, Jr. and any trust that holds shares of Coke Consolidated stock for the benefit of the descendants of J. Frank Harrison, Jr. (collectively, the “Harrison Family”), The Coca-Cola Company will not acquire additional shares of Coke Consolidated stock without Coke Consolidated’s consent;

●

so long as no person or group controls more of Coke Consolidated’s voting power than is controlled by the Harrison Family, the Company has a right of first refusal with respect to any proposed disposition by The Coca-Cola Company of shares of Coke Consolidated stock;

●

Coke Consolidated has the right through January 27, 2019 to call for redemption of the number of shares of its stock that would reduce The Coca-Cola Company’s equity ownership in the Company to 20% at a price not less than $42.50 per share, to be either mutually determined by the parties or determined by an appraisal or appraisals conducted by an investment banker or bankers appointed by the parties;

●	The Coca-Cola Company has certain registration rights with respect to shares of Coke Consolidated stock owned by it; and

●

as long as The Coca-Cola Company holds the number of shares of Coke Consolidated stock that it currently owns, it has the right to have its designee proposed by the Company for nomination to the Company’s Board, and J. Frank Harrison, III and trustees of certain trusts established for the benefit of members of the Harrison Family have agreed to vote shares of Coke Consolidated stock which they control in favor of such designee.

The Amended Rights and Restrictions Agreement also provides The Coca-Cola Company the option to exchange its 497,670 shares of Coke Consolidated common stock for an equivalent number of shares of Coke Consolidated class B common stock in the event any person or group acquires control of more of Coke Consolidated’s voting power than is controlled by the Harrison Family.

The Amended Rights and Restrictions Agreement eliminated certain provisions of the prior Rights and Restrictions Agreement, including The Coca-Cola Company’s option and obligation to maintain certain equity and voting percentages in the Company and its preemptive right to acquire shares of Coke Consolidated stock.

Alexander B. Cummings, Jr. has been The Coca-Cola Company’s designee on the Company’s Board since March 2010. Mr. Cummings, who previously served as Executive Vice President and Chief Administrative Officer of The Coca-Cola Company, retired from The Coca-Cola Company in March 2016 and will not stand for reelection at the Annual Meeting. The Coca-Cola Company has designated Jennifer K. Mann for nomination to the Board at the Annual Meeting. Mr. Cummings did not participate in discussions or votes by the Company’s Board relating to the Expansion Transactions.

Other Related Person Transactions

Along with all other Coca-Cola bottlers in the United States (including CCR), Coke Consolidated is a member of Coca-Cola Bottlers’ Sales & Services Company LLC (the “Sales and Services Company”), which was formed in 2003 to facilitate various procurement functions and the distribution of beverage products of The Coca-Cola Company and to enhance the efficiency and competitiveness of the Coca-Cola bottling system in the United States. The Sales and Services Company negotiated the procurement of the majority of the Company’s raw materials (excluding concentrate) in fiscal 2016. Coke Consolidated incurred $1.3 million in fiscal 2016 for its share of the Sales and Services Company’s administrative costs. Amounts due from the Sales and Services Company for rebates on raw material purchases were $7.4 million as of January 1, 2017.

Coke Consolidated leases the Snyder Production Center and an adjacent sales facility in Charlotte, North Carolina from Harrison Limited Partnership One (“HLP”) pursuant to a 10-year lease expiring on December 31, 2020. HLP is directly and indirectly owned by trusts of which J. Frank Harrison, III, the Company’s Chairman and Chief Executive Officer, Sue Anne H. Wells, a director of the Company, and Deborah H. Everhart, a former director of the Company until May 10, 2016, the sister of Mr. Harrison and Dr. Wells and the aunt of Morgan H. Everett, are trustees and beneficiaries and of which Ms. Everett, Coke Consolidated’s Vice President and a director of the Company, is a permissible, discretionary beneficiary. Pursuant to its terms, the base rent payable under this lease agreement increases by 3% annually. Total payments under this lease agreement were $4.0 million in fiscal 2016. The principal balance outstanding under this capital lease as of January 1, 2017 was $14.7 million. This lease agreement was negotiated under the supervision of a special committee of the Board, comprised of independent directors with no interest in the transaction.

Coke Consolidated also leases its corporate headquarters and an adjacent office building in Charlotte, North Carolina from Beacon Investment Corporation, of which J. Frank Harrison, III is the majority stockholder and

Morgan H. Everett is a minority stockholder, pursuant to a lease expiring on December 31, 2021. The annual base rent the Company is obligated to pay under this lease agreement is subject to adjustment based on increases in the Consumer Price Index. Total payments under this lease agreement were $4.3 million in fiscal 2016. The principal balance outstanding under this capital lease as of January 1, 2017 was $15.5 million. This lease agreement was approved by the Audit Committee and a special committee of the Board formed to consider purchase, lease and other alternatives available to the Company in connection with the expiration of a prior lease relating to the Company’s corporate facilities.

Morgan H. Everett, Coke Consolidated’s Vice President and a member of the Company’s Board, is the daughter of J. Frank Harrison, III, the Company’s Chairman and Chief Executive Officer. During fiscal 2016, Ms. Everett received total compensation of approximately $278,000. Ellison C. Glenn, Coke Consolidated’s Manufacturing Management Trainee, is the son-in-law of Mr. Harrison. During fiscal 2016, Mr. Glenn received total compensation of approximately $132,000. The compensation for Ms. Everett and Mr. Glenn was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviewed and approved the compensation paid to Ms. Everett and Mr. Glenn during fiscal 2016. Mr. Harrison does not have a financial interest in the Company’s employment relationship with Ms. Everett or Mr. Glenn, nor does he share a home with either of them.

Certain trusts of which Mr. Harrison, Ms. Everhart and Dr. Wells are trustees and beneficiaries and Ms. Everett is a permissible, discretionary beneficiary have the right to acquire 292,386 shares of class B common stock from Coke Consolidated in exchange for an equal number of shares of common stock. In the event of such an exchange, Mr. Harrison would have sole voting and investment power over the shares of class B common stock acquired. The trusts do not own any shares of common stock with which to make the exchange, and any purchase of common stock would require approval by the trustees of the trusts.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that Coke Consolidated faces. The Board is responsible for overseeing management’s approach to risk management. The involvement of the full Board in reviewing the Company’s strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist it in fulfilling that responsibility.

The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in its oversight of the evaluation and management of risks related to Coke Consolidated’s compensation policies and practices.

The Board believes that this division of responsibilities is the most effective risk management approach and that the Company’s Board leadership structure supports this approach. With his in-depth knowledge and understanding of Coke Consolidated’s business gained from his 40 years of employment with the Company and his position as the Controlling Stockholder and a member of the founding family of Coke Consolidated, Mr. Harrison is uniquely positioned to lead the Board, particularly as it focuses on identifying and managing the key strategic risks facing the Company.

Communications with the Board of Directors

Stockholders and other interested parties can communicate directly with any of the Company’s directors, including its non-employee directors or the Lead Independent Director, by sending a written communication to a director c/o Secretary at Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211. All communications received in accordance with these procedures will be promptly reviewed by the Secretary before being forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient, such as communications unrelated to the Company’s business, advertisements or frivolous communications.

Director Compensation

The table below shows the compensation paid to each non-employee director who served on the Board in fiscal 2016. Directors who are also employees of the Company (currently Messrs. Harrison, Flint and Kasbekar and Ms. Everett) receive no compensation for their service as directors.

2016 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	All Other Compensation	Total
Alexander B. Cummings, Jr.	$140,000	—	$140,000
Sharon A. Decker	154,400	—	154,400
Deborah H. Everhart(2)	50,000	—	50,000
James R. Helvey, III	151,200	—	151,200
William H. Jones	151,200	—	151,200
James H. Morgan	171,000	—	171,000
John W. Murrey, III	140,000	—	140,000
Sue Anne H. Wells	90,000	—	90,000
Dennis A. Wicker	176,000	—	176,000

(1)	The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in fiscal 2016.
(2)	Ms. Everhart did not stand for reelection at the 2016 Annual Meeting of Stockholders; therefore, her term as a director of the Company expired on May 10, 2016.

The elements of compensation for the Company’s non-employee directors are as follows:

Elements of Non-Employee Director Compensation
Basic Annual Retainer for All Non-Employee Directors	$140,000
Supplemental Annual Retainer for Chairman of the Audit Committee	15,000
Supplemental Annual Retainer for Chairman of the Compensation Committee	10,000
Supplemental Annual Retainer for Lead Independent Director	10,000
Award for Each Committee Meeting Attended	1,600

The Compensation Committee reviews and approves compensation of the members of the Board. In approving annual director compensation, the Compensation Committee considers recommendations of management and approves the recommendations with such modifications as the Committee deems appropriate.

Under the Coca-Cola Bottling Co. Consolidated Director Deferral Plan, non-employee directors may defer payment of all or a portion of their annual retainer and meeting fees until they no longer serve on the Board. Deferred fees are deemed to be invested in mutual funds selected by the directors from a predetermined list of funds. When a director retires or resigns, the director is entitled to receive cash payments in installments based upon the amount of fees deferred and the investment return on the selected investment.

Compensation Discussion and Analysis

This section explains Coke Consolidated’s executive compensation program as it relates to the following “named executive officers” of the Company:

J. Frank Harrison, III	Chairman of the Board and Chief Executive Officer
Clifford M. Deal, III	Senior Vice President and Chief Financial Officer
Henry W. Flint	President and Chief Operating Officer
James E. Harris	Executive Vice President, Business Transformation
Umesh M. Kasbekar	Vice Chairman and Secretary

This discussion includes statements regarding financial and operating performance targets in the limited context of the Company’s executive compensation program. Investors should not evaluate these statements in any other context. These are not statements of management’s expectations of future results or guidance.

Executive Summary

The goals for the Company’s executive compensation program are to provide compensation that is:

●	competitive to attract and retain appropriate executive talent;

●	affordable and appropriately aligned with stockholder interests;

●	fair, equitable and consistent as to each component of compensation;

●	designed to motivate executive officers to achieve the Company’s annual and long-term strategic goals and to reward performance based on the attainment of those goals;

●	designed to appropriately take into account risk and reward in the context of the Company’s business environment and long-range business plans;

●	designed to consider individual value and contribution to the Company’s success;

●

reasonably balanced across types and purposes of compensation, particularly with respect to fixed compensation objectives, short-term and long-term performance-based objectives and retention and retirement objectives;

●	sensitive to, but not exclusively reliant upon, market benchmarks; and

●	responsive to the Company’s succession planning objectives.

The Compensation Committee of the Board (the “Committee”) seeks to accomplish these goals in a way that is consistent with the purpose and core values of Coke Consolidated and the long-term interests of the Company and its stockholders and employees.

In making decisions about executive compensation, the Committee relies primarily on its general experience and subjective considerations of various factors, including individual and corporate performance, the Company’s strategic business goals and compensation survey data. The Committee does not set specific benchmarks for overall compensation or for allocations between different elements and types of compensation.

The Committee oversees the compensation program for the Company’s executive officers with the assistance of senior management. The Committee reviews, approves and determines all elements of compensation for each executive officer.

The following table lists the key elements of the Company’s 2016 executive compensation program:

Key Elements of Executive Compensation

Element	Description	Purpose
Base Salaries	Fixed cash compensation based on responsibility, performance assessment, experience, tenure and potential.	Provide a fixed, baseline level of cash compensation.
Annual Bonus Plan	Cash payment tied to performance during the fiscal year.	Motivate executive officers to achieve the Company’s annual strategic and financial goals.
Long-Term Performance Plan	Cash payment tied to performance over a three-year period. The CEO does not participate in this plan.	Promote retention and motivate executive officers to achieve the Company’s longer-term strategic and financial goals.

Element	Description	Purpose
CEO Performance Units	Performance-based restricted stock units granted only to CEO. Awards vest in equal annual increments over a 10-year period with each annual increment tied to the Company’s annual performance.	Promote long-term retention, motivate the CEO to consistently achieve the Company’s annual strategic and financial goals, and maintain an appropriate balance of at-risk, performance-based compensation for the CEO.
Officer Retention Plan	Supplemental defined benefit plan providing retirement and severance benefits.	Attract executive talent and promote retention with a long-term perspective.
Long-Term Retention Plan	Supplemental defined contribution plan providing retirement and severance benefits.	Attract executive talent and promote retention with a long-term perspective.
Supplemental Savings Incentive Plan	Supplemental deferred compensation plan enabling executive officers to defer a portion of their annual salary and bonus and cash awards under the Long-Term Performance Plan.	Promote retention, encourage executive officers to save for retirement and provide retirement savings in a tax-efficient manner.
Other Benefits and Executive Compensation Policies	Premiums paid for life and disability insurance, annual flexible benefit allowance and personal use of corporate aircraft.	Attract and retain executive talent and enhance efficiency.

Determining Executive Compensation

Discretion and Subjective Judgment of Committee

The Committee reviews and determines all compensation for the executive officers.

In determining base salaries, annual and long-term incentive targets and all other matters related to executive compensation, the Committee relies on its general experience and subjective considerations of various factors, including the Company’s strategic business goals, compensation survey data and each executive officer’s position, experience, level of responsibility, individual job performance, contributions to the Company’s corporate performance, job tenure and future potential.

The Committee does not set specific targets or benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and noncash compensation or short-term and long-term compensation.

Annual Compensation Reviews

The Committee conducts an annual review of executive officer compensation to determine if changes are appropriate. As part of this review, management submits recommendations to the Committee for review and approval.

Management’s recommendations are determined based on an annual compensation review process conducted by senior management, including the named executive officers. This process includes reviewing self-assessments completed by each executive officer, job performance reviews completed by each executive officer’s supervising manager and comparative compensation data provided by management’s compensation consultant. Based on this process, the Vice Chairman and the President and Chief Operating Officer make specific recommendations to the CEO. The CEO reviews and approves compensation recommendations for all executive officers, including the named executive officers, before they are submitted to the Committee.

Following a review of management’s recommendations, the Committee approves the compensation recommendations for the executive officers with any modifications the Committee deems appropriate. The Committee may also adjust compensation for specific individuals at other times during the year.

Role of Compensation Consultants and Market Analysis

Management retained Korn Ferry Hay Group to assist with an overall review of the compensation program and to provide general advice and counsel regarding various executive and director compensation matters. During 2016, management retained Korn Ferry Hay Group to complete a comparative study of the Company’s executive compensation program relative to peer companies and survey data, which was considered by the Committee in connection with its decisions regarding compensation for 2016 (the “2016 Executive Compensation Review”). A Korn Ferry Hay Group representative attended the 2016 Committee meetings and also met in executive session with the Committee.

The 14 peer group companies used for the 2016 Executive Compensation Review were all publicly-traded companies similar in size and in the same industry as the Company. The peer group consisted of the following companies:

Company Name	2015 Reported Revenues ($ in billions)
Keurig Green Mountain, Inc.	4.5
Monster Beverage Corp.	2.7
McCormick & Company, Incorporated	4.3
Molson Coors Brewing Company	3.6
Mead Johnson Nutrition Company	4.1
Flowers Foods, Inc.	3.8
Brown-Forman Corporation	3.1
Constellation Brands, Inc.	6.5
Cott Corporation	2.9
TreeHouse Foods, Inc.	3.2
Dr Pepper Snapple Group, Inc.	6.3
Snyder’s-Lance, Inc.	1.7
Seneca Foods Corporation	1.3
Lancaster Colony Corporation	1.2

Coke Consolidated	2.3
Median	3.4
Average	3.5

Management and the Committee have used the studies by Korn Ferry Hay Group and other publicly available compensation surveys and data as a point of reference to assess whether the compensation for each of the executive officers is within a reasonably competitive range. The Committee has not, however, relied exclusively on the compensation studies or set compensation components to meet specific benchmarks, such as targeting salaries or total compensation “above the median” or “at the 75th percentile.”

Base Salaries

Base salaries are the foundation of the Company’s compensation program. They provide a fixed, baseline level of cash compensation based on each executive officer’s position, responsibilities, individual performance, job tenure and future potential. Base salary levels also impact amounts paid under other elements of the Company’s executive compensation program, including annual bonuses, long-term performance awards and retirement benefits.

The Committee approved the following adjustment of the named executive officers’ base salaries effective April 1, 2016 (with the exception of Mr. Kasbekar, whose salary was effective January 1, 2016):

Name	2015 Base Salary	2016 Base Salary	% Increase
Mr. Harrison	$949,489	$1,075,000	13.2%
Mr. Deal	$302,500	$450,000	48.8%
Mr. Flint	$696,150	$825,000	18.5%
Mr. Harris	$550,000	$575,000	4.5%
Mr. Kasbekar	$371,153	$600,000	61.7%

The base salary adjustments reflect the substantial growth in the scope and responsibilities of the positions held by the named executive officers as a result of the significant territory expansion transactions completed in 2015 and 2016 and, in the case of Messrs. Deal and Kasbekar, their promotions to more senior positions.

The Committee believes the named executive officers’ base salaries for 2016 were within a reasonable range of base salaries for comparable executive talent.

Annual Bonus Plan

All of the named executive officers participate in the Company’s Annual Bonus Plan. The Company’s Annual Bonus Plan provides each executive officer the opportunity to receive an annual cash award based on the achievement of corporate performance goals and individual performance.

The formula for computing annual bonus payouts is as follows:

Base Salary	x	Target Bonus Percentage (% of Base Salary)	x	Overall Goal Achievement Factor (%)	x	Individual Performance Factor (%)	=	Bonus Award Earned

Target Bonus Percentage

In the first quarter of each year, the Committee approves a target bonus percentage for each executive officer, expressed as a percentage of base salary. Target bonus percentages are determined based on each executive officer’s position and level of responsibility.

The target bonus percentages for the named executive officers for 2016 were as follows:

Name	2016 Target Bonus Award (% of Base Salary)
Mr. Harrison	100%
Mr. Deal	60%
Mr. Flint	100%
Mr. Harris	70%
Mr. Kasbekar	75%

The target bonus percentages for the named executive officers, other than Messrs. Deal and Kasbekar, remained unchanged from 2015 as a percent of base salary. Mr. Deal’s target bonus percentage was increased from 50% for 2015 to 60% for 2016 in connection with his promotion to Senior Vice President and Chief Financial Officer effective April 1, 2016. Mr. Kasbekar’s target bonus percentage was increased from 70% for 2015 to 75% for 2016 in connection with his promotion to Vice Chairman effective January 1, 2016.

Overall Goal Achievement Factor

The overall goal achievement factor is calculated based on the Company’s achievement of annual corporate performance goals determined for each performance measure under the Annual Bonus Plan. The target performance goal for each performance measure was in each case equal to or greater than the target performance in the Company’s 2016 operating plan. The following table summarizes the performance measures and related corporate performance goals approved by the Committee for 2016:

		Performance Goals
Performance Measure	Weight	Threshold	Target	Maximum
Earnings Before Interest and Taxes	75%	$122.9 million	$137.9 million	$162.9 million
Net Debt Reduction	15%	$23.0 million	$(7.0) million	$(57.0) million
Revenue	10%	$2.508 billion	$2.608 billion	$2.808 billion

The Committee selected Earnings Before Interest and Taxes, Net Debt Reduction and Revenue as the performance measures for 2016 because the Committee believes the achievement of these goals is consistent with the long-term interests of the Company’s stockholders. There were no changes from 2015 to 2016 in the respective weights assigned to the performance measures.

The performance measures are defined as follows:

●	“Earnings Before Interest and Taxes” means income from operations determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (“GAAP”);

●

“Net Debt Reduction” means the change in “Net Debt” from the beginning of the fiscal year to the end of the fiscal year. The term “Net Debt” means the obligations of Coke Consolidated and its subsidiaries under long-term debt and capital leases (including any current maturities), less cash, short-term investments and marketable securities, all determined on a consolidated basis in accordance with GAAP; and

●	“Revenue” means net sales revenue determined on a consolidated basis in accordance with GAAP.

The Committee also approves the threshold, target and maximum performance goals for each performance measure under the Annual Bonus Plan. If the threshold goal is not achieved for a given measure, there is no payout on that measure. Increasingly larger payouts are awarded for levels of achievement between the threshold and maximum performance goals.

The following table summarizes the payout range for each performance goal.

Performance Goal Achievement	Payout Percentage
Less than threshold	0%
Threshold to target	50% - 99%
Target to maximum	100% - 149%
Maximum and greater	150%

In accordance with the terms of the Annual Bonus Plan, in determining the overall goal achievement factor, the Committee makes adjustments to the actual levels of achievement under each corporate performance measure to ensure that each corporate performance measure reflects the Company’s normalized operating performance in the ordinary course of business. In general, these adjustments relate to unplanned or unanticipated events and nonrecurring system transformation items. An example of such adjustments would be the mark-to-market adjustments required on the Company’s hedges for certain commodities such as fuel and aluminum.

The following table reflects the calculation of the overall goal achievement factor for 2016:

Performance Measure	Weight	Target Performance Goal	Adjusted Goal Achievement	Payout Percentage	Weighted Payout Percentage
Earnings Before Interest and Taxes	75%	$137.9 million	$138.4 million	100%	75%
Net Debt Reduction	15%	$(7.0) million	$(28.3) million	120%	18%
Revenue	10%	$2.608 billion	$2.588 billion	90%	9%

Overall Goal Achievement Factor					102%

Individual Performance Factor

The Committee sets the individual performance factor for each named executive officer during the first quarter of each fiscal year based on its subjective judgment of the executive officer’s performance for the prior year, including consideration of the executive officer’s annual performance evaluation, special projects the executive may be assigned during the year and management’s recommendations. The target individual performance factor is 1.0; the maximum individual performance factor is 1.5.

Annual Bonus Calculation

Based on the Committee’s determinations as described above, the bonus amounts paid to the named executive officers for 2016 were calculated as follows:

Name	Base Salary	x	Target Bonus Percentage (% of Base Salary)	x	Overall Goal Achievement Factor	x	Individual Performance Factor	=	Bonus Award Earned
Mr. Harrison	$1,075,000	x	100%	x	102%	x	1.10	=	$1,206,150
Mr. Deal	$450,000	x	60%	x	102%	x	1.10	=	$302,940
Mr. Flint	$825,000	x	100%	x	102%	x	1.10	=	$925,650
Mr. Harris	$575,000	x	70%	x	102%	x	1.10	=	$451,605
Mr. Kasbekar	$600,000	x	75%	x	102%	x	1.10	=	$504,900

Long-Term Performance Plan

The Long-Term Performance Plan delivers a targeted percentage of base salary to each participant based on the achievement of long-term goals of the Company. The Long-Term Performance Plan is offered to the executive officers and other key employees. A three-year performance cycle is generally established each year for determining compensation under the Long-Term Performance Plan.

The Committee approved the Long-Term Performance Plan to encourage retention of executive officers and key employees, increase the proportion of their total performance-based compensation, and provide an incentive to achieve the Company’s long-term strategic goals.

The general formula for computing awards under the Long-Term Performance Plan is as follows:

Target Award	x	Long-Term Performance Factor (%)	=	Award Earned

2016 Long-Term Plan

In the first quarter of 2016, the Committee established the Long-Term Performance Plan for the 2016-2018 three-year period (the “2016 Long-Term Plan”).

The Committee approved target awards under the 2016 Long-Term Plan based on its consideration of each executive officer’s base salary, position and level of responsibility, succession planning considerations, the Company’s historical grant practices and culture and market benchmark data provided by Korn Ferry Hay Group. Payouts with respect to the target awards will be made in early 2019 depending on the Company’s achievement of specified average performance goals during the three-year performance period.

The following table reflects the target awards granted to the named executive officers under the 2016 Long-Term Plan:

	2016 Long-Term Plan Target Awards
Name	% of Base Salary	$ Amount
Mr. Deal	60%	$270,000
Mr. Flint	100%	$825,000
Mr. Harris	70%	$402,500
Mr. Kasbekar	75%	$450,000

The target awards for the named executive officers, other than Messrs. Deal and Kasbekar, remained unchanged from 2015 as a percent of base salary. Mr. Deal’s target award percentage was increased from 50% for 2015 to 60% for 2016 in connection with his promotion to Senior Vice President and Chief Financial Officer effective April 1, 2016. Mr. Kasbekar’s target award percentage was increased from 70% for 2015 to 75% for 2016 in connection with his promotion to Vice Chairman effective January 1, 2016. Mr. Harrison does not participate in the 2016 Long-Term Plan due to his long-term performance stock units described below.

The long-term performance factor is calculated based on the Company’s achievement of average annual corporate performance goals during the three-year performance period. The following table summarizes the corporate performance measures and weights approved by the Committee for the 2016 Long-Term Plan:

Performance Measure	Weight
Average Earnings Per Share	40%
Average Debt/Operating Cash Flow	40%
Average Return on Total Assets	10%
Average Revenue	10%

The Committee selected Earnings Per Share, Debt/Operating Cash Flow, Return on Total Assets and Revenue as the performance measures under the 2016 Long-Term Plan because the Committee believes the achievement of goals with respect to these measures is consistent with the long-term interests of the Company’s stockholders.

Each of the performance measures is defined as follows:

●

“Earnings Per Share” means diluted net income per share of common stock determined by dividing (a) net income by (b) the weighted average number of shares of common stock outstanding, all determined on a consolidated basis in accordance with GAAP;

●

“Debt/Operating Cash Flow” means (a) long-term debt and obligations under capital leases (including the current portion thereof) less cash, short-term investments and marketable securities divided by (b) the sum of (i) income from operations, plus (ii) depreciation and amortization, all determined on a consolidated basis in accordance with GAAP;

●	“Return on Total Assets” means (a) net income divided by (b) average total assets as of the beginning and end of a fiscal year, all determined on a consolidated basis in accordance with GAAP; and

●	“Revenue” means net sales determined on a consolidated basis in accordance with GAAP.

The Committee approved the threshold, target and maximum performance goals for each performance measure under the 2016 Long-Term Plan. The target performance goals are set at a level believed by management to be reasonably achievable and the Company’s 2016 financial results were favorable for the first year of the 2016 Long-Term Plan. The economic and business environment facing the Company remains challenging and therefore the Company’s ability to achieve the target goals under the 2016 Long-Term Plan is uncertain.

If the threshold goal is not achieved for a given measure, there will be no payout on that measure. Increasingly larger payouts will be awarded for levels of achievement between the threshold and maximum performance goals.

The following table summarizes the payout range for each performance goal:

Performance Level	Payout Percentage
Less than threshold	0%
Threshold to target	50% - 99%
Target to maximum	100% - 149%
Maximum and greater	150%

In accordance with the terms of the Long-Term Performance Plan, in determining the long-term performance factor, the Committee will make adjustments to actual levels of achievement to ensure that each corporate performance measure reflects the Company’s normalized operating performance in the ordinary course of business. In general, these adjustments relate to unplanned or unanticipated events and nonrecurring system transformation items. An example of such adjustments would be the mark-to-market adjustments required on the Company’s hedges for certain commodities such as fuel and aluminum.

Payments, if any, under the 2016 Long-Term Plan will be made in early 2019 based on the Company’s audited financial results for fiscal years 2016 through 2018. Consistent with the Company’s historical practices of compensating executive officers (other than the CEO) in cash, the awards will be paid in cash instead of equity due to the limited number of shares of Coke Consolidated stock held by stockholders who are not affiliates of the Company and the limited trading volume of the Company’s common stock.

2014 Long-Term Plan

In the first quarter of 2014, the Committee established the Long-Term Performance Plan for the 2014-2016 three-year period (the “2014 Long-Term Plan”). Awards under the 2014 Long-Term Plan were paid in early 2017 based on the Company’s audited financial results for fiscal years 2014 through 2016. The awards were calculated as follows:

Name	2014 Long-Term Plan Target Awards	x	Long-Term Performance Factor	=	Award Earned
Mr. Deal	$123,750	x	147%	=	$181,913
Mr. Flint	$663,000	x	147%	=	$974,610
Mr. Harris	$300,000	x	147%	=	$441,000
Mr. Kasbekar	$217,260	x	147%	=	$319,372

The following table reflects the calculation of the long-term performance factor under the 2014 Long-Term Plan:

Performance Measure	Weight	Target Performance Goal	Adjusted Goal Achievement	Payout Percentage	Weighted Payout Percentage
Average Earnings Per Share	40%	$3.40	$4.88	150%	60%
Average Debt/Operating Cash Flow	40%	3.00	2.37	150%	60%
Average Return on Total Assets	10%	2.42%	3.14%	150%	15%
Average Revenue	10%	$1.717 billion	$1.770 billion	120%	12%

Overall Goal Achievement Factor					147%

In determining the long-term performance factor, the Committee made adjustments to the actual levels of achievement to ensure that each corporate performance measure reflected the Company’s normalized operating performance in the ordinary course of business.

CEO Performance Units

The Committee awarded 400,000 performance units to Mr. Harrison, the Company’s Chairman and CEO, in 2008. The award was made to maintain Mr. Harrison’s total compensation and at-risk compensation at competitive levels and provide a retention incentive through 2018.

The Committee designed the award to be payable in Coke Consolidated class B common stock:

●	due to Mr. Harrison’s unique position within the Company and the Coca-Cola system;

●	to enhance the Company’s flexibility to make acquisitions with stock without impairing the Company’s favorable ownership and control structure;

●	to further align Mr. Harrison’s interests with those of the Company’s stockholders; and

●	in recognition of the Company’s historical practices for Mr. Harrison’s compensation.

Each performance unit represents the right to receive one share of Coke Consolidated class B common stock based on the achievement of specified corporate performance goals under the Annual Bonus Plan. For each of fiscal years 2009 through 2018, up to 40,000 performance units may vest in accordance with the following formula:

40,000	x	Overall Goal Achievement Factor under Annual Bonus Plan (Maximum = 100%)	=	Vested Performance Units

The following reflects the calculation of vested performance units for fiscal 2016:

Name	Vesting Target	x	Overall Goal Achievement Factor (Max. 100%)	=	Vested Performance Units
J. Frank Harrison, III	40,000	x	100%	=	40,000

The value realized by Mr. Harrison upon vesting of the 40,000 performance units was $6,982,000 based on the closing price of the Company’s common stock of $174.55 on March 7, 2017.

The overall goal achievement factor under the Annual Bonus Plan for 2016 was 102% (see pages 35 through 36 for a discussion of the overall goal achievement factor, including the corporate performance measures and goals used for determining the overall goal achievement factor); however, for purposes of calculating the number of performance units that vest in a given year, the overall goal achievement factor is limited to 100%.

If fewer than 40,000 performance units vest for any annual performance period, Mr. Harrison will automatically forfeit the unvested portion of the units for that performance period. No performance units were forfeited for 2016.

The award agreement does not provide for income tax reimbursements. If requested by Mr. Harrison, a portion of the award will be settled in cash as necessary to satisfy maximum statutory tax withholding requirements.

Officer Retention and Long-Term Retention Plans

Historically, the Committee has emphasized retention as a key objective of the Company’s compensation program. The Company maintains two supplemental retirement plans—the Officer Retention Plan (“ORP”) and the Long-Term Retention Plan (“LTRP”)—for the purpose of attracting and retaining executive talent until retirement and promoting a long-term perspective. These plans are also provided in light of the Company’s historical practice of not using equity as a significant component of compensation (except for the CEO). The material terms of the ORP and the LTRP are described on pages 48, 50 and 51.

Mr. Harrison ceased accruing supplemental retirement benefits under the ORP when he attained age 60 in 2014. Mr. Harrison will commence receiving his accrued ORP benefit following his retirement from the Company. The ORP does not provide for any interest accrual or actuarial increase if payment of an ORP benefit is deferred due to continued employment past age 60. Without accruals under the ORP, Mr. Harrison’s total compensation would have fallen well below the target compensation level set by the Committee for the Company’s senior officers.

To fairly compensate Mr. Harrison at the target compensation level and to provide a retention incentive for Mr. Harrison to remain employed with the Company, the Committee approved discretionary annual contributions to Mr. Harrison’s SSIP account of $1.0 million for two years beginning in 2015. The discretionary contributions also compensated Mr. Harrison for the time value of the deferred payment of his ORP benefit while he remains employed with the Company. The Committee continues to believe Mr. Harrison’s knowledge and experience and his strong relationships with The Coca Cola Company, other independent bottlers and beverage industry leaders make his continued leadership essential while the Company expands its distribution territory. For this reason, the Committee approved discretionary annual contributions to Mr. Harrison’s SSIP account of $1.03 million for three years beginning in 2017.

Supplemental Savings Incentive Plan

The Supplemental Savings Incentive Plan (“SSIP”) allows the executive officers to defer a portion of their annual salary and bonus. The Company may match up to 50% of the first 6% of salary deferred. The Company may also make additional discretionary contributions to the participants’ accounts.

Prior to 2006, participants could elect to receive a fixed annual return of up to 13% on their account balances. This provided participants with an above-market rate of return and resulted in a long-term fixed liability for the Company that was not contingent on its corporate performance. For these reasons, the Committee eliminated the option to receive a fixed rate of return for all deferrals and Company contributions made on or after January 1, 2006. The fixed rate of return option was not eliminated for deferrals and Company contributions made before January 1, 2006. The material terms of the SSIP are described beginning on page 49.

Other Benefits and Executive Compensation Policies

Pension Plan

The Company maintains a tax-qualified defined benefit pension plan. Effective June 30, 2006, no new participants may become eligible to participate in the plan and the benefits under the plan for existing participants, including the named executive officers, were frozen. Mr. Harris does not participate in the pension plan because his employment with the Company began after June 30, 2006.

401(k) Savings Plan

The Company maintains a tax qualified defined contribution plan with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code for substantially all of its employees who are not part of collective bargaining agreements, including the named executive officers. Employee elective deferral contributions to the 401(k) plan are made on a pre-tax basis. Contributions by the named executive officers are limited by the Internal Revenue Code.

Severance and Change of Control

The Company’s senior executive officers, including the named executive officers, do not have employment agreements, but they are entitled to certain payments under the various plans described in this section in connection with a termination of employment or a change of control of the Company. With respect to termination of employment, each executive officer is entitled to certain payments upon termination without cause, voluntary resignation or termination due to death or disability. The terms of the severance provisions are described beginning on page 51.

Change of control benefits are provided to ensure that in the event of a friendly or hostile change of control, the Company’s executive officers will be able to advise the Board about the potential transaction, without being unduly influenced by personal considerations, such as fear of losing their jobs as a result of a change of control.

The Committee does not consider the change of control provisions in determining the forms or amounts of other compensation. The terms of the change of control provisions are described beginning on page 51.

Personal Benefits

The Company provides personal benefits to the named executive officers that management and the Committee believe are reasonable, competitive and consistent with the Company’s overall objective of attracting and retaining executive talent. The Committee believes the value of providing these benefits to the Company’s executive officers outweighs the cost of the benefits. The cost of these benefits to Coke Consolidated is reflected under All Other Compensation (Column (g)) in the Summary Compensation Table on page 42.

Each of the executive officers is provided with an annual flexible benefit allowance. Each executive officer has the flexibility to keep or spend the allowance and is not required to report to the Company how the allowance is spent. The Committee made this change to:

●	minimize decisions regarding the types of benefits provided;

●	give the executive officers choice and flexibility;

●	fix the Company’s expenses with respect to these types of benefits; and

●	eliminate inequity among executive officers.

Each of the named executive officers received an annual flexible benefit allowance for 2016. The amount of the allowance was $45,000 for Mr. Harrison, $35,000 for Mr. Flint and $25,000 for each of the other named executive officers. These amounts were determined based on the Company’s annual average costs of providing historical personal benefits that were replaced by the annual flexible benefit allowance, including the costs of prior income tax reimbursements paid in connection with the historical benefits.

The Company continues to pay long-term disability and life insurance premiums for the named executive officers, including life insurance premiums on some policies that were purchased to replace terminated split-dollar life insurance arrangements. For certain elements of compensation, the Company also pays income tax gross-ups to provide the full benefit of the compensation.

The Board requires the CEO to use the Company’s corporate aircraft whenever reasonable for both business and personal travel. This benefit increases the level of safety and security for Mr. Harrison and his family. Making the aircraft available to Mr. Harrison also allows him to efficiently and securely conduct business during both business and personal flights and eliminates the inefficiencies of commercial travel. The Board believes that the value of making the aircraft available to Mr. Harrison and his family, in terms of convenience, security and saving time, results in an efficient form of compensation for Mr. Harrison.

Other executive officers may use the Company’s corporate aircraft for personal purposes with Mr. Harrison’s permission and subject to the oversight of the Committee and the Board. Depending on availability, family members of executive officers may travel on the corporate aircraft to accompany executives on business. There is nominal or no incremental cost to the Company for these passengers.

Tax and Accounting Considerations

The Committee considers the tax and accounting effects of compensation elements when designing the Company’s incentive and equity compensation plans. Under Section 162(m) of the Internal Revenue Code, a public company is generally not permitted to deduct non-performance-based compensation paid to a named executive officer (other than the principal financial officer) to the extent the compensation exceeds $1 million in any year. Special rules apply for “performance-based” compensation. The Committee has designed the Annual Bonus Plan, the Long-Term Performance Plan, and the CEO’s performance unit award to maximize the deductibility of compensation paid to the named executive officers. In order to maintain flexibility in compensating executive officers, however, the Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

Executive Compensation Tables

The following tables and related narratives present the compensation for the Company’s named executive officers in the format specified by the SEC.

I. 2016 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
J. Frank Harrison, III Chairman and Chief Executive Officer	2016 2015 2014	$1,043,622 943,700 921,790	$7,123,600 4,254,800 3,373,600	$1,206,150 1,189,235 1,206,546	$237,218 163,398 1,513,306	$1,752,730 1,677,781 684,736	$11,363,320 8,228,914 7,699,978
Clifford M. Deal, III Senior Vice President and Chief Financial Officer	2016	$413,125	—	$484,853	$139,960	$222,930	$1,260,868
Henry W. Flint President and Chief Operating Officer	2016 2015 2014	$792,788 687,863 659,750	— — —	$1,900,260 1,677,928 1,545,429	$519,268 512,823 492,475	$115,493 106,754 91,726	$3,327,809 2,985,368 2,789,380
James E. Harris Executive Vice President, Business Transformation	2016 2015 2014	$568,750 537,500 493,772	— — —	$892,605 835,678 858,375	$200,000 200,000 200,000	$163,163 169,538 95,835	$1,824,518 1,742,716 1,647,982
Umesh M. Kasbekar Vice Chairman and Secretary	2016	$600,000	—	$824,272	$1,012,376	$82,161	$2,518,809

Salary (Column (c))

The amounts shown in the “Salary” column include amounts deferred by the executive officers under the 401(k) Savings Plan and the SSIP.

Stock Awards (Column (d))

The amounts shown in the “Stock Awards” column represent the grant-date fair values of the 40,000 performance units awarded to the CEO and subject to vesting in each of 2016, 2015 and 2014. The grant-date fair values of the awards are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 based on the Committee’s expectations as of the grant dates regarding the probable level of achievement under the awards. The Committee assumed the maximum level of achievement under each of the awards. The assumptions made in determining the fair value of the performance unit awards are described on pages 96 and 97 of the Company’s Form 10-K for the fiscal year ended January 1, 2017.

Non-Equity Incentive Plan Compensation (Column (e))

The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the performance-based cash awards earned under the Annual Bonus Plan and the 2014 Long-Term Plan, as follows:

Name	2016 Annual Bonus Plan	2014 Long-Term Plan	Total
Mr. Harrison	$1,206,150	—	$1,206,150
Mr. Deal	302,940	$181,913	484,853
Mr. Flint	925,650	974,610	1,900,260
Mr. Harris	451,605	441,000	892,605
Mr. Kasbekar	504,900	319,372	824,272

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (f))

The following table breaks out the amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2016:

Name	Pension Plan(1)	Officer Retention Plan(2)	Split-Dollar and Deferred Compensation Replacement Benefit Agreement(2)	Nonqualified Deferred Compensation Earnings(3)	Total
Mr. Harrison	$70,129	—	—	$167,089	$237,218
Mr. Deal	23,967	$ 70,321	—	45,672	139,960
Mr. Flint	6,779	500,000	—	12,489	519,268
Mr. Harris	—	200,000	—	—	200,000
Mr. Kasbekar	52,407	348,499	$50,969	560,501	1,012,376

(1)	The amounts shown in this column reflect the aggregate increase in the present value of each executive’s benefit under the Pension Plan from the beginning of the fiscal year to the end of the fiscal year. Additional information regarding each executive officer’s accumulated benefits under the Pension Plan is presented beginning on page 47.

(2)	The amounts shown in these columns reflect the aggregate increase in the present value of each executive’s benefit from the beginning of the fiscal year to the end of the fiscal year. Additional information regarding each executive officer’s accumulated benefits under the ORP is presented on page 48. Additional information regarding Mr. Kasbekar’s benefits under the Split-Dollar and Deferred Compensation Replacement Benefit Agreement is presented beginning on page 48.

(3)	The amounts shown in this column reflect the portion of annual earnings on each executive’s principal balance under the SSIP that is deemed to be “above-market interest” under the SEC rules. Additional information regarding the SSIP is presented beginning on page 49. The SSIP was amended in 2005 to eliminate the payment of above-market interest on salary deferrals and contributions made after 2005.

All Other Compensation (Column (g))

The following table describes each component of the “All Other Compensation” column for 2016. The amounts shown reflect the incremental cost to Coke Consolidated for each of the benefits:

Name	Supplemental Savings Incentive Plan	Long-Term Retention Plan	401(k) Savings Plan	Life Insurance	Disability Insurance	Income Tax Gross-Ups	Flexible Benefit Allowance	Personal Use of Corporate Aircraft	Directors Fees	Total
Mr. Harrison	$1,031,309	—	$13,250	$228,248	$6,945	$257,477	$45,000	$170,501	—	$1,752,730
Mr. Deal	12,394	$154,762	13,250	6,907	5,983	4,634	25,000	—	—	222,930
Mr. Flint	—	—	13,250	21,341	11,971	28,070	35,000	5,861	—	115,493
Mr. Harris	17,063	66,667	13,250	7,088	9,977	6,918	25,000	—	$17,200	163,163
Mr. Kasbekar	18,000	—	13,250	11,772	7,048	7,091	25,000	—	—	82,161

The following describes each of the personal benefits reflected in the above table:

Supplemental Savings Incentive Plan

The Company makes matching and discretionary contributions to the executives’ accounts under the SSIP.

Long-Term Retention Plan

The Company makes matching and discretionary contributions to the executives’ accounts under the LTRP.

401(k) Savings Plan

The Company makes matching contributions to the executives’ accounts under the 401(k) Savings Plan of up to 5% of each executive’s eligible compensation based on the Company’s 2016 performance. The Company’s matching contribution is comprised of a 3.5% fixed component and a 1.5% discretionary component. The Company funded all of the 1.5% discretionary matching contribution for 2016.

Disability and Life Insurance

The Company pays long-term disability, excess group life insurance and individual life insurance premiums for certain named executive officers, including life insurance premiums on some policies that were purchased to replace terminated split-dollar life insurance arrangements. Of the amount shown for Mr. Harrison, $222,704 was for premiums paid on (i) an individual whole-life policy that the Company agreed to provide to Mr. Harrison in 2003 in connection with the termination of a split-dollar life insurance arrangement and (ii) a joint and survivor whole-life policy on Mr. Harrison and his spouse.

Income Tax Gross-Ups

The Company pays income tax gross-ups with respect to certain long-term disability and individual life insurance premiums and personal use of corporate aircraft.

Flexible Benefit Allowance

The Flexible Benefit Allowance is intended to establish an equitable distribution among the executive group of the monies spent on executive perquisites. Each executive officer has the flexibility to keep or spend the allowance and is not required to report to the Company how the allowance is spent.

Aircraft Usage

The incremental cost of personal use of the Company’s corporate aircraft is calculated based on the average cost of fuel, crew travel, on-board catering, trip-related maintenance, landing fees and trip-related hangar and parking costs and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hangar expenses and general taxes and insurance are excluded from the incremental cost calculation. If an aircraft flies empty before picking up or dropping off a passenger flying for personal reasons, this “deadhead” segment is included in the incremental cost of the personal use.

Directors Fees

This column reflects fees paid to Mr. Harris by South Atlantic Canners, Inc. for his service as a director of South Atlantic Canners, Inc. South Atlantic Canners, Inc. is a manufacturing cooperative comprised of Coca-Cola bottlers in which the Company is a member.

II. 2016 Grants of Plan-Based Awards

The following table shows grants of plan-based awards made to the named executive officers in March 2016:

			Date of Initial Board Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)
Name	Plan(1)	Grant Date		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Mr. Harrison	ABP PU(5)	N/A 3/8/2016	N/A 2/27/2008	$53,750 —	$1,075,000 —	$2,418,750 —	— 20,000	— 40,000	— 40,000	$	— 7,123,600
Mr. Deal	ABP LTPP	N/A N/A	N/A N/A	13,500 13,500	270,000 270,000	607,500 405,000	— —	— —	— —		— —
Mr. Flint	ABP LTPP	N/A N/A	N/A N/A	41,250 41,250	825,000 825,000	1,856,250 1,237,500	— —	— —	— —		— —
Mr. Harris	ABP LTPP	N/A N/A	N/A N/A	20,125 20,125	402,500 402,500	905,625 603,750	— —	— —	— —		— —
Mr. Kasbekar	ABP LTPP	N/A N/A	N/A N/A	22,500 22,500	450,000 450,000	1,012,500 675,000	— —	— —	— —		— —

(1)	Incentive award opportunities were granted under the following plans in 2016:

ABP	2016 Annual Bonus Plan

PU	CEO’s Performance Unit Award Agreement

LTPP	2016 Long-Term Plan

The material terms of each plan are described in the “Compensation Discussion and Analysis” section beginning on page 30.

(2)	The threshold award amounts shown for the ABP and the LTPP are equal to 50% of the lowest weighted performance measure. The lowest weighted performance measure under both the ABP and the LTPP was 10%.

(3)	The target award amounts shown for the ABP were computed using an individual performance factor of 1.0.

(4)	The maximum award amounts shown for the ABP were computed using the maximum individual performance factor of 1.5.

(5)	Mr. Harrison was awarded 400,000 performance units in 2008. The performance units are subject to vesting in annual increments over a 10-year period beginning with 2009. Up to 40,000 performance units may vest each year based on the achievement of corporate performance goals established under the ABP. Because the performance goals under the ABP are set in the first quarter of each year, each 40,000 unit increment has an independent performance requirement and is considered to have its own service inception date, grant date and service period. Mr. Harrison does not have any voting rights or dividend rights with respect to the performance units until they vest and shares of Coke Consolidated class B common stock are issued.

III. Outstanding Equity Awards at Fiscal Year-End 2016

The following table shows the outstanding equity awards held by the named executive officers at the end of fiscal 2016.

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Harrison	120,000	(2)	$21,462,000

(1)	The amount shown in this column is based on the closing price of Coke Consolidated common stock ($178.85) on December 30, 2016, the last trading day of fiscal 2016.

(2)	This amount reflects the number of unvested performance units, each with respect to one share of Coke Consolidated class B common stock, as of January 1, 2017 under the Performance Unit Award Agreement with Mr. Harrison. On March 7, 2017, the Committee determined that the eighth 40,000 share increment of the performance unit award vested in full based on the Company’s performance during fiscal 2016. As of March 7, 2017, there were 80,000 remaining unvested performance units subject to vesting in annual increments based on the Company’s performance during fiscal 2017 and 2018.

IV. 2016 Option Exercises and Stock Vested

The following table shows stock vested during the fiscal year ended January 1, 2017 for the named executive officers. None of the named executive officers hold stock options.

Name	Number of Shares Acquired on Vesting (#)		Value Realized On Vesting ($)(1)
Mr. Harrison	40,000	(2)	$7,123,600

(1)	The amount shown in this column is based on the closing price of Coke Consolidated common stock $178.09 on March 8, 2016.

(2)	This amount reflects the number of shares of Coke Consolidated class B common stock that vested in fiscal 2016 under Mr. Harrison’s Performance Unit Award Agreement.

V. 2016 Defined Benefit Plans

The Company maintains a traditional, tax-qualified pension plan (the “Pension Plan”) for certain non-union employees, including the named executive officers. On June 30, 2006, the Pension Plan stopped accepting new participants and the benefits under the Pension Plan for existing participants were frozen. The Company also maintains the ORP, a supplemental nonqualified retirement plan, for key executives, including the named executive officers. The Company and Mr. Kasbekar entered into a Split-Dollar and Deferred Compensation Replacement Benefit Agreement to replace deferred compensation benefits the benefits the Company agreed to provide under the terms of a split-dollar arrangement that was terminated in 2003.

The following table provides information for fiscal 2016 regarding the Pension Plan, the ORP and the Split-Dollar and Deferred Compensation Replacement Benefit Agreement with Mr. Kasbekar.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Mr. Harrison	Pension Plan	30	$1,044,926	—
	Officer Retention Plan	24	14,411,990	—
Mr. Deal	Pension Plan	14	297,038	—
	Officer Retention Plan	16	648,394	—
Mr. Flint	Pension Plan	3	102,314	—
	Officer Retention Plan	13	4,173,728	—
Mr. Harris	Pension Plan	0	—	—
	Officer Retention Plan	9	1,800,000	—
Mr. Kasbekar	Pension Plan	25	691,194	—
	Officer Retention Plan	26	4,639,106	—
	Split-Dollar and Deferred Compensation Replacement Benefit Agreement	14	643,282	—

(1)	The amounts shown in this column are equal to the number of years of benefit service for which the officer has received credit under the plan. None of the named executive officers have received benefit credit service under the plans for years of service in addition to their actual years of service with the Company which are as follows: Mr. Harrison—39 years, Mr. Deal—23 years, Mr. Flint—13 years, Mr. Harris—9 years and Mr. Kasbekar—33 years.

(2)	The amounts shown in this column are the present values of each named executive officer’s accumulated benefits under the plans. See pages 98 to 100 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017 for a description of the valuation method and material assumptions used to determine the present values of the accumulated benefits under the Pension Plan. The present value of each named executive officer’s accumulated benefits under the ORP and the Split-Dollar and Deferred Compensation Replacement Benefit Agreement are determined in accordance with the terms of the ORP and the Agreement, as discussed below.

Pension Plan

The Pension Plan is a traditional, tax-qualified defined benefit plan. The benefits under the plan were frozen on June 30, 2006, and since that date no additional employees have become participants in the plan and no additional benefits have accrued. On June 30, 2006, all participants in the plan became fully vested in their accrued benefits under the plan.

Each participant’s accrued benefit is determined based on the participant’s “average compensation” as defined in the plan as of December 31, 2005 and “years of service” as defined in the plan as of June 30, 2006. As a tax-qualified pension plan, the maximum amount of compensation taken into account for each year under the terms of the plan is limited by the Internal Revenue Code. In 2006, this limit was $220,000. On January 1, 2017, the plan benefit of each of the named executive officers, except for Mr. Harris, was based on the maximum average compensation permitted by the plan and provides a benefit value equal to the amount shown in the above table under the “Present Value of Accumulated Benefit” column. Mr. Harris was hired after the plan was frozen, so he is not a participant in the plan.

Participants may retire at or after age 65 and receive their full benefit under the plan. Participants who have not reached age 65 but who have reached age 55 and have at least 10 years of service may retire and receive a reduced retirement benefit. Reductions for early retirement are 7.75% per year for the first 5 years and 4.00% per year for each additional year retirement is earlier than age 65. Mr. Harrison, Mr. Flint and Mr. Kasbekar are currently eligible for early retirement under the plan.

Benefits are payable as a single life annuity for participants who are single when payment of their plan benefit commences or as a 50% joint and survivor annuity over the life of the participant and spouse for participants who are married when payment of their plan benefit commences unless an optional form of payment is elected. Available optional forms of payment are an annuity payable in equal monthly payments for 10 years and thereafter for life, or a 75% or 100% joint and survivor annuity over the lives of the participant and spouse or other beneficiary. Benefits of $5,000 or less may be distributed in a lump sum. If a participant dies before the participant begins to receive retirement benefits, the surviving spouse will receive the value of a 50% joint and survivor benefit.

Officer Retention Plan

The Internal Revenue Code limits the amounts of compensation that may be considered and the annual benefits that may be provided under the Pension Plan. As such, the Company maintains the ORP, which is a supplemental nonqualified defined benefit plan, to provide some of the Company’s key executives, including the named executive officers, with retirement benefits in excess of IRS limitations as well as additional supplemental benefits.

Under the ORP, the named executive officers are entitled to the full amount of their accrued benefit under the plan upon reaching age 60, the normal retirement age under the plan. The amount of each participant’s normal retirement benefit is determined based on the participant’s position and level of responsibility, performance, and job tenure, and is specified in the participant’s individual agreement under the ORP.

Plan benefits are paid in the form of equal monthly installments over 10, 15 or 20 years, as elected by the participant upon joining the plan. The monthly installment amounts are computed using an 8% discount rate using simple interest compounded monthly.

The plan does not provide an early retirement benefit, but participants are eligible under certain circumstances to receive a benefit based on their vested accrued benefit upon death, total disability or severance. Participants are also eligible to receive a benefit upon a change of control occurring before age 60. The benefits payable upon death, total disability, severance or a change of control are described beginning on page 51.

In connection with his election as President and Chief Operating Officer, Mr. Flint’s annual vested accrual amount under the ORP was increased to $500,000 beginning in 2013 and will continue through 2019, the year in which Mr. Flint will attain age 65.

As of January 1, 2017, the estimated annual retirement benefit payable at age 60 for each of the named executive officers was as follows:

Name	Estimated Annual Retirement Benefit ($)	Number of Years Payable (#)
Mr. Harrison	$1,624,991	15
Mr. Deal	112,753	15
Mr. Flint	639,728	15
Mr. Harris	431,487	10
Mr. Kasbekar	492,281	20

Each named executive officer will be entitled to continue participating in the ORP and earn supplemental benefits thereunder until he attains age 60 as described above. However, no new awards of supplemental retirement benefits will be made under the ORP after March 2014. All new supplemental retirement benefit awards will be made under the LTRP, the material terms of which are described beginning on page 50.

Split-Dollar and Deferred Compensation Replacement Benefit Agreement

Prior to 2003, Mr. Kasbekar participated in a split-dollar life insurance arrangement offered by the Company. During 2003, in response to certain legislative changes adversely affecting split-dollar arrangements, the

Company replaced Mr. Kasbekar’s split-dollar arrangement with (i) Company-provided life insurance coverage and (ii) a Split-Dollar and Deferred Compensation Replacement Benefit Agreement (the “Replacement Benefit Agreement”). Together, the Company-provided life insurance coverage and the Replacement Benefit Agreement provide benefits to Mr. Kasbekar that are comparable to the benefits formerly provided under the split-dollar arrangement and minimize increases in the cost to the Company of providing the benefits the Company agreed to provide under the split-dollar arrangement. The amount accrued by Mr. Kasbekar under the Replacement Benefit Agreement will be paid in the form of equal annual installments over 10 years. The annual installment amounts are computed using an 8% discount rate using simple interest compounded monthly. As of January 1, 2017, the estimated annual benefit payable at age 60 to Mr. Kasbekar under the Replacement Benefit Agreement was $96,061.

VI. 2016 Nonqualified Deferred Compensation

Supplemental Savings Incentive Plan

The Company maintains the Supplemental Savings Incentive Plan, a nonqualified deferred compensation plan (the “SSIP”), for its key executives, including the named executive officers. The following table provides information regarding the named executive officers’ accounts and benefits under the SSIP for 2016.

Name	Executive Contributions in Fiscal 2016 ($)(1)	Company Contributions in Fiscal 2016 ($)(2)	Aggregate Earnings in Fiscal 2016 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at January 1, 2017 ($)(4)
Mr. Harrison	$62,617	$1,031,309	$617,559	—	$9,447,363
Mr. Deal	24,788	12,394	63,688	$24,430	759,085
Mr. Flint	—	—	172,792	—	2,850,501
Mr. Harris	34,125	17,063	25,759	53,981	436,773
Mr. Kasbekar	36,000	18,000	883,350	30,433	7,777,165

(1)	All amounts shown in this column are also reported in the “Salary” column of the Summary Compensation Table.

(2)	All amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Of the amounts shown in this column, the following amounts are reported as above-market earnings on deferred compensation in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table: Mr. Harrison—$167,089, Mr. Deal—$45,672, Mr. Flint—$12,489, Mr. Harris—$0 and Mr. Kasbekar—$560,501.

(4)	Of the amounts shown in this column, the following amounts were reported in the Summary Compensation Tables of the Company’s proxy statements for previous years: Mr. Harrison—$4,061,881, Mr. Deal—$0, Mr. Flint—$1,996,490, Mr. Harris—$404,948 and Mr. Kasbekar—$0.

The Company currently matches up to 50% of the first 6% of base salary deferred. The Company may also make discretionary contributions to participants’ accounts.

Participants are immediately vested in all amounts of salary and bonus deferred by them. The Company’s contributions to participants’ accounts, other than transition contributions, vest in 20% annual increments and become fully vested upon the completion of five years of service. The transition contributions vested in 20% annual increments from December 31, 2006 to December 31, 2010. All contributions made by the Company become fully vested upon retirement, death or a change of control.

Amounts deferred by participants and contributions made by the Company before January 1, 2006 are deemed invested in either a “fixed benefit account” or a “pre-2006 supplemental account,” at the election of the participant. Balances in the fixed benefit accounts earn interest at an annual rate of up to 13% (depending on the event requiring distribution and the participant’s age, years of service and initial year of participation in the plan).

Mr. Harrison’s and Mr. Flint’s balances have earned interest at an annual rate of 6% since the year in which they attained age 60. For named executive officers with fixed benefit accounts, the amounts reported in the above table under “Aggregate Earnings in Fiscal 2016” and “Aggregate Balance at January 1, 2017” were calculated assuming the maximum annual return of 13%.

Amounts deferred by participants and contributions made by the Company on or after January 1, 2006 are deemed invested in a “post-2005 supplemental account.” Balances in pre-2006 supplemental accounts and post-2005 supplemental accounts are deemed invested by participants in investment choices that are made available by the Company, which are similar to the choices available under the 401(k) Savings Plan.

Balances in the fixed benefit accounts and pre-2006 supplemental accounts become payable, as elected by a participant, either upon “termination of employment” or on a date designated by the participant between the year the participant turns 55 and the year the participant turns 70. Amounts in the post-2005 supplemental accounts may be distributed, as elected by a participant, upon “termination of employment” or at a date designated by the participant that is at least two years after the year that a salary deferral or other contribution was made and not later than the year the participant turns 70. A “termination of employment” occurs upon the later of (i) a participant’s severance, retirement or attainment of age 55 while totally disabled and, (ii) at the election of the plan administrator, the date when the participant is no longer receiving severance benefits.

Balances in the fixed benefit accounts and pre-2006 supplemental accounts are payable in equal monthly installments over 10 or 15 years, at the election of the participant. The monthly payment amount for a fixed benefit account is calculated using a discount rate that is equal to the applicable rate of interest on the account, as described above. The monthly payment amount for a pre-2006 supplemental account is calculated by dividing the vested account balance by the number of total monthly payments. Balances in the post-2005 supplemental accounts are payable in either a lump sum or in monthly installments over a period of 5, 10 or 15 years, at the election of the participant. The monthly payment for a post-2005 supplemental account is calculated by dividing the vested account balance by the number of remaining monthly payments.

In the event of death or a change of control, all account balances become payable in either a single lump sum or in equal monthly installments over a period of 5, 10 or 15 years, at the election of the participant. In each case, the account balances and monthly payments are generally computed in the same manner as described above, except participants are deemed fully vested in their account balances, and, in the case of a change of control, balances and monthly payments for fixed benefit accounts are computed using the maximum 13% rate of return and 13% discount rate, respectively. Additional information regarding amounts payable to each of the named executive officers upon a termination of employment, death or change of control is provided in the following section.

Long-Term Retention Plan

The LTRP is a supplemental nonqualified defined contribution plan that provides supplemental benefits to the Company’s key executives. The LTRP was adopted in March 2014 and all new awards of supplemental retirement benefits made on or after March 2014 will be made under the LTRP and not the ORP.

A participant in the LTRP earns a Company contribution credit to a supplemental benefits account for each year of employment with the Company through age 60, the normal retirement age under the plan. The amount of each participant’s credit is determined based on the participant’s position and level of responsibility, performance, and job tenure, and is specified in the participant’s individual agreement under the LTRP. The amount credited to a participant’s supplemental benefits account is deemed invested in investment choices that are similar to the choices available under the 401(k) Savings Plan. The supplemental benefits account is 50% vested through a participant’s attainment of age 51 while employed by the Company and becomes vested ratably for each year of continued employment thereafter through age 60. The account also becomes vested in the event of the participant’s death or disability or a change in control of the Company. The vested balance of a participant’s supplemental benefits account is payable following termination of employment in either a lump sum or in monthly installments over a period of 10, 15 or 20 years, at the election of the participant.

Messrs. Deal and Harris began participating in the LTRP in January 2015. The following table provides information regarding their accounts under the LTRP for 2016.

Name	Company Contributions in Fiscal 2016 ($)(1)	Aggregate Earnings in Fiscal 2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at January 1, 2017 ($)
Mr. Deal	$154,762	$77	—	$226,273
Mr. Harris	66,667	3,141	—	136,521

(1)	All amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table.

VII. 2016 Potential Payments Upon Termination or Change of Control

The following table shows the estimated benefits payable to each named executive officer in the event of the executive officer’s termination of employment under various scenarios or a change of control of the Company. The amounts shown assume termination of employment or a change of control on January 1, 2017. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all salaried employees.

Name and Plans	Voluntary Resignation or Termination without Cause ($)	Termination for Cause ($)	Death ($)	Disability ($)	Retirement ($)(1)	Change of Control ($)
Mr. Harrison
Officer Retention Plan(2)	$14,411,990	—	$14,411,990	$14,411,990	$14,411,990	$14,411,990
Supplemental Savings Incentive Plan(2)	9,447,363	$9,447,363	9,447,363	9,447,363	9,447,363	9,447,363
Performance Units(3)	—	—	—	—	—	7,154,000
Annual Bonus Plan	—	—	1,206,150	1,206,150	1,206,150	1,075,000

Total	$23,859,353	$9,447,363	$25,065,503	$25,065,503	$25,065,503	$32,088,353
Mr. Deal
Officer Retention Plan(2)	$486,296	—	$648,394	$648,394	$486,296	$1,000,000
Long Term Retention Plan	169,704	$169,704	226,273	226,273	169,704	1,000,000
Supplemental Savings Incentive Plan(2)	759,085	759,085	759,085	759,085	759,085	759,085
Annual Bonus Plan	—	—	302,940	302,940	302,940	270,000
Long-Term Performance Plan(4)	—	—	372,746	372,746	372,746	372,746

Total	$1,415,085	$928,789	$2,309,438	$2,309,438	$2,090,771	$3,401,831
Mr. Flint
Officer Retention Plan(2)	$4,173,728	—	$4,173,728	$4,173,728	$4,173,728	$5,673,728
Supplemental Savings Incentive Plan(2)	2,850,501	$2,850,501	2,850,501	2,850,501	2,850,501	2,850,501
Annual Bonus Plan	—	—	925,650	925,650	—	825,000
Long-Term Performance Plan(4)	—	—	1,713,710	1,713,710	1,713,710	1,713,710

Total	$7,024,229	$2,850,501	$9,663,589	$9,663,589	$8,737,939	$11,062,939
Mr. Harris
Officer Retention Plan(2)	$1,260,000	—	$1,800,000	$1,800,000	$1,260,000	$3,000,000
Long Term Retention Plan	95,565	$95,565	136,521	136,521	95,565	500,000
Supplemental Savings Incentive Plan(2)	436,773	436,773	436,773	436,773	436,773	436,773
Annual Bonus Plan	—	—	451,605	451,605	—	402,500
Long-Term Performance Plan(4)	—	—	831,833	831,833	—	831,833

Total	$1,792,338	$532,338	$3,656,732	$3,656,732	$1,792,338	$5,171,106

Name and Plans	Voluntary Resignation or Termination without Cause ($)	Termination for Cause ($)	Death ($)	Disability ($)	Retirement ($)(1)	Change of Control ($)
Mr. Kasbekar
Officer Retention Plan(2)	$4,407,151	—	$4,639,106	$4,639,106	$4,407,151	$5,008,046
Supplemental Savings Incentive Plan(2)	7,777,165	$7,777,165	7,777,165	7,777,165	7,777,165	7,777,165
Split-Dollar and Deferred Compensation Replacement Benefit Agreement(2)	643,282	643,282	643,282	643,282	643,282	643,282
Annual Bonus Plan	—	—	504,900	504,900	504,900	450,000
Long-Term Performance Plan(4)	—	—	642,577	642,577	642,577	642,577

Total	$12,827,598	$8,420,447	$14,207,030	$14,207,030	$13,975,075	$14,521,070

(1)	Mr. Harrison, Mr. Deal, Mr. Flint and Mr. Kasbekar would have been eligible to receive payments under the SSIP upon retirement on January 1, 2017 because all of them have attained age 55. Mr. Harrison, Mr. Deal and Mr. Kasbekar would have been eligible to receive a payment under the Annual Bonus Plan upon retirement on January 1, 2017 because they have attained age 55 and completed 20 years of service. Mr. Deal and Mr. Kasbekar would have been eligible to receive prorated payments under the Long-Term Performance Plan upon retirement on January 1, 2017 because they have attained age 55 and completed 20 years of service.

(2)	Amounts shown for the ORP, SSIP and Split-Dollar and Deferred Compensation Replacement Benefit Agreement assume payment as a lump sum as of January 1, 2017. Participants in the ORP and SSIP may elect to receive payments in monthly installments over 10, 15 or 20 years. The benefits under the Split-Dollar and Deferred Compensation Replacement Benefit Agreement are payable in annual installments over 5 years. In each case, the amounts of the installments are based on discount rates specified in the plans and the agreement.

(3)	Amount reflects the vesting of 40,000 performance units. The value was determined by multiplying the number of vested performance units by the market price of Coke Consolidated common stock on December 30, 2016 ($178.85).

(4)	Amounts payable under the Long-Term Performance Plan were calculated using the actual level of achievement of the performance goals for the 2014-2016 performance period and assuming the achievement of target performance goals for the three-year performance periods ending in 2017 and 2018.

The Company’s executive officers, including the named executive officers, do not have any special employment or severance agreements. The executive officers are entitled, however, to certain payments (as illustrated in the above table) under the terms of the Company’s existing compensation and benefit plans in connection with the termination of their employment or a change of control of the Company. The following narrative describes the terms of those plans as they relate to a termination of employment or change of control.

Officer Retention Plan

The ORP, the material terms of which are described on page 48, contains special provisions for severance, death, total disability or a change of control.

In the event of death or total disability, each participant becomes fully vested in the amount of their accrued benefit under the ORP.

Upon termination without cause or voluntary resignation, each participant’s accrued benefit is 50% vested until age 50, with the vesting percentage increasing by 5% each year after the age of 50 until fully vested at age 60. All rights to any benefits under the plan are forfeited if a participant is terminated for cause.

In connection with his election as President and Chief Operating Officer, Mr. Flint’s annual vested accrual amount under the ORP was increased to $500,000 beginning in 2013 and will continue through 2019, the year in which Mr. Flint will attain age 65.

In the event of a “change of control” of the Company, each participant is entitled to an amount equal to the normal retirement benefit otherwise payable to them at age 60 under the ORP. A “change of control” occurs under the ORP:

(a)	when a person or group other than the Harrison family acquires shares of the Company’s capital stock having the voting power to designate a majority of the Board;

(b)	when a person or group other than the Harrison family acquires or possesses shares of the Company’s capital stock having power to cast (i) more than 20% of the votes regarding the election of the Board and (ii) a greater percentage of the votes regarding the election of the Board than the shares owned by the Harrison family;

(c)	upon the sale or disposition of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries outside the ordinary course of business other than to a person or group controlled by the Company or the Harrison family; or

(d)	upon a merger or consolidation of the Company with another entity where the Company is not the surviving entity.

The death benefit under the ORP is payable in a single lump sum. The other severance and change of control benefits are payable in equal monthly installments over 10, 15 or 20 years, as elected by the named executive officer. The amount of each monthly installment is computed using an 8% discount rate using simple interest compounded annually. The change of control benefit is also payable in a single lump sum at the election of each executive.

Under the ORP, each participant has generally agreed not to compete with the Company for three years after termination from employment for any reason. The non-compete provision does not apply to actions occurring after both a termination of employment and a change of control.

Supplemental Savings Incentive Plan and Long-Term Retention Plan

The SSIP and LTRP also provide for the payment of the named executive officers’ vested account balances upon termination of employment, death or a change of control. A “termination of employment” occurs under the SSIP upon a participant’s severance, retirement or attainment of age 55 while totally disabled. A “termination of employment” occurs under the LTRP upon a participant’s severance or retirement. The definition of a “change of control” is the same definition used for the ORP, as described above. The material terms of the SSIP and LTRP, including the options to receive lump sum or installment payments, are described on pages 49, 50 and 51.

Performance Unit Award Agreement

The material terms of the CEO’s Performance Unit Award Agreement are described on page 39.

In the event of a “change of control,” 40,000 performance units will become immediately vested, subject to certain adjustments for stock dividends and other fundamental corporate transactions. The definition of a “change of control” is the same definition used for the ORP, as described above.

If Mr. Harrison’s employment terminates for any reason other than a change of control (including death or disability), all unvested performance units will lapse and be forfeited.

Annual Bonus Plan

The Annual Bonus Plan, the material terms of which are described beginning on page 34, provides for certain payments to the named executive officers in the event of a termination of their employment or a change of control.

In the event of total disability, retirement or death during any fiscal year, a participant is entitled to a pro-rata bonus based on the portion of the fiscal year completed by the participant and the actual overall goal achievement factor attained for that year.

In the event of a “change of control,” each participant would be entitled to a pro-rata portion of the participant’s target award under the Annual Bonus Plan based on the portion of the year completed.

The term “retirement” is defined in the Annual Bonus Plan as a participant’s termination of employment other than on account of death and (i) after attaining age 60, (ii) after attaining age 55 and completing 20 years of service or (iii) as the result of total disability. The definition of a “change of control” is the same definition used for the ORP, as described above.

Long-Term Performance Plan

The Long-Term Performance Plan, the material terms of which are described beginning on page 36, also provides for certain payments to the named executive officers in the event of a termination of their employment or a change of control.

In the event of the total disability, retirement or death of a participant after the completion of the first year of a performance period but prior to the end of a performance period, and in the event of the subsequent attainment of the performance goals applicable to such participant, a participant is entitled to a pro-rata award based on the portion of the performance period completed by the participant.

In the event of a “change of control,” each participant is entitled to a pro-rata portion of the participant’s target award for the performance period, based on the portion of the performance period completed.

The definition of “retirement” in the Long-Term Performance Plan is the same as the definition used in the Annual Bonus Plan, as described above. The definition of a “change of control” is the same as the definition used in the ORP, as described above.

Equity Compensation Plan Information

The following table provides information as of January 1, 2017, concerning the Company’s outstanding equity compensation arrangements as of that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	120,000	(1)	—	250,000	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	120,000	(1)	—	250,000	(2)

(1)	Relates to the Performance Unit Award Agreement with Mr. Harrison that was approved by the Company’s stockholders on April 29, 2008. See Note 1 to the table showing outstanding equity awards held by the named executive officers at the end of fiscal 2016 on page 46.

(2)	These shares of common stock are reserved for issuance pursuant to awards that may be made in the future under the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan approved by the Company’s stockholders on May 8, 2012.

Consideration of Risk Related to Compensation Programs

The Company has considered its compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on Coke Consolidated. As described in the “Compensation Discussion and Analysis” section beginning on page 30, the Compensation Committee and management have designed Coke Consolidated’s compensation program to achieve a number of goals, including the following:

●	Motivating the executive officers to achieve Coke Consolidated’s annual and long-term strategic goals;

●	Appropriately taking into account risk and reward in the context of the Company’s business environment and long-range business plans;

●	Being affordable and appropriately aligned with stockholder interests; and

●

Achieving a reasonable balance across types and purposes of compensation, particularly with respect to fixed compensation objectives, short-term and long-term performance-based objectives and retention and retirement objectives.

In light of these goals, the Compensation Committee, senior management and human resources personnel have considered risk as they designed the various elements of the Company’s compensation programs.

The Company notes the following factors with respect to the determination that any risks arising from the compensation policies and practices are not reasonably likely to have a material adverse effect on Coke Consolidated:

●	The belief that the Company’s compensation programs are reasonably balanced across types of compensation and the various objectives they are designed to reward;

●

While Coke Consolidated does not engage in compensation benchmarking, the Company does retain a compensation consultant to conduct comparative studies of the Company’s executive compensation relative to peer companies and survey data;

●

The Annual Bonus Plan and the Long-Term Performance Plan provide for payouts based on the achievement of key financial goals under Coke Consolidated’s long-range strategic plan and provide for increased payout as financial performance increases and less or no payout as financial performance decreases. Awards under these plans do not provide for payouts based on individual transactions that could transfer liability to Coke Consolidated beyond the award date. In addition, the performance units awarded to the Chief Executive Officer vest based upon Coke Consolidated achieving the specified corporate performance goals under the Annual Bonus Plan;

●

The specific corporate performance goals for the Annual Bonus Plan and the Long-Term Performance Plan are initially developed based on the Company’s annual budget. The Senior Vice President, Chief Financial Officer and the Vice Chairman then use financial models to determine the appropriate award criteria and target goals for each plan. The financial models and plan goals are reviewed with and approved by the Chairman and Chief Executive Officer and the President and Chief Operating Officer of Coke Consolidated before being presented to, reviewed with and approved by the Committee; and

●

Performance goals are generally based on corporate and individual performance and are not based on other goals that may create increased risk such as the performance of individual business units or the accomplishment of particular tasks where the income and risk from the task extend over a significantly longer period of time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and certain persons who beneficially own more than 10% of Coke Consolidated’s outstanding stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership and reports of changes in their beneficial ownership of Coke Consolidated stock. Based solely on a review of such reports and written representations made by the Company’s executive officers and directors that no other reports were required, the Company believes that the reporting persons complied with all applicable filing requirements on a timely basis during fiscal 2016.

Compensation Committee Interlocks and Insider Participation

Sharon A. Decker, James H. Morgan and Dennis A. Wicker served on the Compensation Committee in fiscal 2016. None of the directors who served on the Compensation Committee in fiscal 2016 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries during fiscal 2016 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2016, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer of such other entity served on the Board or its Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Coke Consolidated’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

Submitted by the Compensation Committee of the Board.

Dennis A. Wicker, Chairman

Sharon A. Decker

James H. Morgan

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and internal audit function of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee appoints and oversees the qualifications of the Company’s independent registered public accounting firm.

Management has primary responsibility for the Company’s consolidated financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 1, 2017. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls.

During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with

Audit Committees,” as issued by the Public Company Accounting Oversight Board. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the fiscal year ended January 1, 2017 be included in its Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee of the Board.

James H. Morgan, Chairman

Sharon A. Decker

James R. Helvey, III

William H. Jones

Dennis A. Wicker

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017. Coke Consolidated is presenting this appointment to its stockholders for ratification at the Annual Meeting.

PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements and internal control over financial reporting for fiscal 2016. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required. Nevertheless, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017.

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended January 1, 2017 and January 3, 2016 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$1,355,700	$2,172,200
Audit-Related Fees(2)	2,849,261	1,385,612
Tax Fees	—	—
All Other Fees(3)	180,360	69,534

Total	$4,385,321	$3,627,346

(1)	Audit Fees consist of the aggregate fees billed for the respective year for professional services rendered by the independent registered public accounting firm for the audit of annual consolidated financial statements and reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit Fees also consist of the aggregate fees billed for the respective year for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of the aggregate fees billed for the respective year related to permitted services rendered by the independent registered public accounting firm associated with various initiatives by the Company, including due diligence and other related activities associated with the Company’s ongoing expansion of its distribution territory pursuant to agreements with The Coca-Cola Company. See “Related Person Transactions—Transactions with The Coca-Cola Company.”

(3)	All Other Fees consist of the aggregate fees billed for the respective year for travel and other out-of-pocket expenses of the independent registered public accounting firm.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal 2016 were approved by the Audit Committee. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee has delegated pre-approval authority to its chairperson when necessary due to timing considerations. Any services approved by such chairperson must be reported to the full Audit Committee at its next scheduled meeting.

Proposal 3: Approval of the Amendment to the Company’s Restated Certificate of Incorporation to Reduce the Required Minimum Number of Directors and Eliminate the Maximum Number of Directors on the Board

The Board has declared advisable, adopted and recommends that Coke Consolidated’s stockholders approve an amendment to our Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) in order to reduce the required minimum number of directors on the Board from nine (9) directors to three (3) directors and to eliminate the maximum number of directors on the Board (the “Proposed Amendment”).

The Board currently consists of twelve (12) directors. By allowing the Board to consider a smaller or larger board size, the Proposed Amendment provides the Board with additional flexibility to determine the optimal board size. In addition, the Proposed Amendment allows the Board to avoid potential situations in which it would be required to quickly fill unexpected vacancies in order to meet the existing minimum size requirements, enabling the Company to conduct a thorough and organized search for the most qualified director candidates.

The full text of Article SEVENTH, subsection (a) of the Restated Certificate of Incorporation, as proposed to be amended, is as follows:

“SEVENTH.

(a) The number of directors of the Corporation shall be determined from time to time by the stockholders or the Board of Directors and shall be not less than three. The term of each director shall be the period from the effective date of such director’s election to the next annual meeting of stockholders and such director’s successor is elected and qualified or until such director’s earlier resignation or removal. The directors need not be elected by written ballot unless required by the By-Laws of the Corporation.”

The Board will also amend the Company’s Bylaws to the extent necessary to make them consistent with the Proposed Amendment.

The Board unanimously recommends that you vote “FOR” the approval of the Proposed Amendment to the Restated Certificate of Incorporation to reduce the required minimum number of directors and eliminate the required maximum number of directors on the Board.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the approval of the Proposed Amendment to the Restated Certificate of Incorporation to reduce the required minimum number of directors and eliminate the maximum number of directors on the Board.

Proposal 4: Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, Coke Consolidated is providing stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers (commonly known as a “say-on-pay” vote), which is described in the “Compensation Discussion and Analysis” (“CD&A”) and “Executive Compensation Tables” sections of this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Coca-Cola Bottling Co. Consolidated approve, on an advisory basis, the compensation of the Company’s named executive officers in fiscal 2016, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables in this Proxy Statement.”

Coke Consolidated currently holds its say-on-pay vote every third year. Stockholders were most recently asked to approve the compensation of the Company’s named executive officers at the Company’s 2014 Annual Meeting of Stockholders, and stockholders overwhelmingly approved the Company’s named executive officer compensation with more than 96% of the votes cast in favor. Stockholders will also have an opportunity to cast an advisory vote on the frequency of future say-on-pay votes at the Annual Meeting (see Proposal 5) and at least every six years thereafter.

As described in detail in the CD&A, the Company’s executive compensation program is designed to balance the goals of attracting and retaining appropriate officer talent who are motivated to achieve the Company’s annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. The Compensation Committee and the Board believe that the executive compensation program accomplishes these goals in a way that is consistent with the purpose and core values of Coke Consolidated and the long-term interests of the Company and its stockholders and employees. Stockholders are urged to read the CD&A, along with the accompanying compensation tables and the related narrative disclosure, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall compensation philosophy.

The vote on this Proposal 4 regarding the approval of the compensation of the Company’s named executive officers in fiscal 2016 is an advisory vote, which means that the stockholder vote on this Proposal will not be binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of Coke Consolidated’s stockholders and will carefully consider the outcome of the vote when making future executive compensation decisions for the Company’s named executive officers.

The Board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers in fiscal 2016 as disclosed in this Proxy Statement.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers in fiscal 2016 as disclosed in this Proxy Statement.

Proposal 5: Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

As described in Proposal 4, the Company’s stockholders are being provided the opportunity at the Annual Meeting to cast a non-binding, advisory vote on the compensation paid to Coke Consolidated’s named executive officers in fiscal 2016.

As required pursuant to Section 14A of the Exchange Act, this Proposal 5 provides stockholders with an opportunity to cast a non-binding, advisory vote on the frequency with which the Company should conduct future advisory votes to approve the compensation of its named executive officers. Under this Proposal 5, stockholders may vote in favor of holding this advisory vote every one, two or three years beginning with the Annual Meeting.

After careful consideration, the Board believes that giving stockholders the right to cast an advisory vote on the compensation of our named executive officers every three years is the best approach for Coke Consolidated and its stockholders. The Board is making this recommendation based on several considerations, including the fact that holding the advisory vote every three years will give the Board sufficient time to thoughtfully consider the results of the previous advisory vote and to implement any desired changes to the Company’s executive compensation policies and procedures. A three-year voting cycle will also provide stockholders with enough time to evaluate the effectiveness of the Company’s short- and long-term compensation strategies and the related business outcomes for Coke Consolidated before being asked to cast the next advisory vote.

The vote on this Proposal 5 regarding the frequency of future advisory votes to approve the compensation of the Company’s named executive officers is an advisory vote, which means that the stockholder vote on this Proposal will not be binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of Coke Consolidated’s stockholders and will carefully consider the outcome of the vote when deciding how often to hold such advisory votes in the future.

The Board unanimously recommends that you vote in favor of a frequency of every “3 YEARS” for future advisory votes to approve the Company’s named executive officer compensation.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote in favor of a frequency of every “3 YEARS” for future advisory votes to approve the Company’s named executive officer compensation.

Proposal 6: Approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan

Approval Proposal

On March 7, 2017, the Compensation Committee of the Board adopted, subject to stockholder approval, the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan (the “Annual Bonus Plan”).

The Board is submitting the Annual Bonus Plan to the Company’s stockholders for approval of the material terms pursuant to which performance-based compensation may be earned under the Annual Bonus Plan. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the Company’s deduction for federal income tax purposes for compensation paid in a taxable year to the named executive officers (other than the Chief Financial Officer). Compensation that is considered performance-based compensation under Section 162(m) is not subject to the deduction limitation.

The Company’s stockholders must approve the material terms of the Annual Bonus Plan every five years for compensation earned under the Annual Bonus Plan to be considered performance-based compensation under Section 162(m). It has been five years since the Company’s stockholders approved the Company’s annual bonus plan. The Company’s stockholders are being asked to approve the Annual Bonus Plan to preserve the Company’s federal income tax deduction for the performance-based compensation paid under the Annual Bonus Plan to the Company’s named executive officers.

The maximum bonus that may be earned for any single fiscal year has been increased from $2 million to $3 million in the amended and restated Annual Bonus Plan. In addition, the amended and restated Annual Bonus Plan expressly requires participants to comply with any clawback or recoupment policy adopted by the Company. Other than those changes, the principal features of the Annual Bonus Plan are unchanged from the terms of the Annual Bonus Plan approved by the stockholders in 2012.

The Annual Bonus Plan is summarized below. This summary is subject to the full terms and provisions of the Annual Bonus Plan which is included at the end of this Proxy Statement as Appendix A.

Description of the Annual Bonus Plan

The purpose of the Annual Bonus Plan is to promote the best interests of the Company and its stockholders by providing key management employees with additional incentives based on the achievement of corporate performance goals and individual performance. The Annual Bonus Plan provides compensation that is designed to motivate the Company’s executive officers to achieve the Company’s annual strategic and financial goals, provide a reasonable balance between fixed and performance-based elements of compensation and attract and retain officers with the skills the Company needs to be successful.

The Annual Bonus Plan is administered by the Compensation Committee of the board of directors or, at the discretion of the Compensation Committee, a subcommittee of the Compensation Committee consisting only of those members of the Compensation Committee who are “outside directors” for purposes of Section 162(m). The Compensation Committee will select participants (based on management recommendations) to be eligible to receive cash awards under the Annual Bonus Plan. The Compensation Committee is authorized to grant such cash awards to any officer, including officers who are directors, and to other employees who hold key positions. There are currently 51 employees, including each of the named executive officers, participating in the Annual Bonus Plan. Directors who are not employees of the Company are not eligible to participate in the Annual Bonus Plan.

The total cash bonus that may be awarded to a participant under the Annual Bonus Plan is determined by multiplying such participant’s base salary by three factors: (1) the participant’s Approved Bonus Percentage Factor; (2) the participant’s Indexed Performance Factor; and (3) an Overall Goal Achievement Factor.

The “Approved Bonus Percentage Factor” for each participant is determined by the participant’s position with the Company and is based upon the relative responsibility and contribution to the Company’s performance attributed to such position. The maximum Approved Bonus Percentage factor for any participant is 100%.

The “Indexed Performance Factor” for each participant is determined by such participant’s actual performance during the fiscal year, as evaluated by the Compensation Committee at year end. In order to satisfy the requirements of Section 162(m) that all “performance-based compensation” be determined in accordance with an objective formula, the Annual Bonus Plan provides that the Indexed Performance Factor will be fixed at 1.5 for all participants who are “covered employees” under Section 162(m).

The “Overall Goal Achievement Factor” will be determined for each fiscal year by the Company’s performance in relation to annual goals established by the Compensation Committee for performance measures selected by the Compensation Committee. The possible performance measures are: (i) return on equity; (ii) revenue or revenue growth; (iii) earnings before interest and taxes or before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes and amortization; (v) operating income; (vi) pre- or after-tax income; (vii) cash flow; (viii) cash flow per share; (ix) net earnings; (x) earnings per share; (xi) return on invested capital; (xii) return on assets; (xiii) economic value added (or an equivalent metric); (xiv) stock price performance; (xv) total stockholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction, or (xix) net debt. The measures are weighted each year based on the Compensation Committee’s determination of the relative importance of a particular measure for a given year. The Overall Goal Achievement Factor will be calculated by multiplying the weightage factor (ranging from 0% to 100% for each performance measure as determined by the Compensation Committee) by the goal achievement percentage for the level of performance achieved with respect to each performance measure.

The level of performance achieved with respect to each performance measure will be determined after taking into account (i) any gains or losses from the sale of assets outside the ordinary course of business; (ii) any gains or losses from discontinued operations, (iii) any extraordinary gains or losses; (iv) the effects of accounting changes; (v) any unusual, nonrecurring, transition, one-time or similar items or charges; (vi) the diluted impact of goodwill on acquisitions; and (vii) any other items that the Committee determines; provided, however, that for awards intended to qualify as “performance-based compensation” under Section 162(m), the Committee shall specify the items to be excluded in writing at the time such an award is granted.

If the Compensation Committee determines that a change in the Company’s business, operations, corporate structure or capital structure or the manner in which the Company conducts its business or other events or circumstances render the performance measures unsuitable, the Committee may modify the performance measures or the related minimum acceptable level of achievement under the Annual Bonus Plan unless such action would result in the loss of an otherwise available exemption of the bonus award under Section 162(m).

Although the formula described above permits a precise, objective calculation of the annual bonuses to be paid to each participant, the Compensation Committee has discretion to decrease or eliminate awards under the Annual Bonus Plan. In accordance with Section 162(m), the Compensation Committee’s discretionary authority may only be exercised in a manner which reduces, rather than increases, the amount of any participant’s bonus award as calculated in accordance with such formula. In no event will any individual participant receive a bonus under the Annual Bonus Plan for any single fiscal year in excess of $3 million.

Payment of cash awards under the Annual Bonus Plan with respect to a fiscal year will be made no later than March 31 of the following fiscal year, after the Compensation Committee has determined the level of attainment with respect to the performance goals. In addition, the Compensation Committee may provide for the deferred payment of any bonus award in accordance with procedures established by the Compensation Committee, the Company’s Supplemental Savings Incentive Plan or any other plan providing for deferred compensation, and in accordance with Section 409A of the Internal Revenue Code. Except as provided below, participants must be actively employed by the Company on the last day of the applicable fiscal year in order to receive a bonus payment. The Compensation Committee has discretion to approve a prorated award for any employee who assumes a key position with the Company during the fiscal year, provided that any such participant has been employed by the Company for at least three calendar months during the fiscal year.

In the event of the total disability, retirement or death of any participant during any fiscal year, and in the event of the subsequent attainment of the performance goals applicable to the participant, the participant will be entitled to a pro rata bonus based on the portion of the fiscal year completed by the participant. In the event of a “change in control,” each participant will be entitled to receive, within fifteen days following the occurrence of the change in control, a pro rata portion of the participant’s award for the fiscal year, based on the portion of the fiscal year completed, assuming that a Goal Achievement Factor of 100% has been earned as of the date of the change in control.

The term “retirement” is defined in the Annual Bonus Plan as a participant’s termination of employment other than on account of death and:

(a)	after attaining age 60;

(b)	after attaining age 55 and completing 20 years of service; or

(c)	as the result of total disability.

For purposes of the Annual Bonus Plan, a “change in control” will occur in the following circumstances:

(a)	when a person or group other than the Harrison family acquires shares of the Company’s capital stock having the voting power to designate a majority of the board of directors;

(b)	when a person or group other than the Harrison family acquires or possesses shares of the Company’s capital stock having power to cast (i) more than 20% of the votes regarding the election of the board of directors and (ii) a greater percentage of the votes regarding the election of the board of directors than the shares owned by the Harrison family;

(c)	upon the sale or disposition of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries outside the ordinary course of business other than to a person or group controlled by the Company or the Harrison family; or

(d)	upon a merger or consolidation of the Company with another entity where the Company not the surviving entity.

If a participant’s employment is terminated for any reason, other than total disability, retirement, death or a change in control of the Company, the participant will forfeit any right to an award under the Annual Bonus Plan. In unusual circumstances, however, the Compensation Committee may waive such forfeiture in its sole discretion.

The Compensation Committee is authorized to amend, modify or terminate the Annual Bonus Plan retroactively at any time, in part or in whole, in any manner that would not cause payments to “covered employees” under the Annual Bonus Plan to cease to qualify as “performance-based compensation” under Section 162(m). Any amendment that would cause payments to “covered employees” under the Annual Bonus Plan to cease to qualify as “performance-based compensation” under Section 162(m) requires the approval of the Board.

Federal Income Tax Consequences

Bonuses awarded under the Annual Bonus Plan will be taxable to the participants when paid. If a participant is eligible and elects to defer a payment of any bonus award, the participant will recognize taxable income when the deferred bonus is paid to the participant. All payments under the Annual Bonus Plan should qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code that is fully deductible by the Company for federal income tax purposes.

Recoupment of Awards

The Compensation Committee may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Compensation Committee.

Future Benefits under the Annual Bonus Plan

The bonuses that will be paid under the Annual Bonus Plan are not determinable because the Compensation Committee has made no determination as to future bonus awards and any bonuses will be based on the future performance of the Company. However, the Compensation Committee currently intends to make future bonus awards under the Annual Bonus Plan consistent with past practice. For the fiscal year ended January 1, 2017, the bonuses earned by named executive officers under the predecessor to the Annual Bonus Plan are presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 42. The Company’s executive officers for fiscal 2016 (10 persons) earned a total of $4,643,282 in bonuses under the predecessor to the Annual Bonus Plan for the fiscal year ended January 1, 2017.

Amendment and Termination

The Board or the Compensation Committee may at any time amend or terminate the Annual Bonus Plan, in whole or in part, for any reason and without the consent of any participant or beneficiary or the approval of the Company’s stockholders; provided, however, any amendment or modification may be subject to the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Annual Bonus Plan may adversely affect any award previously granted under the Annual Bonus Plan to a participant, without the written consent of the participant.

The Board unanimously recommends that you vote “FOR” the approval of the Annual Bonus Plan.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the approval of the Annual Bonus Plan.

Proposal 7: Approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan

Approval Proposal

On March 7, 2017, the Compensation Committee of the Board adopted, subject to stockholder approval, the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan (the “Long-Term Plan”).

The Board is submitting the Long-Term Plan to the Company’s stockholders for approval of the material terms pursuant to which performance-based compensation may be earned under the Long-Term Plan. Section 162(m) limits the Company’s deduction for federal income tax purposes for compensation paid in a taxable year to the named executive officers (other than the Chief Financial Officer). Compensation that is considered performance-based compensation under Section 162(m) is not subject to the deduction limitation.

The Company’s stockholders must approve the material terms of the Long-Term Plan every five years for compensation earned under the Long-Term Plan to be considered performance-based compensation under Section 162(m). It has been five years since the Company’s stockholders approved the Company’s Long-Term Plan. The Company’s stockholders are being asked to approve the Long-Term Plan to preserve the Company’s federal income tax deduction for the performance-based compensation paid under the Long-Term Plan to the Company’s named executive officers.

The maximum incentive award that may be earned for a performance period has been increased from $2 million to $3 million in the amended and restated Long-Term Plan. In addition, the amended and restated Long-Term Plan expressly requires participants to comply with any clawback or recoupment policy adopted by the Company. Other than those changes, the principal features of the Long-Term Plan are unchanged from the terms of the Long-Term Plan approved by the stockholders in 2012.

The restatement of the Long-Term Plan will not increase the number of shares available for awards under the Long-Term Plan.

The Long-Term Plan is summarized below. This summary is subject to the full terms and provisions of the Long-Term Plan which is included at the end of this Proxy Statement as Appendix B.

Description of the Long-Term Plan

Purpose. The purposes of the Long-Term Plan are to (i) recognize and reward certain officers and employees for achieving performance goals consistent with the Company’s long-term business plans, (ii) provide the ability for such officers and employee and non-employee directors to receive long-term awards payable in common stock and (iii) promote the Company’s ability to hire and retain management talent by ensuring that total pay opportunities remain competitive yet affordable. To accomplish these purposes, the Long-Term Plan provides for periodic grants of cash, stock, restricted stock, restricted stock units and stock options to be earned over performance periods covering multiple years.

Administration and Eligibility. The Long-Term Plan is administered by the Compensation Committee of the Board or, at the discretion of the Compensation Committee, a subcommittee of the Compensation Committee consisting only of those members of the Compensation Committee who are “outside directors” for purposes of Section 162(m). The Compensation Committee selects participants to be eligible to receive awards under the Plan. The Compensation Committee is authorized to grant awards to any employee who performs services for the Company on a substantially full-time basis. There are currently 51 employees and non-employee directors, including each of the named executive officers, participating in the Long-Term Plan.

Awards. The Compensation Committee may elect to grant incentive awards, shares of common stock of the Company, options, restricted stock or restricted stock units.

Incentive awards. The Compensation Committee may grant incentive awards under the Long-Term Plan which will be earned by a participant based on the Company’s attainment of performance measures selected by the Compensation Committee. With respect to each performance measure, the Compensation Committee will establish (i) a threshold level of performance under which the participant shall not be entitled to any incentive award payment, (ii) a target level of performance at which the participant shall be entitled to the targeted incentive award payment, (iii) a maximum level of performance at which the participant shall be entitled to the maximum payment under the incentive award, (iv) the calculation methods to be used for the performance period and (v) the relative weightings of the performance measures for the performance period. The performance measures established by the Compensation Committee are intended to satisfy the “objective compensation formula” requirements of Section 162(m).

No participant will be eligible to earn an incentive award for any performance period in excess of $3 million.

Incentive award payments will be paid in cash or shares of Coke Consolidated common stock no later than March 31 following the end of the applicable performance period, after the Compensation Committee has determined the level of attainment with respect to the performance goals. In addition, the Compensation Committee may provide for the deferred payment of any incentive award in accordance with procedures established by the Compensation Committee, the Company’s Supplemental Savings Incentive Plan or any other plan providing for deferred compensation, all in accordance with Section 409A of the Internal Revenue Code.

Participants must be employed by the Company through the end of a performance period in order to receive an incentive award payment except in the case of total disability, retirement, death or a change in control. A pro rata portion of the participant’s incentive award shall be paid to the participant or his beneficiary after the end of a performance period in the event of total disability, retirement or death of such participant after completion of the first year of the performance period but prior to the end of such period and in the event of subsequent attainment of the applicable performance measures. In addition, if any change in control occurs prior to the end of a performance period, each participant will be entitled to receive a pro rata portion of the participant’s target incentive award payable within 15 days of the change in control, based on the portion of the performance period completed through the date of the change in control.

For purposes of the Plan, the definitions of “retirement” and “change in control” are identical to the definitions of those terms in the Annual Bonus Plan, as described above under “Proposal 6: Approval of Amended and Restated Annual Bonus Plan.” If a participant’s employment is terminated for any reason, other than total disability, retirement, death or a change in control of the Company, the participant will forfeit any right to an award under the Plan. In unusual circumstances, however, the Compensation Committee may waive such forfeiture in its sole discretion.

Options. Options granted under the Plan may be incentive stock options (“ISOs”) or nonqualified stock options. A stock option entitles the participant to purchase shares of common stock from the Company at the option price. The option price will be fixed by the Compensation Committee at the time the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant. The option price may be paid in cash or, with the Compensation Committee’s consent, with shares of common stock, or a combination of cash and common stock. Options may be exercised at such times and subject to achievement of such performance objectives or other conditions as may be prescribed by the Compensation Committee. The maximum period in which an option may be exercised will be fixed by the Compensation Committee at the time the option is granted but cannot exceed ten years.

No employee may be granted ISOs that are first exercisable in a calendar year for common stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. No participant may be granted options in any calendar year for more than 50,000 shares of common stock.

Restricted Stock and Restricted Stock Unit Awards. The Plan also permits the grant of shares of common stock as Restricted Stock or Restricted Stock Units as awards. A Restricted Stock award shall constitute an immediate transfer of the ownership of common stock to the participant entitling the participant to voting, dividend and other ownership rights but shall be forfeitable or otherwise restricted until certain conditions are satisfied. A

Restricted Stock Unit shall represent the right to receive a share of common stock upon the satisfaction of certain conditions. These conditions may include, for example, a requirement that the participant complete a specified period of service or that certain performance objectives be achieved. The objectives may be based on the performance measures described below.

No participant may be granted Restricted Stock and Restricted Stock Unit awards in any calendar year for more than 50,000 shares.

Performance Measures. Awards made under the Long-Term Plan may be made based on the relative achievement of performance measures as determined by the Compensation Committee. The Compensation Committee may describe performance measures in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function in which the participant is employed. In addition, performance measures may be established relative to the performance of other companies. The performance measures applicable to any bonus award to a covered employee will be based on specific levels of achievement, as determined by the Compensation Committee, with respect to: (i) return on equity; (ii) revenue or revenue growth; (iii) earnings before interest and taxes or before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes and amortization; (v) operating income; (vi) pre- or after-tax income; (vii) cash flow; (viii) cash flow per share; (ix) net earnings; (x) earnings per share; (xi) return on invested capital; (xii) return on assets; (xiii) economic value added (or an equivalent metric); (xiv) stock price performance; (xv) total stockholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction; or (xix) net debt. Prior to this amendment and restatement, the available performance measures were (a) revenue; (b) earnings per share; (c) return on total assets; and (d) net debt/operating cash flow.

The level of performance achieved with respect to each performance measure will be determined after taking into account (i) any gains or losses from the sale of assets outside the ordinary course of business; (ii) any gains or losses from discontinued operations; (iii) any extraordinary gains or losses; (iv) the effects of accounting changes; (v) any unusual, nonrecurring, transition, one-time or similar items or charges; (vi) the diluted impact of goodwill on acquisitions; and (vii) any other items that the Committee determines; provided, however, that for bonus awards intended to qualify as “performance-based compensation” under Section 162(m), the Committee shall specify the items to be excluded in writing at the time such bonus award is granted.

If the Compensation Committee determines that a change in the Company’s business, operations, corporate structure or capital structure or the manner in which the Company conducts its business or other events or circumstances render the performance measures unsuitable, the Committee may modify the performance measures or the related minimum acceptable level of achievement under the Long-Term Plan unless such action would result in the loss of an otherwise available exemption of the bonus award under Section 162(m).

To promote long-term performance, the Committee will establish a multi-year period with which to evaluate performance, which will be at least two fiscal years in duration and commence on the first day of a fiscal year. Additionally, a new performance period may commence each fiscal year. In its discretion, the Compensation Committee may also grant successive bonus awards with overlapping performance periods to any participant.

Share Authorization. A total of 250,000 shares of common stock may be issued under the Long-Term Plan. The restatement of the Long-Term Plan will not increase the number of shares available for awards The aggregate limitation on the number of shares of common stock that may be issued under the Long-Term Plan will be adjusted, as the Compensation Committee determines is appropriate, in the event of a corporate transaction involving the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares). The terms of outstanding awards and the limitations on individual grants also may be adjusted by the Compensation Committee to reflect such changes. Shares of common stock awarded under the Plan may be issued from the Company’s authorized but unissued shares, shares issued and reacquired by the Company or shares purchased in the open market for purposes of the Plan. The closing price of the Company’s common stock on March 7, 2017 was $174.55 per share.

Federal Income Tax Consequences

The following is a brief general description of the consequences under the Internal Revenue Code and current federal income tax regulations of the receipt or exercise of awards under the Plan.

Incentive awards. A participant receiving incentive awards will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of cash or shares of stock, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

Nonqualified Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

Incentive Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant, except that upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of common stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of common stock (the “required holding period”), the difference between the aggregate option price and the amount realized upon disposition of the shares of common stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount.

Restricted Stock Awards. Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock award will not recognize income, and the Company will not be allowed a tax deduction, until such time as the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At such time, the participant will recognize ordinary income equal to the fair market value of the common stock and the Company will be entitled to a corresponding tax deduction at that time (subject to Code Section 162(m) limitations).

Recoupment of Awards

The Compensation Committee may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Compensation Committee.

Future Benefits under the Long-Term Plan

Any future awards under the Long-Term Plan will be made at the discretion of the Compensation Committee. Consequently, it is not presently possible to determine either the future benefits or amounts that will be received by any particular person or group pursuant to the Long-Term Plan. However, the Compensation Committee currently intends to make future awards under the Long-Term Plan consistent with past practice. For the three fiscal year performance ended January 1, 2017, the named executive officers (other than Mr. Harrison) earned incentive awards under the Long-Term Plan in the amounts presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 42. The Company’s executive officers for fiscal 2016 (10 persons, excluding Mr. Harrison) earned a total of $3,553,275 in incentive awards under the

Long-Term Plan for the three fiscal year performance period ended January 1, 2017. Mr. Harrison does not currently participate in the Long-Term Plan because he received an award of long-term performance stock units described in the section of the Compensation Discussion and Analysis captioned “CEO Performance Units” on page 39.

Amendment and Termination

The Board or the Compensation Committee may at any time amend or terminate the Long-Term Plan, in whole or in part, for any reason and without the consent of any participant or beneficiary or the approval of the Company’s stockholders; provided, however, any amendment or modification may be subject to the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Plan may “reprice” outstanding options without the further approval of the stockholders of the Company or adversely affect any award previously granted under the Long-Term Plan, without the written consent of the participant.

The Board unanimously recommends that you vote “FOR” the approval of the Long-Term Plan.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the approval of the Long-Term Plan.

Additional Information

Stockholder Proposals for the 2018 Annual Meeting

Any stockholder proposal intended to be included in Coke Consolidated’s proxy statement and form of proxy for its 2018 Annual Meeting of Stockholders must be received by the Company no later than November 20, 2017. Such stockholder proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Company’s Secretary at Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the proxy materials.

In addition, notice of any stockholder proposal intended to be presented at the 2018 Annual Meeting of Stockholders, but that will not be included in Coke Consolidated’s proxy statement and form of proxy relating to the 2018 Annual Meeting of Stockholders, must be delivered to, or mailed and received by, the Company’s Secretary at Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211 not less than 90 days nor more than 120 days before the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Coke Consolidated’s Bylaws (other than proposals submitted pursuant to Rule 14a-8) must be delivered to, or mailed and received, no earlier than January 9, 2018 and no later than February 8, 2018. However, if the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 9, 2018, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals (including proxy access director nominations) must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in the Company’s Bylaws (see “Stockholder Recommendations of Director Candidates” above for a summary of such required information). A copy of the Company’s Bylaws may be obtained by writing to the Company’s Secretary at Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211.

2016 Annual Report to Stockholders

This Proxy Statement is accompanied by the 2016 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017. The 2016 Annual Report to Stockholders and the Form 10-K, which contains the audited consolidated financial statements and other information about the Company, are not incorporated in this Proxy Statement and are not to be deemed a part of the proxy soliciting material.

Copies of this Proxy Statement and the 2016 Annual Report to Stockholders are available at www.proxyvote.com and the investor relations portion of the Company’s website, www.cokeconsolidated.com. A printed set of these materials, including a copy of the Form 10-K for the fiscal year ended January 1, 2017, is also available to stockholders without charge upon written request to the Company’s Chief Financial Officer at Coca-Cola Bottling Co. Consolidated, P. O. Box 31487, Charlotte, North Carolina 28231. By referring to the Company’s website, www.cokeconsolidated.com, or any portion thereof, including the investor relations portion of the Company’s website, the Company does not incorporate its website or its contents into this Proxy Statement.

Appendix A

COCA-COLA BOTTLING CO. CONSOLIDATED

ANNUAL BONUS PLAN

(Amended and Restated Effective as of January 1, 2017)

A-i

COCA-COLA BOTTLING CO. CONSOLIDATED

ANNUAL BONUS PLAN

A-ii

COCA-COLA BOTTLING CO. CONSOLIDATED

ANNUAL BONUS PLAN

1.	PURPOSE

Coca-Cola Bottling Co. Consolidated maintains the Coca-Cola Bottling Co. Consolidated Annual Bonus Plan to promote the best interests of the Company and its shareholders by providing key management employees with additional incentives to assist the Company in meeting and exceeding its annual business goals. Subject to stockholder approval as described in Paragraph 9, effective as of January 1, 2017, the Plan is amended and restated as set forth in this instrument to address changes in applicable law and regulations and the general economic and business environment since the Plan was last amended and restated in 2012.

2.	DEFINITIONS

Whenever used herein and capitalized, the following terms shall have the respective meanings indicated unless the context plainly requires otherwise:

(a)	Affiliate: Any corporation or other entity with respect to which the Company owns, directly or indirectly, 100% of the corporation’s or other entity’s outstanding capital stock or other equity interests, and any other corporation or entity with respect to which the Company owns directly or indirectly 50% or more of such corporation’s or entity’s outstanding capital stock or other equity interests and which the Committee designates as an Affiliate.

(b)	Board: The Board of Directors of the Company.

(c)	Change in Control: Any of the following:

i.	The acquisition or possession by any person, other than Harrison Family Interests (as defined in Subparagraph v.A. of this Paragraph), of beneficial ownership of shares of the Company’s capital stock having the power to cast more than 50% of the votes in the election of the Board or to otherwise designate a majority of the members of the Board; or

ii.	At any time when Harrison Family Interests do not have beneficial ownership of shares of the Company’s capital stock having the power to cast more than 50% of the votes in the election of the Board or to otherwise designate a majority of the members of the Board, the acquisition or possession by any person, other than Harrison Family Interests, of beneficial ownership of shares of the Company’s capital stock having the power to cast both (A) more than 20% of the votes in the election of the Board and (B) a greater percentage of the votes in the election of the Board than the shares beneficially owned by Harrison Family Interests are then entitled to cast; or

iii.	The sale or other disposition of all or substantially all of the business and assets of the Company and its subsidiaries (on a consolidated basis) outside the ordinary course of business in a single transaction or series of related transactions, other than any such sale or disposition to a person controlled, directly or indirectly, by the Company or to a person controlled, directly or indirectly, by Harrison Family Interests that succeeds to the rights and obligations of the Company with respect to the Plan; or

iv.	Any merger or consolidation of the Company with another entity in which the Company is not the surviving entity and in which either (A) the surviving entity does not succeed to the rights and obligations of the Company with respect to the Plan or (B) after giving effect to the merger, a “Change in Control” under Subparagraph i. or ii. of this Paragraph would have occurred as defined therein were the surviving entity deemed to be the Company for purposes of Subparagraphs i. and ii. of this Paragraph (with appropriate adjustments in the references therein to “capital stock” and “the Board” to properly reflect the voting securities and governing body of the surviving entity if it is not a corporation).

v.	For purposes of this Paragraph:

A.	“Harrison Family Interests” means and includes, collectively, the lineal descendants of J. Frank Harrison, Jr. (whether by blood or adoption), any decedent’s estate of any of the foregoing, any trust primarily for the benefit of any one or more of the foregoing, any person controlled, directly or indirectly, by any one or more of the foregoing, and any person in which any one or more of the foregoing have a majority of the equity interests;

B.	“person” includes an entity as well as an individual, and also includes, for purposes of determining beneficial ownership, any group of persons acting in concert to acquire or possess such beneficial ownership;

C.	“beneficial ownership” has the meaning ascribed to such term in Rule 13d-3 of the Securities Exchange Act of 1934;

D.	“control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person; and

E.	“subsidiary” of the Company means any person as to which the Company, or another subsidiary of the Company, owns more than 50% of the equity interest or has the power to elect or otherwise designate a majority of the members of its board of directors or similar governing body.

Notwithstanding any other provision of this Paragraph, the revocable appointment of a proxy to vote shares of the Company’s capital stock at a particular meeting of shareholders shall not of itself be deemed to confer upon the holder of such proxy the beneficial ownership of such shares. If any person other than Harrison Family Interests would (but for this sentence) share beneficial ownership of any shares of the Company’s capital stock with any Harrison Family Interests, then such person shall be deemed the beneficial owner of such shares for purposes of this definition only if and to the extent such person has the power to vote or direct the voting of such shares otherwise than as directed by Harrison Family Interests and otherwise than for the benefit of Harrison Family Interests.

(d)	Code: The Internal Revenue Code of 1986, as amended. References thereto shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

(e)	Committee: The Compensation Committee of the Board or a subcommittee of such Committee consisting only of those members of the Committee who are “outside directors” within the meaning of Section 162(m) of the Code.

(f)	Company: Coca-Cola Bottling Co. Consolidated, a Delaware corporation, or any entity which succeeds to its rights and obligations with respect to the Plan.

(g)	Participant: An employee of the Company or a Participating Company who has been granted an award under the Plan in accordance with Paragraph 5.

(h)	Participating Company: Subject to the provisions of Paragraph 13, the Company and any Affiliate which adopts the Plan with the approval of the Committee for the benefit of its designated employees. Each Participating Company shall be deemed to appoint the Committee as its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company. The authority of the Committee to act as such agent shall continue until the Participating Company withdraws from the Plan or the Plan is terminated by the Company.

(i)

Performance Measures: The measurable performance objective or objectives established pursuant to the Plan and used in calculating the Overall Goal Achievement Factor in Paragraph 6. Performance Measures may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Participating Company, division, department, region or function within the Participating Company in which the Participant is employed. The Performance

Measures may be established relative to the performance of other companies. The Performance Measures shall be determined by the Committee, based on one or more of the following criteria, as may be determined by the Committee: (i) return on equity; (ii) revenue or revenue growth; (iii) earnings before interest and taxes or before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes and amortization; (v) operating income; (vi) pre- or after-tax income; (vii) cash flow; (viii) cash flow per share; (ix) net earnings; (x) earnings per share; (xi) return on invested capital; (xii) return on assets; (xiii) economic value added (or an equivalent metric); (xiv) stock price performance; (xv) total stockholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction, or (xix) net debt.

Each Performance Measure will be determined after taking into account any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discontinued operations, any extraordinary gains or losses, the effects of accounting changes, any unusual, nonrecurring, transition, one-time or similar items or charges, the diluted impact of goodwill on acquisitions, and any other items that the Committee determines; provided, however, that for awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall specify the items to be excluded in writing at the time such an award is granted.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Participating Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may, in its sole discretion, modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a “covered employee” (as defined in Section 162(m) of the Code), where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Measures or minimum acceptable level of achievement. No payments shall be made with respect to awards made under the Plan subject to Performance Measures unless, and then only to the extent that, the Committee certifies the Performance Measures have been achieved.

(j)	Plan: The Coca-Cola Bottling Co. Consolidated Annual Bonus Plan, as contained herein and as it may be amended from time to time hereafter.

(k)	Plan Administrator: The Vice Chairman, Chief Financial Officer Vice President and Treasurer or such other person or persons as may be designated from time to time by the Chief Executive Officer of the Company.

(l)	Retirement: A Participant’s termination of employment with the Company and its Affiliates other than on account of death and:

i.	After attaining age 60;

ii.	After attaining age 55 and completing 20 “years of service;” or

iii.	As the result of Total Disability.

For purposes of determining a Participant’s “years of service” under Subparagraph ii. of this Paragraph, a Participant is credited with a year of service for any calendar year in which the Participant completes at least 1,000 hours of service, including periods of Total Disability and authorized leaves of absence and excluding periods of employment with Affiliates of the Company prior to becoming an Affiliate unless inclusion of such employment is approved by the Committee. “Hours of service” are credited in accordance with the provisions of the Company’s Savings Plan, as amended from time to time, as if that plan were in existence when the service was performed.

(m)

Total Disability: A physical or mental condition under which the Participant qualifies as totally disabled under the group long-term disability plan of the Participating Company; provided, however, that if the Participant is not covered by such plan or if there is no such plan, the Participant shall be under a Total Disability if the Participant is determined to be disabled under the Social Security Act. Notwithstanding any other provisions of the Plan, a Participant shall not be considered under a Total Disability if such disability is due to (i) war, declared or undeclared, or any act of war, (ii) intentionally self-inflicted injuries, (iii) active participation in a riot, or (iv) the Participant’s intoxication or the Participant’s illegal use of drugs.

3.	ADMINISTRATION

(a)	Committee: The Plan will be administered by the Committee.

(b)	Authority of Committee: In administering the Plan, the Committee is authorized to (i) establish guidelines for administration of the Plan, (ii) make determinations under and interpret the terms of the Plan, (iii) make awards pursuant to the Plan and prescribe the terms and conditions of such awards consistent with the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, and (iv) to take such other actions as may be necessary or desirable in order to carry out the terms, intent and purposes of the Plan; provided, however, that the Committee shall at all times be required to exercise these discretionary powers in a manner, and subject to such limitations, as will permit all payments under the Plan to “covered employees” (as defined in Section 162(m) of the Code) to continue to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Subject to the foregoing, all determinations and interpretations of the Committee will be binding upon the Participating Companies and each Participant.

(c)	Delegation of Authority: The Committee, in its discretion, may delegate to a special committee consisting of one or more officers of the Company, all or part of the Committee’s authority and duties with respect to awards to individuals who at the time of the award are not, and are not anticipated to become, either (i) covered employees under Section 162(m) of the Code or (ii) persons subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

4.	ELIGIBILITY

The Committee is authorized to grant cash awards to any officer, including officers who are directors, and to other employees of a Participating Company and in key positions.

5.	PARTICIPATION

Management will recommend annually key positions which it recommends be granted awards under the Plan. Management will inform individuals in selected key positions of their participation in the Plan.

6.	QUALIFICATION FOR AND AMOUNT OF AWARDS

(a)	Performance Measures: Participants will qualify for awards under the Plan based on the achievement of one or more Performance Measures established for the fiscal year.

(b)	Gross Cash Award: The total cash award to the Participant will be computed as follows:

Gross Cash Award =

Base Salary times

Approved Bonus % Factor times

Indexed Performance Factor times

Overall Goal Achievement Factor

Notwithstanding the above formula, the maximum cash award that may be made to any individual Participant based upon performance for any fiscal year shall be $3,000,000. Annex A illustrates a sample calculation of the Gross Cash Award.

(c)	Base Salary: The Base Salary is the Participant’s base salary level for the fiscal year.

(d)	Approved Bonus % Factor: The Approved Bonus % Factor is a number set by the Committee (not to exceed 100%) to reflect each Participant’s relative responsibility and the contribution to Company performance attributed to each Participant’s position with a Participating Company.

(e)	Indexed Performance Factor: The Indexed Performance Factor is determined by the Committee prior to making payments of awards for each fiscal year, based on each individual’s performance during such fiscal year. Because the Committee is necessarily required to evaluate subjective factors related to each individual’s performance in order to arrive at this number, and because such evaluations cannot be made until after the close of the fiscal year to which the award relates, the Indexed Performance Factor will automatically be set at 1.5 for all Participants who are “covered employees” (as defined in Section 162(m) of the Code), in order to allow awards to such Participants to qualify as “performance-based compensation” that is not subject to the deduction limits of Section 162(m) of the Code.

(f)	Overall Goal Achievement Factor: The Overall Goal Achievement Factor used in calculating the Gross Cash Award for each Participant each year will be determined by multiplying the weightage factor determined by the Committee for such year (which may be from 0% to 100% for each Performance Measure selected by the Committee) by the goal achievement percentage determined by the Committee for the level of performance achieved with respect to specified levels of, or growth or reduction in, such Performance Measure. Annex A illustrates the methodology for calculation of the Overall Goal Achievement Factor.

(g)	Approval of Awards: The Committee will review and approve all awards. The Committee has the full and final authority in its discretion to adjust the Gross Cash Award determined in accordance with the formula described above in arriving at the amount of the award to be paid to any Participant; subject, however, to the limitation that such authority may be exercised in a manner which reduces (by using lower numbers for the Indexed Performance Factor or otherwise) or eliminates, but not in a manner which increases, the Gross Cash Award calculated in accordance with the formula prescribed in Subparagraph (b) of this Paragraph 6.

(h)	Qualification for Award: Except as otherwise provided in Subparagraph (i) of this Paragraph 6, the Participant must be an active employee of the Company or an Affiliate on the last day of the applicable fiscal year to qualify for an award. If a Participant’s employment with the Company and all Affiliates is terminated, voluntarily or involuntarily, during a fiscal year for any reason other than those described in Subparagraph (i) of this Paragraph 6, the Participant shall forfeit any right to an award or any portion thereof; provided, however, that in unusual circumstances, the Committee, in its sole discretion, may waive the forfeiture in whole or in part. Any employee who assumes a key position during a fiscal year may be eligible for a pro-rated award at the option of the Committee.

(i)	Total Disability, Retirement or Death during Fiscal Year: In the event of the Total Disability, Retirement, or death of any Participant during any fiscal year, and in the event of the subsequent attainment of the Performance Measure applicable to such Participant, such Participant or such Participant’s designated beneficiary or estate, as applicable, shall be entitled to receive no later than the March 31 next following the close of the fiscal year to which such award relates, a pro rata portion of the Participant’s award based on the portion of the fiscal year completed through the date of the Participant’s Total Disability, Retirement or death.

(j)

Change in Control: Notwithstanding any provision of the Plan to the contrary, if a Change in Control occurs prior to the end of a fiscal year, within 15 days following the occurrence of the Change in Control, each Participant shall be entitled to receive a pro rata portion of the Participant’s award for the fiscal year, based on the portion of the fiscal year completed through the date of the Change in Control.

For purposes of any award payment made pursuant to this Subparagraph (j), an Overall Goal Achievement Factor of 100% shall be deemed to have been earned as of the effective date of the Change in Control for each Performance Measure.

7.	PAYMENT DATE

(a)	Payment Date: Except as provided in Subparagraph (b) of this Paragraph 7, awards shall be paid no later than the March 31 next following the close of the fiscal year to which such awards relate. In any event, the Committee shall provide written certification that the annual performance goals have been attained, as required by Section 162(m) of the Code, prior to any payments being made for any fiscal year.

(b)	Deferral of Awards: A Participant may, in accordance with procedures established under the Company’s Supplemental Savings Incentive Plan (“SSIP”) and in accordance with the requirements of Section 409A of the Code, defer payment of an award under the SSIP. Thereafter, payment of any award so deferred will be subject to all provisions of the SSIP.

8.	AMENDMENT OR TERMINATION

(a)	Amendment or Termination: The Committee reserves the right at any time to amend or terminate the Plan, in whole or in part, for any reason and without the consent of any Participating Company, Participant or Beneficiary. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Committee. Notwithstanding the foregoing, any amendment which must be approved by the stockholders of the Company in order to comply with applicable law, the rules of the exchange on which shares of Common Stock are traded or to comply with the “performance-based compensation” requirements under Section 62(m) of the Code shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions that are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation.

(b)	Notice: Notice of any amendment or termination of the Plan shall be given by the Committee to all Participating Companies.

9.	SHAREHOLDER APPROVAL REQUIREMENT

No amounts shall be payable hereunder unless the material terms of the Plan are approved by the shareholders of the Company consistent with the requirements of Section 162(m). In accordance with Section 162(m)(4)(C)(ii) of the Code, the continued effectiveness of the Plan is subject to its approval by the shareholders of the Company at such other times as required by Section 162(m)(4)(C)(ii) of the Code.

10.	WITHHOLDING

The Company shall have the authority and the right to deduct or withhold an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any award.

11.	COMPLIANCE WITH CODE SECTION 409A

Except with respect to awards deferred pursuant to Paragraph 7(b), the Plan is not intended to provide any payments that constitute a “deferral of compensation,” as described in Treasury Regulations Section 1.409A-1(b). Notwithstanding the preceding sentence, to the extent the Plan or any payment made under the Plan is determined to be subject to the provisions of Section 409A of the Code, the Plan shall be interpreted, operated and administered consistent with this intent.

12.	DESIGNATION OF BENEFICIARIES

(a)	Beneficiary Designation: Every Participant shall file with the Plan Administrator a written designation of one or more persons as the beneficiary who shall be entitled to receive any amount payable under the Plan after the Participant’s death. A Participant may from time to time revoke or change such beneficiary by filing a new designation as described in the preceding sentence. The last such designation received by the Plan Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Participant’s death, and in no event shall it be effective as of any date prior to such receipt. All decisions by the Plan Administrator concerning the effectiveness of any beneficiary designation and the identity of any beneficiary shall be final. If a beneficiary dies after the death of the Participant and prior to receiving the payment(s) that would have been made to such beneficiary had such beneficiary’s death not occurred, and if no contingent beneficiary has been designated, then for the purposes of the Plan the payment(s) that would have been received by such beneficiary shall be made to the beneficiary’s estate.

(b)	No Beneficiary Named or in Existence: If no beneficiary designation is in effect at the time of a Participant’s death (including a situation where no designated beneficiary is alive or in existence at the time of the Participant’s death), any amounts payable under the Plan after the Participant’s death shall be made to the Participant’s surviving spouse, if any, or if the Participant has no surviving spouse, to the Participant’s estate. If there is any doubt as to the right of any person to receive such payments, the Plan Administrator may direct the Company to withhold payment, without liability for any interest thereon, until the rights thereto are determined, or the Plan Administrator may direct the Company to pay any such amount into any court of appropriate jurisdiction; and such payment shall be a complete discharge of the liability of the Company.

13.	WITHDRAWAL OF PARTICIPATING COMPANY

(a)	Withdrawal of Participating Company: A Participating Company (other than the Company) may withdraw from participation in the Plan by giving the Committee prior written notice approved by resolution of its board of directors or similar governing body specifying a withdrawal date, which shall be the last day of a month at least 30 days subsequent to the date which notice is received by the Committee. A Participating Company shall withdraw from the participation in the Plan if and when it ceases to be an Affiliate. The Committee may require a Participating Company to withdraw from the Plan as of any withdrawal date the Committee specifies.

(b)	Effect of Withdrawal: A Participating Company’s withdrawal from the Plan shall not in any way modify, reduce or otherwise affect the Participating Company’s obligations under awards made before the withdrawal, as such obligations are defined under the provisions of the Plan existing immediately before this withdrawal. Withdrawal from the Plan by any Participating Company shall not in any way affect any other Participating Company’s participation in the Plan.

14.	MISCELLANEOUS

(a)	No Right to Continued Employment: Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company or any Affiliate or affect the right of the Company or any Affiliate to dismiss any employee with or without cause. The adoption and maintenance of the Plan shall not constitute a contract between the Company and any employee or consideration for, or an inducement to or condition of, the employment of any employee. Unless a written contract of employment has been executed by a duly authorized representative of the Company, such employee is an “employee at will.”

(b)	No Right to Designation as Participant: Designation as a Participant in the Plan for a fiscal year shall not entitle or be deemed to entitle the Participant to be designated as a Participant for any subsequent fiscal year.

(c)	Payment on Behalf of Payee: If the Committee finds that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such person’s spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

(d)	Nonalienation: No interest, expectancy, benefit, payment, claim or right of any Participant or beneficiary under the Plan shall be (i) subject in any manner to any claims of any creditor of the Participant or beneficiary, (ii) subject to the debts, contracts, liabilities or torts of the Participant or beneficiary or (iii) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person attempts to take any action contrary to this Paragraph, such action shall be null and void and of no effect and the Committee and the Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof.

If the Participant or beneficiary hereunder becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event the Committee may hold or apply the same or any part thereof for the benefit of the Participant or beneficiary or the spouse, children, or other dependents of the Participant or beneficiary, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

(e)	Recoupment of Awards: The Committee may require that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding or unpaid award or recapture any amount paid pursuant to an award made under the Plan to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable laws.

(f)	No Trust or Fund Created: The obligation of the Company to make payments hereunder constitutes a liability of the Company to a Participant or beneficiary, as the case may be. Such payments shall be made from the general funds of the Company and the Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant’s life, or otherwise to segregate assets to assure that such payment shall be made. Neither a Participant nor a beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person. The rights and claims of a Participant or a beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor of any Participating Company.

(g)	Binding Effect: Obligations incurred by any Participating Company pursuant to the Plan shall be binding upon and inure to the benefit of such Participating Company, its successors and assigns, and the Participant and the Participant’s Beneficiary.

(h)	Coordination with Other Company Benefit Plans: Any income Participants derive from payments pursuant to awards will not be considered eligible earnings for purposes of pension plans, savings plans, profit sharing plans or any other benefits plans sponsored or maintained by the Company or an Affiliate unless expressly included by the provisions of any such plan.

(i)	Entire Plan: This document, any written amendments hereto and any Annex or Exhibit attached hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

(j)	Construction: Unless otherwise indicated, all references to articles, sections, paragraphs and subparagraphs shall be to the Plan as set forth in this document. The titles of articles and the captions preceding sections and paragraphs have been inserted solely as a matter of convenience of reference only and are to be ignored in any construction of the provisions of the Plan. Whenever used herein, unless the context clearly indicates otherwise, the singular shall include the plural and the plural the singular.

(k)	Applicable Law: The Plan shall be governed and construed in accordance with the laws of the State of Delaware, except to the extent such laws are preempted by the laws of the United States of America.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed by a duly authorized officer this 7th day of March, 2017.

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ Umesh M. Kasbekar
Officer’s Name:	Umesh M. Kasbekar
Officer’s Title:	Vice Chairman and Secretary

Annex A

COCA-COLA BOTTLING CO. CONSOLIDATED

ANNUAL BONUS PLAN

BONUS CALCULATIONS FOR AWARD PAYMENTS

FOR

OVERALL GOAL ACHIEVEMENT FACTOR
Performance Measure	Weightage Factor	Goal	Goal Achievement	Incentive Level (From Applicable Performance Tables Below)	Bonus %
	(A)			(B)	(A x B)
[Insert Measure (ex. Revenue)]	TBD	Approved Budget	TBD	TBD	TBD
[Insert Measure (ex. Earnings Before Interest and Taxes (EBIT)]	TBD	Approved Budget	TBD	TBD	TBD
[Insert Measure (ex. Net Debt)]	TBD	Approved Budget	TBD	TBD	TBD

Calculated Overall Goal Achievement Factor					TBD

PERFORMANCE MEASURES
[Insert Measure (ex. Revenue)]		[Insert Measure (ex. EBIT)]		[Insert Measure (ex. Net Debt)]
Goal Achievement (in %)	Amount of Incentive (As a % of Maximum)	Goal Achievement (in %)	Amount of Incentive (As a % of Maximum)	Goal Achievement (in %)	Amount of Incentive (As a % of Maximum)

	TBD	TBD	TBD	TBD	TBD

GROSS CASH AWARD CALCULATION

Step 1: Base Salary x Approved Bonus % Factor = TBD

Step 2: Step 1 x Indexed Performance Factor = TBD

Step 3: Determine “Overall Goal Achievement Factor” in above table

Step 4: Calculate “Gross Cash Award”: Step 2 x Step 3 = Gross Cash Award

Appendix B

COCA-COLA BOTTLING CO. CONSOLIDATED

LONG-TERM PERFORMANCE PLAN

(Amended and Restated Effective January 1, 2017)

B-i

COCA-COLA BOTTLING CO. CONSOLIDATED

LONG-TERM PERFORMANCE PLAN

B-ii

B-iii

COCA-COLA BOTTLING CO. CONSOLIDATED

LONG-TERM PERFORMANCE PLAN

PREAMBLE

Coca-Cola Bottling Co. Consolidated maintains the Coca-Cola Bottling Co. Consolidated Long-Term Performance Plan to (i) recognize and reward certain officers and employees of the Participating Companies for achieving performance goals reflective of the Participant Companies’ long range plan and longer term success, (ii) provide the ability for such officers and employees and non-employee directors to receive long-term awards payable in Common Stock and (iii) promote the Participating Companies’ ability to hire and retain management talent by ensuring that total pay opportunities remain competitive, yet affordable. Subject to stockholder approval as described in Section 7.2, effective as of January 1, 2017, the Plan is amended and restated as set forth in this instrument to address changes in applicable law and regulations and the general economic and business environment since the Plan was last amended and restated in 2012.

ARTICLE I

DEFINITIONS

Whenever used herein and capitalized, the following terms shall have the respective meanings indicated unless the context plainly requires otherwise:

Section 1.1    Affiliate. Any corporation or other entity with respect to which the Company owns, directly or indirectly, 100% of the corporation’s or other entity’s outstanding capital stock or other equity interests, and any other corporation or entity with respect to which the Company owns directly or indirectly 50% or more of such corporation’s or entity’s outstanding capital stock or other equity interests and which the Committee designates as an Affiliate.

Section 1.2    Award. For any Participant, means the grant to a Participant of an Incentive Award in accordance with Section 3.2, an Option in accordance with Section 3.3 or Restricted Shares or Restricted Share Units in accordance with Section 3.4 or any combination thereof, including Awards combining two or more types of Awards in a single grant.

Section 1.3    Award Agreement. An agreement between a Participating Company and a Participant setting forth the terms of an Award made to such Participant. An Agreement may be in electronic form, may be limited to a notation on the books and records of the Company and, with the approval of the Plan Administrator, need not be signed by a representative of the Participating Company or a Participant

Section 1.4    Beneficiary. The beneficiary or beneficiaries designated by a Participant pursuant to Article V to receive the amounts, if any, payable on behalf of the Participant under the Plan after the death of such Participant, or when there has been no such designation or an invalid designation, the individual or entity, or the individuals or entities, who will receive such amount.

Section 1.5    Board. The Board of Directors of the Company.

Section 1.6    Change in Control. Any of the following:

(a)    The acquisition or possession by any person, other than Harrison Family Interests (as defined in Paragraph (e)(i) of this Section), of beneficial ownership of shares of the Company’s capital stock having the power to cast more than 50% of the votes in the election of the Board or to otherwise designate a majority of the members of the Board; or

(b)    At any time when Harrison Family Interests do not have beneficial ownership of shares of the Company’s capital stock having the power to cast more than 50% of the votes in the election of the Board or to otherwise designate a majority of the members of the Board, the acquisition or possession by any person, other than Harrison Family Interests, of beneficial ownership of shares of the Company’s capital stock having the power to cast both (i) more than 20% of the votes in the election of the Board and (ii) a greater percentage of the votes in the election of the Board than the shares beneficially owned by Harrison Family Interests are then entitled to cast; or

(c)    The sale or other disposition of all or substantially all of the business and assets of the Company and its subsidiaries (on a consolidated basis) outside the ordinary course of business in a single transaction or series of related transactions, other than any such sale or disposition to a person controlled, directly or indirectly, by the Company or to a person controlled, directly or indirectly, by Harrison Family Interests that succeeds to the rights and obligations of the Company with respect to the Plan; or

(d)    Any merger or consolidation of the Company with another entity in which the Company is not the surviving entity and in which either (i) the surviving entity does not succeed to the rights and obligations of the Company with respect to the Plan or (ii) after giving effect to the merger, a “Change in Control” under Subsection (a) or (b) of this Section would have occurred as defined therein were the surviving entity deemed to be the Company for purposes of Subsections (a) and (b) of this Section (with appropriate adjustments in the references therein to “capital stock” and “the Board” to properly reflect the voting securities and governing body of the surviving entity if it is not a corporation).

(e)    For purposes of this Section:

(i)    “Harrison Family Interests” means and includes, collectively, the lineal descendants of J. Frank Harrison, Jr. (whether by blood or adoption), any decedent’s estate of any of the foregoing, any trust primarily for the benefit of any one or more of the foregoing, any person controlled, directly or indirectly, by any one or more of the foregoing, and any person in which any one or more of the foregoing have a majority of the equity interests;

(ii)    “person” includes an entity as well as an individual, and also includes, for purposes of determining beneficial ownership, any group of persons acting in concert to acquire or possess such beneficial ownership;

(iii)    “beneficial ownership” has the meaning ascribed to such term in Rule 13d-3 of the Securities Exchange Act of 1934;

(iv)    “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person; and

(v)    “subsidiary” of the Company means any person as to which the Company, or another subsidiary of the Company, owns more than 50% of the equity interest or has the power to elect or otherwise designate a majority of the members of its board of directors or similar governing body.

(f)    Notwithstanding any other provision of this Section, the revocable appointment of a proxy to vote shares of the Company’s capital stock at a particular meeting of stockholders shall not of itself be deemed to confer upon the holder of such proxy the beneficial ownership of such shares. If any person other than Harrison Family Interests would (but for this sentence) share beneficial ownership of any shares of the Company’s capital stock with any Harrison Family Interests, then such person shall be deemed the beneficial owner of such shares for purposes of this definition only if and to the extent such person has the power to vote or direct the voting of such shares otherwise than as directed by Harrison Family Interests and otherwise than for the benefit of Harrison Family Interests.

Section 1.7    Code. The Internal Revenue Code of 1986, as amended. References thereto shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

Section 1.8    Committee. The Compensation Committee of the Board or a subcommittee of such Committee consisting only of those members of the Committee who are “outside directors” within the meaning of Section 162(m) of the Code.

Section 1.9    Common Stock. The common stock of the Company.

Section 1.10    Company. Coca-Cola Bottling Co. Consolidated, a Delaware corporation, or any entity which succeeds to its rights and obligations with respect to the Plan.

Section 1.11    Covered Employee. A Participant who is, or is determined by the Committee to be likely to become, a “covered employee” as described in Section 162(m) of the Code.

Section 1.12    Date of Grant. The date specified by the Committee on which a grant of Options or a grant or sale of Restricted Shares shall become effective.

Section 1.13    Effective Date. The Effective Date of the Plan, as amended and restated by this instrument, is January 1, 2017 subject to stockholder approval as described in Section 7.2.

Section 1.14    Employee. A person who is a common-law employee of a Participating Company.

Section 1.15    Incentive Award. The grant to a Participant of an Award in accordance with Section 3.2.

Section 1.16    Incentive Stock Option. An Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereof.

Section 1.17    Market Value. As of any particular date, (i) the closing sale price per share of Common Stock as reported on the NASDAQ Stock Market, LLC or such other exchange on which shares of Common Stock are then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Committee.

Section 1.18     Non-Qualified Stock Option. An Option that is not an Incentive Stock Option.

Section 1.19    Option. A stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Award Agreement or in an Appendix to the Plan. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 1.20    Optionee. The optionee named in an Award Agreement evidencing an outstanding Option.

Section 1.21    Option Price. The purchase price payable on exercise of an Option.

Section 1.22    Participant. An Employee or a non-Employee member of the Board who has been granted an Award under the Plan.

Section 1.23    Participating Company. Subject to the provisions of Article VI, the Company and any Affiliate which adopts the Plan with the approval of the Committee for the benefit of its designated Employees. Each Participating Company shall be deemed to appoint the Committee as its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company. The authority of the Committee to act as such agent shall continue until the Participating Company withdraws from the Plan or the Plan is terminated by the Company.

Section 1.24    Performance Measures. The measurable performance objective or objectives established pursuant to the Plan for Participants who have received Awards pursuant to the Plan. Performance Measures may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Participating Company, division, department, region or function within the Participating Company in which the Participant is employed. The Performance Measures may be established relative to the performance of other companies. The Performance Measures applicable to any Award to a Covered Employee shall be based on specified levels of achievement, as determined by the Committee, with respect to: (a) return on equity; (b) revenue or revenue growth; (c) earnings before interest and taxes or before interest, taxes, depreciation and amortization; (d) earnings before interest, taxes and amortization; (e) operating income; (f) pre- or after-tax income; (g) cash flow; (h) cash flow per share; (i) net earnings; (j) earnings per share; (k) return on invested capital; (l) return on assets; (m) economic value added (or an equivalent metric); (n) stock price performance; (o) total stockholder return; (p) improvement in or attainment of expense levels; (q) improvement in or attainment of working capital levels; (r) debt reduction, or (s) net debt.

Each Performance Measure will be determined after taking into account any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discontinued operations, any extraordinary gains or losses, the effects of accounting changes, any unusual, nonrecurring, transition, one-time or similar items or charges, the diluted impact of goodwill on acquisitions, and any other items that the Committee determines; provided, however, that for Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall specify the items to be excluded in writing at the time such Award is granted.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Participating Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may, in its sole discretion, modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee, where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Measures or minimum acceptable level of achievement. No payments shall be made with respect to Awards subject to Performance Measures unless, and then only to the extent that, the Committee certifies the Performance Measures have been achieved.

Section 1.25    Performance Period. A multi-year period designated by the Committee within which the Performance Measures relating to an Award are to be achieved. A new Performance Period may commence each fiscal year as determined by the Committee. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole discretion, grant successive Awards with overlapping Performance Periods to any Participant.

Section 1.26    Plan. The Coca-Cola Bottling Co. Consolidated Long-Term Performance Plan, as contained herein and as it may be amended from time to time hereafter.

Section 1.27    Plan Administrator. The Vice Chairman, Chief Financial Officer or such other person or persons as may designated from time to time by the Chief Executive Officer of the Company.

Section 1.28    Restricted Period. The period during which Restricted Shares are subject to forfeiture.

Section 1.29    Restricted Shares or Restricted Share Units. Common Stock or units denominated in Common Stock granted pursuant to Section 3.4 of the Plan that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee or in accordance with the terms of the Plan and an Award Agreement.

Section 1.30    Retirement. Termination of employment with the Company and its Affiliates other than on account of death and:

(a)    After attaining age 60;

(b)    After attaining age 55 and completing 20 “years of service;” or

(c)    As the result of Total Disability.

For purposes of determining a Participant’s “years of service” under Subsection (c) of this Section, a Participant is credited with a year of service for any calendar year in which the Participant completes at least 1,000 hours of service, including periods of Total Disability and authorized leaves of absence and excluding periods of employment with Affiliates of the company prior to becoming an Affiliate unless inclusion of such employment is approved by the Committee. “Hours of service” are credited in accordance with the provisions of the Company’s Savings Plan, as amended from time to time, as if that plan were in existence when the service was performed.

Section 1.31    Total Disability. A physical or mental condition under which the Participant qualifies as totally disabled under the group long-term disability plan of the Participating Company; provided, however, that if the Participant is not covered by such a plan or if there is no such plan, the Participant shall be under a Total Disability if the Participant is determined to be disabled under the Social Security Act. Notwithstanding any other provisions of the Plan, a Participant shall not be considered under a Total Disability if such disability is due to (i) war, declared or undeclared, or any act of war, (ii) intentionally self-inflicted injuries, (iii) active participation in a riot, or (iv) the Participant’s intoxication or the Participant’s illegal use of drugs.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.1    Eligibility. Awards may be granted under the Plan from time to time by the Committee to Employees who perform services for a Participating Company on a substantially full-time basis and to any member of the Board who is not an Employee. Unless otherwise determined by the Committee, “substantially full-time basis” means average work hours in excess of 35 per week.

ARTICLE III

GRANT OF AWARDS

Section 3.1    General.

(a)    Grants of Awards: Awards may be granted under the Plan at any time and from time to time as the Committee shall determine. Awards may be granted as Incentive Awards in accordance with Section 3.2, Options in accordance with Section 3.3 or Restricted Shares or Restricted Share Units in accordance with Section 3.4.

(b)    Shares Available Under the Plan:

(i)    Subject to adjustment as provided in Section 3.1(b)(ii) and Section 8.6 of the Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Options, (B) as Restricted Shares or Restricted Share Units are released from substantial risk of forfeiture thereof, (C) in payment of Incentive Awards granted under Section 3.2 of the Plan or (D) in payment of dividend equivalents paid with respect to Restricted Share or Restricted Share Unit Awards made under the Plan shall not exceed in the aggregate 250,000 shares of Common Stock. Such shares may be shares of original issuance, treasury shares or a combination of the foregoing.

(ii)    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in the number of shares of Common Stock available under Section 3.1(b)(i) above or otherwise specified in the Plan or in any Award granted hereunder if the number of shares actually delivered differs from the number of shares previously counted in connection with an Award. Shares of Common Stock subject to an Award that are canceled, expired, forfeited, settled in cash or are otherwise terminated without a delivery of Common Stock to the Participant will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award and shares surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares of Common Stock delivered to the Participant and shall not be available for Awards under the Plan. This Section 3.1(b)(ii) shall apply to the number of shares of Common Stock reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

(c)    Award Limitations: Notwithstanding any other provision of the Plan to the contrary, in no event shall any Participant in any fiscal year of the Company be granted:

(i)     an Award of Options, in the aggregate, for more than 50,000 shares of Common Stock,

(ii)    an Award of Restricted Shares and Restricted Share Units covering more than 50,000 shares of Common Stock;

(iii)    an Incentive Award of more than $3,000,000.

Section 3.2    Incentive Awards.

(a)    Award Agreements: The Committee may establish Performance Measures applicable to any Incentive Award in an Award Agreement, or in an Appendix to the Plan. The Committee shall establish the amounts to which a Participant shall be entitled upon attainment of the applicable Performance Measures. With respect to any Performance Measure applicable to an Incentive Award, the Committee shall select (i) a minimum level of performance (“Threshold”) under which the Participant shall not be entitled to any payment under the Incentive Award, (ii) an expected level of performance (“Target”) at which the Participant shall be entitled to the targeted payment under the Incentive Award, (iii) a maximum level of performance (“Maximum”) at which the Participant shall be entitled to the maximum payment under the Incentive Award, (iv) the calculation methods to be used for the Performance Period, and (v) the relative weightings of the Performance Measures for the Performance Period. Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide, in the relevant Award Agreement or in an Appendix to the Plan, that performance below a stated level of performance with respect to any Performance Measure applicable to an Incentive Award (or other general benchmark selected by the Committee with respect to such Award) shall result in no payment being made to the Participant under such Incentive Award irrespective of whether any particular level of performance was achieved by the Participant with respect to any other Performance Measures applicable to the Award. The Performance Measures established by the Committee for a Performance Period are intended to satisfy the “objective compensation formula” requirements of Treasury Regulations Section 1.162-27(e)(2).

(b)    Determination of Awards: As soon as practicable (but not later than the first March 31) after the end of the Performance Period, the Committee shall certify whether and to what extent the Performance Measures have been met and what Incentive Awards have been earned, and shall notify each Participant of his or her entitlement, if any, to the payment of an Incentive Award.

(c)    Vesting of Awards: Except as otherwise provided in Section 3.2(e) with respect to death, Total Disability, or Retirement or in Section 3.2(f) with respect to a Change in Control, Incentive Awards may be earned only by those Participants who remain Employees through the end of the term of the Award.

(d)    Payment of Awards: Except as otherwise provided in Section 3.2(f) following a Change in Control, Incentive Awards earned shall be paid no later than the March 31 next following the end of the applicable Performance Period. Incentive Awards may be paid in cash, in Common Stock or in a combination of cash or Common Stock as determined by the Committee and as specified in an Award Agreement or in an Appendix to the Plan. The number of shares of Common Stock payable to a Participant to settle an Incentive Award payment shall be determined by dividing the amount of the Incentive Award payable in cash by the Market Value of the shares of the Company’s Common Stock on the last trading day of the Performance Period.

(e)    Total Disability, Death or Retirement: In the event of the Total Disability, Retirement or death of any Participant after completion of the first year of a Performance Period but prior to the end of the Performance Period, and in the event of the subsequent attainment of the Performance Measure or Measures applicable to such Participant, such Participant or such Participant’s designated Beneficiary or estate, as applicable, shall be entitled to receive, no later than the March 31 next following the end of the applicable Performance Period, a pro rata portion of the Participant’s Incentive Award based on the portion of the Performance Period completed through the date of the Participant’s Total Disability, Retirement or death. If the Participant’s employment with all Participating Companies is terminated, voluntarily or involuntarily, prior to the end of the applicable Performance Period for any reason other than Total Disability, Retirement or death, the Participant shall forfeit any right to an Incentive Award or any portion thereof; provided, however, that in unusual circumstances, the Committee, in its sole discretion, may waive the forfeiture in whole or in part.

(f)    Change in Control: Notwithstanding any provision of the Plan to the contrary, if a Change in Control occurs prior to the end of a Performance Period, within 15 days following the occurrence of the Change in Control, each Participant shall be entitled to receive a pro rata portion of the Participant’s Incentive Award for any Performance Period incomplete as of the date of the Change in Control, based on the portion of the Performance Period completed through the date of the Change in Control. For purposes of any Incentive Award payment made pursuant to this Section, the Target payout opportunities shall be deemed to have been earned as of the effective date of the Change in Control based on an assumed achievement of all relevant Performance Measures.

(g)    Deferral of Award. The Committee may provide for the deferred payment of an Incentive Award in accordance with procedures established by the Committee, which may be procedures established under the Company’s Supplemental Savings Incentive Plan (“SSIP”) or any other plan maintained by the Company providing for the deferral of compensation, and in accordance with the requirements of Section 409A of the Code. Thereafter, payment of any Incentive Award so deferred will be subject to all provisions of the SSIP or such other plan.

Section 3.3    Options.

(a)    Grant of Options: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options to purchase shares of Common Stock. The Committee shall have the power to determine the number of shares of Common Stock subject to the Option to be granted to each Participant and the terms and conditions of such Awards. Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised. No Options shall be exercisable more than 10 years from the Date of Grant. No Option may provide for the payment of dividend equivalents to the Optionee.

(b)    Award Agreements: Each Option grant shall specify in an Award Agreement, or in an Appendix to the Plan such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve, including the following provisions:

(i)    The type of Option granted.

(ii)    The number of shares of Common Stock to which it pertains, subject to adjustments as provided in Section 8.6 of the Plan.

(iii)    The Option Price per share, which shall be equal to or greater than the Market Value per share of Common Stock on the Date of Grant.

(iv)    The period or periods of continuous service by the Optionee with the Company or any Affiliate that is necessary before the Option or installments thereof will become exercisable.

(v)    Any Performance Measures that must be achieved and the level of such achievement as a condition to the grant or exercise of such Options.

(c)    Payment of the Option Price: The Committee shall establish procedures governing the exercise of Options. Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee, (iii) by a combination of such methods of payment. To the extent permitted by law, any grant may provide for payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates (a “cash-less exercise”) or any other method determined by the Committee and provided in the relevant Award Agreement.

Section 3.4    Restricted Shares or Restricted Share Units.

(a)    Grant of Restricted Shares or Restricted Share Units: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale to Participants of Restricted Shares or Restricted Share Units. The Committee shall have the power to determine the number of Restricted Shares or Restricted Share Units to be granted to each Participant, the Restricted Period, and other terms and conditions of such Awards. Each such grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Each such grant or sale of Restricted Share Units shall constitute an immediate transfer of the right for the Participant to receive an equivalent number of shares of Common Stock in consideration of the performance of services, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Restricted Stock Units shall not entitle a Participant to voting, dividend and other ownership rights unless and until the Restricted Period with respect to such Restricted Stock Units has expired and shares of Common Stock in respect of such Restricted Stock Units have been issued to the Participant. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per share of Common Stock at the Date of Grant.

(b)    Award Agreements: For each grant of Restricted Shares or Restricted Share Units, the Committee shall specify in an Award Agreement, or in an Appendix to the Plan such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve, including the following provisions:

(i)    The number of Restricted Shares or Restricted Share Units granted to each Participant.

(ii)    The duration of the Restricted Period. Each such grant or sale shall provide that the Restricted Shares or Restricted Share Units covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant.

(iii)    The transferability restrictions applicable during the Restricted Period which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares or Restricted Share Units to a continuing substantial risk of forfeiture in the hands of any transferee.

(iv)    Any Performance Measures that must be achieved as a condition to the grant of Restricted Shares or Restricted Share Units, or the achievement of which will result in termination or early termination of the restrictions applicable to such shares or units. Each grant may specify in respect of such Performance Measures a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares or Restricted Share Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Measures.

(v)    Any grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.

(c)    Legend: Any Common Stock issued to or in the name of a Participant in respect of Restricted Shares prior to the expiration of the Restricted Period shall be registered in the name of the Participant and shall bear such restrictive legend or be subject to such transfer restrictions as the Committee determines appropriate. Unless otherwise directed by the Committee, all Common Stock representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares.

ARTICLE IV

ADMINISTRATION

Section 4.1    Powers and Duties of the Committee.

(a)    General: The Plan will be administered by the Committee. In administering the Plan, the Committee is authorized to interpret the provisions of the Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Plan by action of a majority of its members in office from time to time. The Committee is authorized to set Performance Measures, measure the results and determine the amounts payable under Awards. While the Committee may not increase the amount payable under an Award for a Performance Period, it retains discretionary authority to reduce the amount that would otherwise be payable to a Participant under his or her Award if the Performance Measures are attained. The Committee may also adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Committee with respect to the Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan. Not in limitation of the preceding provisions of this Section, the Committee shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Plan (including, without limitation, any determination as to claims for benefits hereunder), and the Committee’s exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious.

(b)    Delegation of Authority: The Committee, in its discretion, may delegate to a special committee consisting of one or more officers of the Company, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who at the time of grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE V

DESIGNATION OF BENEFICIARIES

Section 5.1    Beneficiary Designation. Every Participant shall file with the Plan Administrator a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount of an Incentive Award payable under the Plan, exercise an Option or receive Restricted Shares or Restricted Share Units under the Plan after the Participant’s death. A Participant may from time to time revoke or change such Beneficiary by filing a new designation as described in the preceding sentence. The last such designation received by the Plan Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Participant’s death, and in no event shall it be effective as of any date prior to such receipt. All decisions by the Plan Administrator concerning the effectiveness of any Beneficiary designation and the identity of any Beneficiary shall be final. If a Beneficiary dies after the death of the Participant and prior to receiving the payment(s) or other rights that would have been given to such Beneficiary had such Beneficiary’s death not occurred, and if no contingent Beneficiary has been designated, then for the purposes of the Plan the payment(s) or rights that would have been received by such Beneficiary shall be made to the Beneficiary’s estate.

Section 5.2    No Beneficiary Named or in Existence. If no Beneficiary designation is in effect at the time of a Participant’s death (including a situation where no designated Beneficiary is alive or in existence at the time of the Participant’s death), any amounts payable or rights due under the Plan after the Participant’s death shall be made to the Participant’s surviving spouse, if any, or if the Participant has no surviving spouse, to the Participant’s estate. If there is any doubt as to the right of any person to receive such payments, the Plan Administrator may direct the Participating Company to withhold payment, without liability for any interest thereon, until the rights thereto are determined, or the Plan Administrator may direct the Participating Company to pay any such amount into any court of appropriate jurisdiction; and such payment shall be a complete discharge of the liability of the Participating Company.

ARTICLE VI

WITHDRAWAL OF PARTICIPATING COMPANY

Section 6.1    Withdrawal of Participating Company. A Participating Company (other than the Company) may withdraw from participation in the Plan by giving the Committee prior written notice approved by resolution by its board of directors or similar governing body specifying a withdrawal date, which shall be the last day of a month at least 30 days subsequent to the date which notice is received by the Committee. A Participating Company shall withdraw from participation in the Plan if and when it ceases to be an Affiliate. The Committee may require the Participating Company to withdraw from the Plan as of any withdrawal date the Committee specifies.

Section 6.2    Effect of Withdrawal. A Participating Company’s withdrawal from the Plan shall not in any way modify, reduce or otherwise affect the Participating Company’s obligations under Awards made before the withdrawal, as such obligations are defined under the provisions of the Plan existing immediately before this withdrawal. Withdrawal from the Plan by any Participating Company shall not in any way affect any other Participating Company’s participation in the Plan.

ARTICLE VII

AMENDMENT OR TERMINATION OF THE PLAN

Section 7.1    Right to Amend or Terminate Plan. The Committee reserves the right at any time to amend or terminate the Plan, in whole or in part, for any reason and without the consent of any Participating Company, Participant or Beneficiary. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Committee. Notwithstanding the foregoing, any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the exchange on which shares of Common Stock are traded shall not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Committee may amend the Plan to eliminate provisions that are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

Section 7.2    Stockholder Approval. No amounts shall be payable hereunder unless the material terms of the Plan are approved by the stockholders of the Company consistent with the requirements of Section 162(m) of the Code. In accordance with Section 162(m)(4)(C)(ii) of the Code, the continued effectiveness of the Plan is subject to its approval by the stockholders of the Company at such other times as required by Section 162(m)(4)(C)(ii) of the Code. The Plan may not be amended to reduce the Option Price of any outstanding Option, and no Option shall be cancelled and replaced with an Option having a lower Option Price, without further approval of the stockholders of the Company.

Section 7.3    Termination of the Plan. No grant of Awards shall be made under the Plan after December 31, 2021, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of the Plan.

Section 7.4    Notice. Notice of any amendment or termination of the Plan shall be given by the Board or the Committee, whichever adopts the amendment, to all Participating Companies.

ARTICLE VIII

GENERAL PROVISIONS AND LIMITATIONS

Section 8.1    No Right to Continued Employment. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of a Participating Company or Affiliate or affect the right of any such employer to dismiss any Employee with or without cause. The adoption and maintenance of the Plan shall not constitute a contract between any Participating Company and Employee or consideration for, or an inducement to or condition of, the employment of any Employee. Unless a written contract of employment has been executed by a duly authorized representative of a Participating Company, such Employee is an “employee at will.”

Section 8.2    No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Award until he or she shall have become the holder of record of such Common Stock, and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or an Award Agreement.

Section 8.3    No Right to Designation as Participant. Designation as a Participant in the Plan for a Performance Period shall not entitle or be deemed to entitle the Participant to be designated as a Participant for any subsequent Performance Periods.

Section 8.4    Payment on Behalf of Payee. If the Committee finds that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Plan Administrator so elects, be paid to such person’s spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and every Participating Company therefor.

Section 8.5    Nonalienation. No interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Beneficiary, (b) subject to the debts, contracts, liabilities or torts of the Participant or Beneficiary or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect; and the Committee and the Participating Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. Notwithstanding the foregoing, the Committee may permit an Award to be assigned or transferred by will or the laws of distribution. Except as authorized by the Committee, Options shall be exercisable during the Optionee’s lifetime only by the Optionee or by his or her legal representative.

If the Participant or Beneficiary hereunder becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Plan Administrator, cease and terminate, and in such event the Plan Administrator may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary or the spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such amounts and proportions as the Plan Administrator may deem proper.

Section 8.6    Adjustments. The Committee shall make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Options granted hereunder, in the Option Price provided in outstanding Options, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Transaction”). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Stock underlying outstanding Awards under the Plan to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding Awards under the Plan before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3.1 of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 8.6; provided, however, that any such adjustment shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify. Notwithstanding the foregoing, no adjustment shall be required pursuant to this Section 8.6 if such action would cause an Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A of the Code with respect to an outstanding Award.

Section 8.7    Recoupment of Awards. The Committee may require in any Agreement that any current or former Participant reimburse the Company for all or any portion of any Award, terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to an Award or recapture any shares of Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares of Common Stock issued pursuant to an Award made under the Plan to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable laws.

Section 8.8    No Trust or Funding Created. The obligations of each Participating Company to make payments hereunder constitutes a liability of such Participating Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general funds of the Participating Company; and the Participating Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant’s life, or otherwise to segregate assets to assure that such payment shall be made; and neither a Participant nor a Beneficiary shall have any interest in any particular asset of the Participating Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between any Participating Company and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor of any Participating Company.

Section 8.9    Binding Effect. Obligations incurred by any Participating Company pursuant to the Plan shall be binding upon and inure to the benefit of such Participating Company, its successors and assigns, and the Participant and the Participant’s Beneficiary.

Section 8.10    Coordination with Other Company Benefit Plans. Any income Participants derive from payments pursuant to Awards will not be considered eligible earnings for purposes of pension plans, savings plans, profit sharing plans or any other benefits plans sponsored or maintained by the Company or an Affiliate, unless expressly included by the provisions of any such plan.

Section 8.11    Limited Effect of Restatement. This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any Award made under the Plan prior to such date.

Section 8.12    Entire Plan. This document and any Award Agreement, any written amendments hereto and any Appendix attached hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

Section 8.13    Withholding. Each Participating Company shall have the right to deduct from any payment under the Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

Section 8.14    Application of Section 409A of the Code. Except as otherwise provided in Section 3.2(g), the Plan is not intended to provide any payments that constitute a “deferral of compensation,” as described in Treasury Regulations Section 1.409A-1(b). Notwithstanding the preceding sentence, to the extent the Plan or any payment made under the Plan is determined to be subject to the provisions of Section 409A of the Code, the Plan shall be interpreted, operated and administered to comply with the requirements of Section 409A of the Code.

Section 8.15    Construction. Unless otherwise indicated, all references to articles, sections and subsections shall be to the Plan as set forth in this document. The titles of articles and the captions preceding sections and subsections have been inserted solely as a matter of convenience of reference only and are to be ignored in any construction of the provisions of the Plan. Whenever used herein, unless the context clearly indicates otherwise, the singular shall include the plural and the plural the singular.

Section 8.16    Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware, except to the extent such laws are preempted by the laws of the United States of America.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed by a duly authorized officer this 7th day of March, 2017.

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ Umesh M. Kasbekar
Officer’s Name:	Umesh M. Kasbekar
Officer’s Title:	Vice Chairman and Secretary

COCA-COLA BOTTLING CO. CONSOLIDATED 4100 COCA-COLA PLAZA CHARLOTTE, NC 28211-3481

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 8, 2017. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 8, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Coca-Cola Bottling Co. Consolidated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E17418-P86713	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COCA-COLA BOTTLING CO. CONSOLIDATED					For All	Withhold All	For All Except
Coke Consolidated’s Board of Directors recommends you vote FOR ALL of the following nominees:

1.	Election of Directors				☐	☐	☐

	Nominees:

	01)	J. Frank Harrison, III	07)	Umesh M. Kasbekar
	02)	Sharon A. Decker	08)	Jennifer K. Mann
	03)	Morgan H. Everett	09)	James H. Morgan
	04)	Henry W. Flint	10)	John W. Murrey, III
	05)	James R. Helvey, III	11)	Sue Anne H. Wells
	06)	William H. Jones	12)	Dennis A. Wicker

Coke Consolidated’s Board of Directors recommends you vote FOR proposals 2, 3, 4, 6 and 7 and “Every Three Years” for proposal 5:					For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2017.				☐	☐	☐

3.	Approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors and eliminate the maximum number of directors on the Board.				☐	☐	☐

For address changes/comments, mark here. (see reverse for instruction)							☐

Please indicate if you plan to attend this meeting.					☐	☐

					Yes	No

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain

4.	Approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2016.		☐	☐	☐
		Every Year	Every Two Years	Every Three Years	Abstain

5.	Vote, on an advisory basis, on the frequency of future advisory votes to approve the Company’s named executive officer compensation.	☐	☐	☐	☐
			For	Against	Abstain

6.	Approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Annual Bonus Plan.		☐	☐	☐

7.	Approval of the Coca-Cola Bottling Co. Consolidated Amended and Restated Long-Term Performance Plan.		☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

E17419-P86713

COCA-COLA BOTTLING CO. CONSOLIDATED

2017 Annual Meeting of Stockholders

May 9, 2017

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoint(s) J. Frank Harrison, III, Henry W. Flint and Umesh M. Kasbekar, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on Tuesday, May 9, 2017 at the Company’s Corporate Center located at 4100 Coca-Cola Plaza, Charlotte, NC 28211, and any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of 2017 Annual Meeting of Stockholders and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 6 AND 7, “EVERY THREE YEARS” FOR PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1